UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO. )

Filed by the Registrant ☒      Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material under § 240.14a-12

Fluence Energy, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒    No fee required
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☐    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

FLUENCE

A Siemens and AES Company

2024

PROXY STATEMENT

Fluence Energy, Inc.
4601 Fairfax Drive, Suite 600
Arlington, Virginia 22203

January 24, 2025

To our Stockholders:

On behalf of the Board of Directors, I cordially invite you to attend the 2025 annual meeting of stockholders (the “Annual Meeting”) of Fluence Energy, Inc., which will be held on Monday, March 17, 2025, beginning at 10:00 a.m. Eastern Time. The Annual Meeting will be a completely virtual meeting that will be conducted via live webcast.

In accordance with the U.S. Securities and Exchange Commission rules allowing companies to furnish proxy materials to their stockholders over the Internet, we have sent holders of record of our common stock (composed of Class A common stock, Class B-1 common stock, and Class B-2 common stock) at the close of business on Friday, January 17, 2025 a Notice of Internet Availability of Proxy Materials. Stockholders will not receive paper copies of the proxy materials unless they request them.

Attached to this letter are a Notice of Annual Meeting of Stockholders and Proxy Statement, which describe the business to be conducted at the Annual Meeting. The Notice contains instructions on how to access our Proxy Statement and Annual Report and vote online. If you would like to receive a printed copy of our proxy materials from us instead of downloading a printable version from the Internet, please follow the instructions for requesting such materials included in the Notice, as well as in the attached Proxy Statement.

Your vote is important regardless of the number of shares that you hold. Please act as soon as possible to vote your shares. It is important that your shares be represented at the meeting whether or not you plan to attend the Annual Meeting via the Internet. Please vote electronically over the Internet, by telephone or, if you receive a paper copy of the proxy card by mail, by returning your signed proxy card in the envelope provided. You also may vote your shares online during the Annual Meeting. Instructions on how to vote while participating at the meeting live via the Internet are posted at www.virtualshareholdermeeting.com/FLNC2025.

On behalf of the Fluence Board of Directors and management, it is my pleasure to express our sincere appreciation for your continued support.

Herman Bulls
Chairperson of the Board of Directors

Fluence Energy, Inc.
4601 Fairfax Drive, Suite 600
Arlington, Virginia 22203

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date March 17, 2025	Time 10:00 a.m. ET	Location www.virtualshareholdermeeting.com/FLNC2025	Record Date January 17, 2025
NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Fluence Energy, Inc., a Delaware corporation (the “Company”), will be held on March 17, 2025, at 10:00 a.m., Eastern Time. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/FLNC2025. For instructions on how to attend and vote your shares at the Annual Meeting, see the information in the accompanying Proxy Statement in the section titled “Questions and Answers About the Annual Meeting, Proxy Materials, and Voting — How can I attend and vote at the Annual Meeting?”
The Annual Meeting is being held:

1
to elect the following twelve (12) directors to hold office until the Company’s 2026 annual meeting of stockholders and until their respective successors have been duly elected and qualified: Cynthia Arnold, Herman Bulls, Ricardo Falu, Elizabeth Fessenden, Harald von Heynitz, Barbara Humpton, Peter Chi-Shun Luk, Axel Meier, Letitia ("Tish") Mendoza, Julian Nebreda, John Christopher ("Chris") Shelton, and Simon James Smith;

2	to ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for our fiscal year ending September 30, 2025;
3	to approve, on an advisory, non-binding basis, the compensation of the Company's named executive officers; and
4	to transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment thereof.
These items of business are described in the Proxy Statement that follows this notice. Holders of record of the Company's common stock as of the close of business on January 17, 2025 are entitled to notice of and to vote at the Annual Meeting or any continuation, postponement, or adjournment thereof. A complete list of such stockholders will be open to the examination of any stockholder for a purpose germane to the meeting for a period of ten days before the Annual Meeting at the Company’s principal place of business, located at 4601 Fairfax Drive, Suite 600, Arlington, Virginia 22203. The list of these stockholders also will be available during the Annual Meeting after entering the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card, or on the instructions that accompanied your proxy materials. The Annual Meeting may be continued or adjourned from time to time without notice other than by announcement at the Annual Meeting.
Your vote is important. Voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. Please promptly vote your shares by following the instructions for voting on the Notice Regarding the Availability of Proxy Materials or, if you received a paper or electronic copy of the Company's proxy materials, by completing, signing, dating, and returning your proxy card or by Internet or telephone voting as described on your proxy card.

By Order of the Board of Directors

Vincent W. Mathis
Senior Vice President, Chief Legal and Compliance Officer, and Secretary

Arlington, Virginia
January 24, 2025

This Notice of Annual Meeting and Proxy Statement are first being distributed or made available, as the case may be, on or about January 24, 2025.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting:

This Proxy Statement and the Company's 2024 Annual Report are available free of charge at www.proxyvote.com.

Fluence Energy, Inc.
4601 Fairfax Drive, Suite 600
Arlington, Virginia 22203
PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MARCH 17, 2025
This proxy statement (the “Proxy Statement”) and our annual report for the fiscal year ended September 30, 2024 (the “Annual Report” and, together with this Proxy Statement, the “proxy materials”) are being furnished by and on behalf of the board of directors (the “Board” or “Board of Directors”) of Fluence Energy, Inc. (the “Company,” “Fluence,” “we,” “us,” or “our”), in connection with our 2025 annual meeting of stockholders (the “Annual Meeting”). The Notice of Annual Meeting and this Proxy Statement are first being distributed or made available, as the case may be, on or about January 24, 2025.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MARCH 17, 2025
On or about January 24, 2025, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the "Notice and Access Card"), containing instructions on how to access our Proxy Statement and our Annual Report. The Notice and Access Card provides instructions on how to vote via the Internet, by telephone and includes instructions on how to receive a paper copy of our proxy materials by mail. The Proxy Statement and Annual Report can be accessed directly at the following Internet address: www.proxyvote.com. You will be asked to enter the 16-digit control number located on your Notice and Access Card or proxy card.
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING, PROXY MATERIALS, AND VOTING
When and where will the Annual Meeting be held?
The Annual Meeting will be held on March 17, 2025 at 10:00 a.m., Eastern Time. The Annual Meeting will be a completely virtual meeting that will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/FLNC2025 and entering your 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card, or on the instructions that accompanied your proxy materials. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest,” but you will not be able to vote, ask questions, or access the list of stockholders as of the close of business on January 17, 2025 (the “Record Date”).
What are the purposes of the Annual Meeting?
The purpose of the Annual Meeting is to vote on the following items described in this Proxy Statement:
•Proposal No. 1: Election of the twelve (12) director nominees listed in this Proxy Statement.
•Proposal No. 2: Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2025.
•Proposal No. 3: Approval, on an advisory, non-binding basis, of the compensation of our named executive officers ("say-on-pay" vote).
Are there any matters to be voted on at the Annual Meeting that are not included in this Proxy Statement?
As of the date of this Proxy Statement, we know of no other matters to be properly presented at the Annual Meeting other than those referred to in this Proxy Statement. If other matters are properly presented at the meeting or any continuation, adjournment, or postponement thereof for consideration, and you are a stockholder of record and have submitted a proxy card, the persons named in your proxy card will have the discretion to vote on those matters for you.
Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a paper copy of proxy materials?

As permitted by U.S. Securities and Exchange Commission ("SEC") rules, Fluence is making this Proxy Statement and its Annual Report available to its stockholders electronically via the Internet. Stockholders will not receive paper copies of the proxy materials unless they request them. Instead, the Notice and Access Card provides instructions on how to access and review on the Internet all of the proxy materials. On or about January 24, 2025, we will begin mailing the Notice and Access Card and making available to stockholders these proxy materials and the proxy card. The Notice and Access Card also instructs you as to how to authorize your proxy to vote your shares according to your voting instructions via the Internet or telephone. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials described in the Notice and Access Card.
What does it mean if I receive more than one Notice and Access Card or more than one set of proxy materials?
It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Notice and Access Card or set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating, and returning the enclosed proxy card in the enclosed envelope.
Can I vote my shares by filling out and returning the Notice and Access Card?
No. The Notice and Access Card identifies the items to be voted on at the Annual Meeting. You cannot vote by marking the Notice and Access Card and returning it. If you would like a paper proxy card, you should follow the instructions in the Notice and Access Card. The paper proxy card you receive also will provide instructions as to how to authorize via the Internet or telephone your proxy to vote your shares according to your voting instructions. Alternatively, you can mark the paper proxy card with how you would like your shares voted, sign and date the proxy card, and return it in the envelope provided.
Who is entitled to vote at the Annual Meeting?
Holders of record of shares of our common stock as of the close of business on the Record Date will be entitled to notice of, and to vote at the Annual Meeting and any continuation, postponement, or adjournment thereof. At the close of business on the Record Date, there were 130,039,205 shares of our Class A common stock and 51,499,195 shares of Class B-1 common stock issued and outstanding and entitled to vote. As of the Record Date, there were no shares of our Class B-2 common stock issued and outstanding and entitled to vote. We refer to the Class A common stock, Class B-1 common stock, and Class B-2 common stock together as our “Common Stock.” Each share of Class A common stock is entitled to one vote, each share of Class B-1 common stock is entitled to five votes, and each share of Class B-2 common stock is entitled to one vote. Each outstanding share of Class B-1 common stock will convert into one share of Class B-2 common stock at the option of such holder of Class B-1 common stock or automatically upon certain events described in our amended and restated certificate of incorporation, as may be further amended (the "Certificate of Incorporation"). Holders of shares of our Class B-1 common stock and Class B-2 common stock vote together with holders of our Class A common stock as a single class on all matters presented to our stockholders for their vote or approval, except for certain amendments to our Certificate of Incorporation or as otherwise required by applicable law or our Certificate of Incorporation.
To attend and participate in the Annual Meeting, you will need the 16-digit control number included in your Notice and Access Card, on your proxy card, or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank, broker, or other holder of record to obtain your 16-digit control number or otherwise vote through the bank, broker, or other holder of record. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest,” but you will not be able to vote, ask questions, or access the list of stockholders as of the Record Date. The meeting webcast will begin promptly at 10:00 a.m., Eastern Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:45 a.m., Eastern Time, and you should allow ample time for the check-in procedures.
What is the difference between being a “record holder” and holding shares in “street name”?
A record holder (also called a “registered holder”) holds shares in his or her name. Shares held in “street name” means that shares are held in the name of a bank, broker, or other nominee on the holder’s behalf.
What do I do if my shares are held in “street name”?
If your shares are held in a brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in “street name.” The Notice and Access Card or the proxy materials, if you elected to receive a hard copy, has been forwarded to you by your broker, bank, or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank, or other holder of record on how to vote your shares by following their instructions for voting. Please refer to information from your bank, broker, or other nominee on how to submit your voting instructions.
How many shares must be present to hold the Annual Meeting?
A quorum must be present at the Annual Meeting for any business to be conducted. The holders of a majority of the voting power of the issued and outstanding shares of capital stock entitled to vote at the Annual Meeting, present in person or by remote communication, if applicable, or represented by proxy, constitutes a quorum. If you sign and return your paper proxy card or authorize a proxy to vote electronically or telephonically, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote as indicated in the proxy materials.
Broker non-votes will also be considered present for the purpose of determining whether there is a quorum for the Annual Meeting.
What are “broker non-votes”?
A “broker non-vote” occurs when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a proposal because (1) the broker has not received voting instructions from the stockholder who beneficially owns the shares and (2) the broker lacks the authority to vote the shares at their discretion. Proposals No. 1 (Election of Directors) and 3 (Non-Binding, Advisory Vote on Compensation of Named Executive Officers) are not considered routine matters, and a broker will lack the authority to vote uninstructed shares at their discretion on such proposals. Proposal No. 2 (Ratification of Appointment of Independent Registered Public Accounting Firm) is considered a routine matter, and a broker will be permitted to exercise its discretion to vote uninstructed shares on this proposal.
What if a quorum is not present at the Annual Meeting?
If a quorum is not present or represented at the scheduled time of the Annual Meeting, (i) the chairperson of the Annual Meeting or (ii) a majority in voting power of the outstanding shares of stock entitled to vote thereon, present in person or electronically, if applicable, or represented by proxy, may adjourn the Annual Meeting until a quorum is present or represented.
How do I vote my shares without attending the Annual Meeting?
We recommend that stockholders vote by proxy even if they plan to attend the Annual Meeting and vote electronically. If you are a stockholder of record, there are three ways to vote by proxy:
•by Internet—You can vote over the Internet at www.proxyvote.com by following the instructions on the Notice and Access Card or proxy card;
•by Telephone—You can vote by telephone by calling 1-800-690-6903 and following the instructions on the Notice and Access Card or proxy card; or
•by Mail—You can vote by mail by signing, dating, and mailing the proxy card, which you may have received by mail.
Internet and telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on March 16, 2025.
If your shares are held in the name of a bank, broker, or other holder of record, you will receive instructions on how to vote from the bank, broker, or holder of record. You must follow the instructions of such bank, broker, or holder of record in order for your shares to be voted.
How can I attend and vote at the Annual Meeting?
We will be hosting the Annual Meeting exclusively via live audio webcast. Any stockholder can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/FLNC2025. If you were a stockholder as of the Record Date, or you hold a valid proxy for the Annual Meeting, you can vote at the Annual Meeting. To attend and participate in the Annual Meeting, you will need the 16-digit control number included in your Notice and Access Card, on your proxy card, or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions, or access the list of stockholders as of the Record Date. We encourage you to access the virtual meeting website prior to the start time. Online check-in will begin at 9:45 a.m. Eastern Time, and you should allow ample time to ensure your ability to access the meeting. You may vote your shares electronically at the Annual Meeting by using the 16-digit control number and following the instructions at www.virtualshareholdermeeting.com/FLNC2025. If you have already voted previously, there is no need to vote again at the Annual Meeting unless you wish to revoke and change your vote. Stockholders may submit questions while attending the Annual Meeting via the Internet.
Will there be a question and answer session during the Annual Meeting?
As part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer appropriate questions submitted online during or prior to the meeting that are pertinent to the Company and the meeting matters, as time permits. Only stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “How can I attend and vote at the Annual Meeting?” will be permitted to submit questions during the Annual Meeting. Each stockholder is limited to no more than two questions. Questions should be succinct and only cover a single topic. We will not address questions that are, among other things:
•irrelevant to the business of the Company or to the business of the Annual Meeting;
•related to material non-public information of the Company, including the status or results of our business since our most recent public disclosure;
•related to any pending, threatened, or ongoing litigation or government investigations;
•related to personal grievances;
•derogatory references to individuals or otherwise in bad taste;
•substantially repetitious of questions already made by another stockholder;
•in excess of the two question limit;
•in furtherance of the stockholder’s personal or business interests; or
•out of order or not otherwise suitable for the conduct of the Annual Meeting as determined by the Chairperson or Secretary in their reasonable judgment.
Additional information regarding the Q&A session will be available in the “Rules of Conduct” available on the Annual Meeting webpage for stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above.
What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website, and the information for assistance will be located at www.virtualshareholdermeeting.com/FLNC2025 on the date of the Annual Meeting.
How does the Board recommend that I vote?
The Board recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by telephone or Internet, your shares of Common Stock will be voted on your behalf as you direct. If not otherwise specified, the shares of Common Stock represented by the proxies will be voted. The Board recommends that you vote:
•FOR the nominees to the Board set forth in this Proxy Statement.
•FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2025.
•FOR the approval, on an advisory, non-binding basis, of the compensation of our named executive officers.
How many votes are required to approve each proposal?
The table below summarizes the proposals that will be voted on, the vote required to approve each item, and how votes are counted:

Proposal	Votes Required	Voting Options	Impact of “Withhold” or “Abstain” Votes	Impact of Broker Non-Votes
Proposal No. 1: Election of Directors	The plurality of the votes cast. This means that the twelve nominees receiving the highest number of affirmative “FOR” votes will be elected as directors.	“FOR ALL” “WITHHOLD ALL” “FOR ALL EXCEPT”	None(1)	None(2)

Proposal No. 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority of the votes cast (excluding abstentions and broker non-votes) on such matter.	“FOR” “AGAINST” “ABSTAIN”	None(3)	None(4)

Proposal No. 3 Approval, on an advisory, non-binding basis, of the compensation of the named executive officers	The affirmative vote of the holders of a majority of the votes cast (excluding abstentions and broker non-votes) on such matter.	“FOR” “AGAINST” “ABSTAIN”	None(3)	None(2)

(1)	Votes that are “withheld” will not count as a vote “FOR” or “AGAINST” a director, because directors are elected by plurality voting.
(2)	As this proposal is not considered a routine matter, brokers lack authority to exercise their discretion to vote uninstructed shares on this proposal.
(3)	A vote marked as an “Abstention” is not considered a vote cast and will, therefore, not affect the outcome of this proposal.
(4)	As this proposal is considered a routine matter, brokers are permitted to exercise their discretion to vote uninstructed shares on this proposal, and we do not expect any broker non-votes on this matter. However, we understand that certain brokerage firms have elected not to vote even on “routine” matters without your voting instructions. If your bank, broker or other nominee has made this decision, and you do not provide voting instructions, your shares will not be voted at the Annual Meeting. A broker non-vote would have the effect on each proposal as noted in the chart above.

What if I do not specify how my shares are to be voted?
If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board. The Board’s recommendations are indicated in the question above titled "How does the Board recommend that I vote?", as well as with the description of each proposal in this Proxy Statement.
Who will count the votes?
Our inspector of election shall be the Corporate Secretary who will tabulate and certify the votes and will determine whether a quorum is present at the Annual Meeting. Our inspector of election will treat instructions to withhold authority, abstentions, and broker non-votes as present for purposes of determining the presence of a quorum.
Can I revoke or change my vote after I submit my proxy?
Yes. Whether you have voted by Internet, telephone, or mail, if you are a stockholder of record, you may change your vote and revoke your proxy by:
•sending a written statement to that effect to the attention of our Corporate Secretary at our corporate offices, provided such statement is received no later than 6:00 p.m., Eastern Time on Sunday, March 16, 2025;
•voting again by Internet or telephone at a later time before the closing of those voting facilities at 11:59 p.m., Eastern Time, on Sunday, March 16, 2025;

•submitting a properly signed proxy card with a later date that is received no later than 6:00 p.m., Eastern Time on Sunday, March 16, 2025; or
•voting online at the Annual Meeting.
If you hold shares in street name, you may submit new voting instructions by contacting your bank, broker, or other nominee. You also may change your vote or revoke your proxy online at the Annual Meeting if you obtain a signed proxy from the record holder (broker, bank, or other nominee) giving you the right to vote the shares.
Your most recent proxy card or telephone or Internet proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Company before your proxy is voted or you vote online at the Annual Meeting.
Who will pay for the cost of this proxy solicitation?
Fluence will pay the entire cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers, or employees (for no additional compensation) in person or by telephone, electronic transmission, and facsimile transmission. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses.
Why hold a virtual meeting?
We want to use the latest technology to provide expanded access, improved communication, and cost savings for our stockholders and the Company while providing stockholders the same rights and opportunities to participate as they would have at an in-person meeting. We believe that hosting a virtual meeting is in the best interest of the Company and its stockholders as it enables increased stockholder attendance and participation because stockholders can participate from any location around the world. It also reduces the environmental impact of our Annual Meeting.
Where can I find the voting results of the Annual Meeting?
We plan to announce preliminary voting results at the Annual Meeting and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC within the prescribed timing after the Annual Meeting.

PROPOSAL NO. 1 ELECTION OF DIRECTORS
Our Board is currently composed of twelve members, each serving a one-year term that expires at the Annual Meeting. The Board, upon the recommendation of the Nominating and Corporate Governance Committee and pursuant to the director designation rights of each of the Continuing Equity Owners (as defined herein) under the terms of the Stockholders Agreement (as defined herein), has nominated the following twelve (12) director nominees (together, the "Director Nominees") to stand for election to the Board to serve for a one-year term: Cynthia Arnold, Herman Bulls, Ricardo Falu, Elizabeth Fessenden, Harald von Heynitz, Barbara Humpton, Peter Chi-Shun Luk, Axel Meier, Letitia ("Tish") Mendoza, Julian Nebreda, John Christopher ("Chris") Shelton, and Simon James Smith. Except for Mr. Luk, each of the other Director Nominees is an incumbent director of the Company. The term of Emma Falck, a current director designee of the Siemens Related Parties, as defined under and pursuant to the rights under the Stockholders Agreement, will expire at the Annual Meeting. The Siemens Related Parties have designated Peter Chi-Sun Luk for nomination by the Board for election at the Annual Meeting to succeed Ms. Falck and as a result, the Board has not re-nominated Ms. Falck for election at the Annual Meeting.
If elected by the stockholders at the Annual Meeting, each of the Director Nominees will serve for a term expiring at our annual meeting of stockholders to be held in 2026 (the “2026 Annual Meeting”) and until the election and qualification of his or her successor or until his or her earlier death, disqualification, resignation, or removal. Generally, subject to the terms of the Stockholders Agreement, vacancies or newly created directorships on the Board will be filled only by vote of a majority of the directors then in office, or by a sole remaining director. A director appointed by the Board to fill a vacancy will hold office until the next election of directors, subject to the election and qualification of his or her successor and his or her earlier death, resignation, retirement, disqualification, or removal. Proxies cannot be voted for a greater number of persons than the number of nominees named in this proposal.
Each Director Nominee has agreed to serve if elected, and management has no reason to believe that any Director Nominee will be unable to serve. If, however, prior to the Annual Meeting, the Board should learn that any Director Nominee will be unable to serve for any reason, the proxies that otherwise would have been voted for this Director Nominee will be voted for a substitute nominee as selected by the Board, subject to the terms of the Stockholders Agreement. Alternatively, the proxies, at the Board’s discretion, may be voted for that fewer number of nominees as results from the inability of any nominee to serve.
When considering whether directors have the experience, qualifications, attributes, or skills, taken as a whole, to enable our Board to satisfy its oversight responsibilities effectively in light of our business and structure, the Board focuses primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth below. We believe that our directors provide an appropriate mix of experience; an appropriate level of understanding of our business and its industry and other industries relevant to our business; skills relevant to the size and nature of our business; broad-based business acumen; personal and professional integrity; and the ability and willingness to devote adequate time to the work of our Board and its committees, as applicable. The information presented below regarding each Director Nominee also sets forth specific experience, qualifications, attributes, and skills that led our Board to the conclusion that such individual should serve as a director in light of our business and structure.
The Board unanimously recommends a vote FOR the election of each of the Director Nominees to the Board to hold office until the 2026 Annual Meeting and until his or her successor has been duly elected and qualified or until his or her earlier death, disqualification, resignation, or removal.

Board of Directors

Information About Director Nominees
The following pages contain certain biographical information as of January 17, 2025 for each Director Nominee, including all positions he or she holds, his or her principal occupation and business experience for the past five years, and the names of other publicly-held companies of which the Director Nominee currently serves as a director or has served as a director during the past five years.

CYNTHIA ARNOLD Age: 67 Independent Director Since: 2021 Chairperson of Compensation and Human Resources Committee Member of Nominating and Corporate Governance and Audit Committees
Professional Experience:
Dr. Arnold has served as a member of our Board since October 2021. She previously served as the Chief Technology Officer for Valspar Corporation from 2011 to 2017, leading its global technology activities. Dr. Arnold was previously with Sun Chemical Corporation where she served as Chief Technology Officer from 2004 to 2011. Prior to Sun Chemical, she served as Vice President, Technology, Coatings Adhesives and Specialties, for Eastman Chemical Company from 2003 to 2004 and in R&D and business leadership positions with General Electric from 1994 to 2003. Dr. Arnold was a Sloan Executive Science and Engineering Fellow in the White House Office of Science and Technology Policy from 1992 to 1994.
She has served on the board of Cabot Corporation (NYSE: CBT) since January 2018. She also currently sits on the boards of Milliken & Company and Citrine Informatics. Dr. Arnold previously sat on the Supervisory Board of Avantium NL, a Dutch technology company in renewable chemistry, from September 2020 to May 2022 and served on the Materials Advisory Board as well as a consultant for Carbon 3D from November 2017 through May 2023.
Key Attributes, Skills, and Qualifications:
Dr. Arnold holds a Doctorate in Materials Science and Engineering from Virginia Polytechnic Institute and State University, and a Master of Business Administration and Management and a Bachelor of Science degree in Chemical Engineering from the University of California, Berkeley.
We believe Dr. Arnold is qualified to serve on our Board of Directors due to her leadership experience and her expertise and dedication to renewable energy, sustainability, innovation, and growth strategies for new technologies.

HERMAN BULLS Age: 68 Independent Director Since: 2021 Board Chairperson Chairperson of Nominating and Corporate Governance Committee Member of Audit and Finance and Investment Committees
Professional Experience:
Mr. Bulls has served as the Chairperson of our Board since October 2021. He has spent over thirty years at Jones Lang LaSalle (JLL), currently serving as Vice Chairman, Americas, and International Director and founder of JLL’s Public Institutions business unit, which specializes in delivering comprehensive real estate solutions to nonprofit organizations, higher education institutions, and governments at the federal, state, and local levels. A thought leader and strategic advisor, Mr. Bulls guides the firm and senior executive clients on issues related to real estate occupancy, the environment, corporate governance, and social trends. Additionally, Mr. Bulls previously co-founded and served as President and Chief Executive Officer of Bulls Capital Partners, a multi-family financing company, and founded Bulls Advisory Group, LLC, a management and real estate advisory firm. Prior to joining JLL, Mr. Bulls completed nearly twelve years of active-duty service with the United States Army. He retired as a Colonel in the U.S. Army Reserves in 2008 and received the Legion of Merit award for his leadership and strategic thinking skills. In November 2021, Mr. Bulls was appointed by the United States Department of Defense to the Defense Policy Board, which provides the Secretary of Defense and the Deputy Secretary of Defense advice and opinions concerning matters of defense policy.
Mr. Bulls has served on the board of directors for Host Hotels and Resorts, Inc. (NASDAQ: HST) since June 2021, USAA since 2010, Comfort Systems USA, Inc. (NYSE: FIX) since 2001, Collegis Education since September 2020, American Red Cross since September 2016, New York State Teachers' Retirement System since May 2000, and the West Point Association of Graduates since 1996. He previously served on the board of American Campus Communities, Inc. (formerly listed on the NYSE prior to acquisition by The Blackstone Group) from January 2021 through August 2022.
Key Attributes, Skills, and Qualifications:
Mr. Bulls holds a Master of Business Administration from Harvard Business School and a Bachelor’s degree in Engineering and Economics from the United States Military Academy at West Point.
We believe Mr. Bulls is qualified to serve on our Board of Directors due to his extensive experience as a thought leader, particular knowledge of team-building and strategic development, financial expertise, and dedication to governance and sustainability.

RICARDO FALU Age: 45 Director Since: 2022 Member of Finance and Investment Committee
Professional Experience:

Mr. Falu has served as a member of our Board since September 2022. He has served as Executive Vice President, Chief Operating Officer and President, New Energy Technologies SBU at The AES Corporation ("AES") since February 2024 and previously was Senior Vice President, Chief Operating Officer and President of New Energy Technologies at AES from July 2023 to February 2024. He's served in a number of other roles with AES, including as Senior Vice President and Chief Strategy and Commercial Officer from August 2022 through July 2023, SBU President of AES Andes S.A. from January 2022 through August 2022, Chief Executive Officer of AES Andes S.A. from April 2018 through August 2022 and Chief Financial Officer of AES Andes S.A. from November 2014 through April 2018. Mr. Falu joined AES in 2003, and since that time, he also served as Chief Financial Officer for AES businesses in the Andes and in Mexico, Central America, and the Caribbean regions.

He currently sits on the board of AES Andes S.A., a public company in Chile, and on the board of AES Colombia. In addition, Mr. Falu has served on the board of directors of IPALCO Enterprises, Inc. and DPL Inc. since August 2023.
Key Attributes, Skills, and Qualifications:
Mr. Falu is a National Public Accountant as certified by the Universidad Nacional de Salta in Argentina and graduated summa cum laude with an Executive MBA from IAE Business School. He continued his education through executive financial, business, and administration programs at Darden Business School, The Wharton School, and Harvard Business School.

We believe Mr. Falu is qualified to serve on our Board due to his substantial executive experience in leading long term strategy on energy transitions in his various roles at AES and a broad knowledge of corporate finance, strategic planning, operations, and investor relations; he also has knowledge of and experience with complex financial and accounting functions and internal controls.

ELIZABETH FESSENDEN Age: 69 Independent Director Since: 2021 Member of Audit and Compensation and Human Resources Committees
Professional Experience:
Ms. Fessenden has served as a member of our Board since October 2021. Ms. Fessenden is a strategic leader with demonstrated success in profit and loss management from over twenty-five years as a senior executive with Fortune 100 global industrial manufacturing company, Alcoa Inc., and private equity firm American Capital. At American Capital, Ms. Fessenden served as Principal, Operations Team from 2005 to 2007. At Alcoa Inc., Ms. Fessenden served as President, Flexible Packaging, from 2002 to 2005, President, Primary Metals Allied Businesses from 2000 to 2002, Director, Executive Staffing and Leadership Development from 1998 to 2000, and Smelting Plant Manager from 1994 to 1998. Ms. Fessenden also founded Fessenden Associates, LLC, a business consulting company, in 2008.
She has served as a member of the board of directors at Ampco-Pittsburgh Corporation (NYSE: AP) since August 2017, and Plan International USA since November 2017. She previously served on the board of directors of Alpha Metallugical Resources Inc. (NYSE: AMR) from February 2021 through February 2024 and Meritor, Inc. (formerly listed on NYSE prior to acquisition by Cummins Inc.) from June 2021 through August 2022.
Key Attributes, Skills, and Qualifications:
Ms. Fessenden holds a Master of Business Administration, Master’s degree in Systems Engineering, and Bachelor’s degree in Electrical Engineering from Clarkson University.
Ms. Fessenden has extensive experience as a board director and leader for public and private companies including experience as chair of Compensation, Governance, Audit, and CEO Search committees.
We believe Ms. Fessenden is qualified to serve on our Board due to her leadership and public board experience, her financial and operations acumen, and her commitment to clean energy technology.

Harald von Heynitz Age: 64 Independent Director Since: 2021 Chairperson of Audit Committee Member of Compensation and Human Resources and Nominating and Corporate Governance Committees
Professional Experience:
Mr. von Heynitz has served as a member of our Board since October 2021. Mr. von Heynitz is a senior accountant and auditor certified in Germany and the United States with extensive experience in accounting, auditing, financial, and business advisory. He has been registered in his own practice since January 2020. Mr. von Heynitz has been a Managing Director of WTS Advisory GmbH (formerly known as WTS Advisory Steuerberatungsgesellschaft mbH) since February 2020. Mr. von Heynitz worked for KPMG International Limited ("KPMG") in Munich and New York for thirty-three years beginning in January 1987 and ending in December 2019. He became a partner in 1999 and served as Audit Lead Partner and/or Global Client Lead Partner at large publicly listed companies. During the last fifteen years of his time with KPMG, he held different leadership positions within KPMG, including serving as the Partner in charge of the Audit function for Southern Germany from 2004 to 2007 and member of the KPMG Europe LLP Board from 2007 until 2012.
Mr. von Heynitz has served as a member of the supervisory board of Cherry SE (FWB: C3RY), a global manufacturer of computer input devices, since April 2024 and previously served as an independent director for Siemens Gamesa Renewable Energy SA from February 2020 through February 2023, which was delisted from the Spanish stock exchanges following acquisition by Siemens Energy in February 2023.
Key Attributes, Skills, and Qualifications:
Mr. von Heynitz graduated with a degree in Business Administration from the University of Munich and has been certified as a tax consultant and certified public accountant in Germany for more than twenty-five years. He has been a member of the AICPA since 1997. In April 2024, he completed training and passed an exam managed by Deutsche Boerse AG (German stock exchange) to become "Qualifizierter Aufsichtsrat" (Qualified member of a Supervisory Board).
We believe Mr. von Heynitz is qualified to serve on our Board of Directors due to his leadership experience and financial expertise.

BARBARA HUMPTON Age: 64 Director Since: 2021 Member of Compensation and Human Resources Committee
Professional Experience:
Ms. Humpton has served as a member of our Board since September 2021. She has served as President and Chief Executive Officer of Siemens Corporation, the largest subsidiary of Siemens AG, since June 2018, where she leads strategy, operations, and services in the United States in the areas of electrification, automation, and digitalization. Previously, Ms. Humpton spent 2015 to 2018 as President and Chief Executive Officer of Siemens Government Technologies, Inc. ("SGT") and spent 2011 to 2015 as Senior Vice President and Chief Operating Officer of SGT. Prior to joining Siemens in 2011, she served as a Vice President at Booz Allen Hamilton where she was responsible for program performance and new business development for technology consulting in the U.S. Department of Justice and U.S. Department of Homeland Security. She also previously served as Vice President at Lockheed Martin Corporation from 2008 to 2010, where she was responsible for biometrics programs, border and transportation security, and critical infrastructure protection.
Ms. Humpton has sat on the board of directors of Triumph Group, Inc. (NYSE: TGI) since September 2019 and has sat on MARA Digital Holdings Inc. (NASDAQ: MARA) since September 2024. Ms. Humpton also currently sits on the boards of Siemens Corporation, the Center for Strategic and Budgetary Assessments, Economic Club of Washington, DC, Chief Executives for Corporate Purpose, and the Federal Reserve Bank of Richmond.
Key Attributes, Skills, and Qualifications:
Ms. Humpton holds a Bachelor of Science degree in Mathematics from Wake Forest University.
We believe Ms. Humpton is qualified to serve on our Board of Directors due to her experience leading and managing large and complex businesses and her expertise in the energy industry, including innovative product, technologies, and services programs.

PETER CHI-SHUN LUK Age: 41 Director Nominee
Professional Experience:
Mr. Luk has served as Senior Vice President, Corporate M&A at Siemens since December 2020. He previously served in various roles at Siemens, including as Senior Project Manager, Corporate M&A from January 2018 to December 2020, Project Manager, Corporate M&A from 2013 to January 2018, and Project Manager, Corporate Finance M&A Asia, Australia from 2011 to 2013 at Siemens China. Prior to his time with Siemens, Mr. Luk was with PricewaterhouseCoopers, where he gained experience providing audit and assurance services as well as transaction services to companies in a variety of industries.
Mr. Luk currently serves as an Executive Board Member on the JUMP! Foundation, which is a Hong Kong registered charitable organization.
Key Attributes, Skills, and Qualifications:
Mr. Luk holds a Master in Business Administration degree from FAU Erlangen Nurnberg. He also has a Bachelor of Commerce in Honours Accounting from McGill University and a Master of Professional Accounting from University of Saskatchewan. Mr. Luk holds a Chartered Accountant Designation from the Canadian Institute of Chartered Accountants.
We believe Mr. Luk is qualified to serve on our Board of Directors due to his extensive global operational experience and strategic mindset as well as his substantial financial, accounting, and investment knowledge.

AXEL MEIER Age: 61 Director Since: 2020 Member of Nominating and Corporate Governance and Finance and Investment Committees
Professional Experience:
Mr. Meier is a member of our Board and had served as a member of the board of directors of Fluence Energy, LLC since January 2020. Since April 2019, Mr. Meier has served as Chief Financial Officer of Siemens Smart Infrastructure. From 2015 until starting his current role, Mr. Meier was the Chief Financial Officer of Siemens Building Technologies. He started his career at Siemens in 1988 with increasing responsibilities in businesses pertaining to communications, industry, and infrastructure.
He currently sits on the board of directors of Siemens Government Technologies, Inc.
Key Attributes, Skills, and Qualifications:
Mr. Meier graduated from the University of Siegen in Germany with a degree in Financial Business Management.
We believe Mr. Meier is qualified to serve on our Board of Directors due to his financial acumen, extensive international experience creating value for businesses and shareholders, and his experience with productivity and portfolio management and development.

TISH MENDOZA Age: 49 Director Since: 2022 Member of Nominating and Corporate Governance and Compensation and Human Resources Committees
Professional Experience:
Ms. Mendoza has served as a member of our Board since August 2022. She has served as Executive Vice President and Chief Human Resources Officer at AES since February 2021. Prior to assuming her current position, Ms. Mendoza was Senior Vice President, Global Human Resources and Internal Communications and Chief Human Resources Officer at AES from 2015 to 2021, Vice President of Human Resources, Global Utilities from 2011 to 2012, and Vice President of Global Compensation, Benefits and HRIS, including Executive Compensation, from 2008 to 2011, and acted in the same capacity as the director of the function from 2006 to 2008. Prior to joining AES, Ms. Mendoza was Vice President of Human Resources for a product company in the Treasury Services division of JP Morgan Chase and Vice President of Human Resources and Compensation and Benefits at Vastera, Inc, a former technology and managed services company.
Ms. Mendoza currently sits on the board of IPALCO Enterprises, Inc. and The Dayton Power & Light Company.
Key Attributes, Skills, and Qualifications:
Ms. Mendoza studied management, leadership, organizational development and human resources through programs at Villanova University, Strayer University, University of Maryland University College and University of Virginia’s Darden School of Business. She has earned various certificates in business management and leadership and a Bachelor’s degree in Business Administration and Human Resources.
We believe that Ms. Mendoza is qualified to sit on our Board due to her track record of holistic transformations on companies' cultures, communication strategies, and talent development programs.

JULIAN NEBREDA Age: 58 Director Since: 2021 Member of Finance and Investment Committee
Professional Experience:
Mr. Nebreda has served as President and Chief Executive Officer of Fluence since September 1, 2022 and as a member of our Board since September 2021. Prior to joining Fluence as President and Chief Executive Officer, Mr. Nebreda served as Executive Vice President and President of US & Global Business Lines for AES from January 2022 through August 2022. In this role, Mr. Nebreda was responsible for AES’ renewables’ growth in the US through its clean energy business, which included development and implementation of robust supply chain strategies. He previously served as President of AES' South America Strategic Business Unit (SBU) from October 2018 to January 2022. From April 2016 to October 2018, Mr. Nebreda served as President of AES' Brazil SBU and President of the AES Europe SBU from 2009 to April 2016. Prior to that, Mr. Nebreda held several senior positions with AES beginning in 2005.
Mr. Nebreda also previously served as Chairman of the Board of AES Andes S.A. and AES Brasil Energia, S.A. He also previously served on the board of directors for IPALCO Enterprises, Inc. from February 2018 to April 2019 and on the board of directors for The Dayton Power & Light Company from March 2018 through May 2019.
Key Attributes, Skills, and Qualifications:
Mr. Nebreda earned a law degree from Universidad Católica Andrés Bello in Caracas, Venezuela. He also earned a Master of Laws in common law with a Fulbright fellowship and a Master of Laws in Securities and Financial Regulations, both from Georgetown University.
We believe Mr. Nebreda is qualified to serve on our Board due to his years of senior leadership experience in the energy sector, his experience in driving transformational change, and extensive knowledge and background in renewables growth. In addition, as the only management representative on our Board, Mr. Nebreda provides a unique perspective in Board discussions about the business and strategic direction of the Company.

CHRIS SHELTON Age: 53 Director Since: 2018
Professional Experience:
Mr. Shelton is a member of our Board and had served as a member of the board of directors of Fluence Energy, LLC since January 2018. Mr. Shelton currently serves as Senior Vice President and Chief Product Officer of AES and President of AES Next, the strategic venture arm of AES. He began his tenure at AES in 1994, previously serving as President of AES Energy Storage, Vice President of New Energy Solutions, and as Chief Technology Innovation Officer.
Mr. Shelton currently serves on the board of directors of Uplight, Inc., a privately held software-as-service customer platform for utilities, AES Next Operations, LLC, AES Next Solar, LLC, AES Next, LLC, 5B Holdings Pty Ltd., AES Energy Storage, LLC, AES Next AI, LLC and AES Next AI Development, LLC. Mr. Shelton served as Chairman of the Board of the Electricity Storage Association from 2011 to 2013.
Key Attributes, Skills, and Qualifications:
Mr. Shelton is listed as an inventor on numerous patents, some of which are grid energy storage related. Mr. Shelton holds a B.S. from Indiana University of Pennsylvania and executive certificates in Strategy and Innovation from The Sloan School of Management at MIT and Organizational Leadership from The McDonough School of Business at Georgetown University.
We believe Mr. Shelton is qualified to serve on our Board of Directors due to his experience in inventing, commercializing, and scaling lithium-ion battery solutions for the electric grid and his broader experience in commercializing renewable energy and digital innovations.

SIMON JAMES SMITH Age: 51 Director Since: 2021 Chairperson of Finance and Investment Committee
Professional Experience:
Mr. Smith is a member of our Board and had served as a member of the board of directors of Fluence Energy, LLC since June 2021. Mr. Smith has worked for Qatar Investment Authority, the Sovereign Wealth Fund of Qatar, since 2012. He is an Industrials Director covering a global portfolio of public and private investments. Prior to joining Qatar Investment Authority, Mr. Smith worked in equity research, as the sector head of European Capital Goods at Credit Suisse, and at Citigroup covering the Capital Goods and Transportation sectors. He additionally worked for a number of investment firms in London at the beginning of his career.
Mr. Smith currently serves on the board of directors of Advanced Integration Technology, a global provider of turnkey factory automation and aerospace tooling.
Key Attributes, Skills, and Qualifications:
Mr. Smith graduated from the University of Bristol with a BSc in Mathematics and has a Masters in Finance with distinction from London Business School.
We believe Mr. Smith is qualified to serve on our Board of Directors due to his experience investing in high growth companies across the spectrum of ‘green’ technology and his experience working with the management and boards of public and private companies.

Director Skills, Qualifications, and Experience
Our Board of Directors believes that having a diverse mix of directors with complementary qualifications, expertise, and attributes is essential to meeting its oversight responsibility. In fiscal year 2024, the Nominating and Corporate Governance Committee reviewed and evaluated key skills, qualifications, and attributes for current and future potential Board members.

The chart below provides an overview of categories of key skills and qualifications that we believe each Director Nominee brings to the Board. The fact that a particular skill or qualification category is not designated does not mean the Director Nominee does not possess that particular attribute.

General Skills Categories	Arnold	Bulls	Falu	Fessenden	von Heynitz	Humpton	Luk	Meier	Mendoza	Nebreda	Shelton	Smith
Public Company Business Leader	X		X	X						X
C-Suite Leader	X	X	X	X		X	X	X	X	X	X
DisruptTech	X		X			X			X	X	X	X
Global Citizenship	X		X		X		X	X	X	X		X
Operational Experience	X	X	X	X	X	X	X	X	X	X	X
Financial Expertise	X	X	X	X	X	X	X	X	X	X	X	X
Corporate Governance	X	X	X	X	X	X		X	X	X	X	X
Board Experience	X	X	X	X	X	X			X	X	X	X

Director Nominee Diversity Matrix
The Board believes that diversity and inclusion are important considerations in board composition. In considering any potential director nominees, our Nominating and Corporate Governance Committee considers a number of factors including, but not limited to, personal and professional integrity, ethics and values; diversity of expertise and experience in substantive matters pertaining to the Company’s business relative to other board members; and diversity of background and perspective. The matrix below sets forth the self-identified gender identity and demographic diversity attributes of each of our Director Nominees. Please see “Information About Director Nominees” above, for biographical information on each of our Director Nominees.

Total Number of Director Nominees	12
	Female	Male
Part I: Gender Identity
Director Nominees	4	8
Part II: Demographic Background
African American or Black	—	1
Asian	—	1
Hispanic or Latinx	1	2
White	3	4
Board Size and Structure
Our business and affairs are managed under the direction of our Board, which currently consists of twelve (12) members. Our Certificate of Incorporation provides that, subject to the rights of the holders of preferred stock, the number of directors on our Board shall be fixed exclusively by resolution adopted by our Board (provided that such number shall not be less than the aggregate number of directors that the parties to the Stockholders Agreement are entitled to nominate from time to time). Subject to the terms of, and pursuant to the director designation rights of certain stockholders under the Stockholders' Agreement, dated October 27, 2021, by and among the Company, Fluence Energy, LLC, AES Grid Stability, LLC ("AES Grid Stability"), Siemens Industry, Inc. ("Siemens Industry"), and Qatar Holding LLC, a Qatar Financial Centre entity ("QIA") (as may be amended or modified from time to time, the "Stockholders Agreement" and which is discussed more fully below), our Certificate of Incorporation and our amended and restated bylaws (the "Bylaws"), each member of our Board will serve as a director following election for a term expiring at the Company's next annual meeting of stockholders and until his or her respective successor is duly elected and qualified or his or her earlier death, disqualification, resignation, or removal.

In connection with our initial public offering (the "IPO"), which was consummated on November 1, 2021, and certain related reorganizational transactions (the “Transactions”), we entered into our Stockholders Agreement. We refer to (i) AES Grid Stability, (ii) Siemens Industry, and (iii) QIA, together with their respective Permitted Transferees under the Stockholders Agreement as of the date of this Proxy Statement, as the “Continuing Equity Owners.”
Currently, pursuant to the Stockholders Agreement, each of the AES Related Parties and the Siemens Related Parties (each as defined in the Stockholders Agreement) has the right to nominate three (3) of our directors, which shall be reduced to two (2) directors for as long as each of the AES Related Parties and the Siemens Related Parties directly or indirectly, beneficially own less than 20% but 10% or more of our Class A common stock (assuming that all outstanding common units of Fluence Energy, LLC (the "LLC Interests") (other than LLC Interests held by us) are redeemed for newly issued shares of our Class A common stock on a one-for-one basis), and which shall further be reduced to one (1) director for as long as they directly or indirectly, beneficially own less than 10% but 5% or more of our Class A common stock (assuming that all outstanding LLC Interests (other than LLC Interests held by us) are redeemed for newly issued shares of our Class A common stock on a one-for-one basis), and which shall further be reduced to no directors if they directly or indirectly, beneficially own less than 5% of our Class A common stock (assuming that all outstanding LLC Interests (other than LLC Interests held by us) are redeemed for newly issued shares of our Class A common stock on a one-for-one basis). In addition, the QIA Related Parties (as defined in the Stockholders Agreement) have the right to nominate one (1) of our directors if they directly or indirectly, beneficially own, in the aggregate, at least 5% of our Class A common stock (assuming that all outstanding LLC Interests (other than LLC Interests held by us) are redeemed for newly issued shares of our Class A common stock on a one-for-one basis).
Pursuant to the terms of the Stockholders Agreement, the AES Related Parties have designated Ricardo Falu, Tish Mendoza, and Chris Shelton to serve as members of our Board; the Siemens Related Parties have designated Axel Meier, Barbara Humpton, and Peter Chi-Shun Luk (who Siemens Related Parties have designated for nomination to succeed Emma Falck upon the expiration of her term at the Annual Meeting) to serve as members of our Board; and the QIA Related Parties have designated Simon James Smith to serve as a member of our Board.
Pursuant to the terms of the Stockholders Agreement, each of the Continuing Equity Owners has agreed to vote, or cause to be voted, all of its outstanding shares of our Class A common stock, Class B-1 common stock, and Class B-2 common stock, as applicable, at any annual or special meeting of stockholders in which directors are elected, so as to cause the election of all of the directors that are nominated by the other Continuing Equity Owners. For a description of the terms of the Stockholders Agreement, see “Certain Relationships and Related Party Transactions—Stockholders Agreement” below. Please also see “Controlled Company Exemption” below.
As of the Record Date, AES Grid Stability directly or indirectly owns an aggregate of 51,499,195 shares of Class B-1 common stock, which represents approximately 66.4% of the combined voting power of all of the Company’s common stock, the Siemens Related Parties directly or indirectly own an aggregate of 51,499,195 shares of Class A common stock, which represents approximately 13.3% of the combined voting power of the Company's common stock, and the QIA Related Parties directly or indirectly own 14,668,275 shares of our Class A common stock, which represents approximately 3.8% of the combined voting power of all of the Company’s common stock. As a result of the Stockholders Agreement and the aggregate voting power of the parties to the Stockholders Agreement, we expect that the parties to the Stockholders Agreement acting in conjunction will control the election of directors of the Company. For more information on the beneficial ownership of our capital stock as of the Record Date, see “Security Ownership of Certain Beneficial Owners and Management.”
Compensation of Directors

Non-Employee Independent Director Compensation Policy
The Non-Employee Independent Director Compensation Policy in effect for fiscal year 2024 provided for the following cash retainers, each earned on a quarterly basis and paid in arrears and pro-rated for any portion of a quarter that a director was not working on the Board or serving as a chairperson of the Board or one of the committees:
•An annual director fee of $60,000.
•An annual fee of $35,000 for service as the Board chairperson.
•An annual fee of $15,000 for service as the chairperson of the Audit Committee.
•An annual fee of $10,000 for service as the chairperson of the Compensation and Human Resources Committee.

•An annual fee of $10,000 for service as the chairperson of the Nominating and Corporate Governance Committee.
•The chairperson of the Finance and Investment Committee received no fee for services as chairperson.
Pursuant to the terms of the Non-Employee Independent Director Compensation Policy in effect for fiscal year 2024, upon election to the Board, a non-employee independent director was entitled to receive a restricted stock unit award with a grant date value of $170,000, prorated for the number of days such non-employee independent director served on the Board during their initial year of service (the “Initial Award”). Each non-employee independent director received an annual equity award with a grant date value of $170,000 (the “Annual Award”) that was automatically granted on the date of any annual meeting of the Company's stockholders. The Initial Awards and the Annual Awards each vested in full on the first anniversary of the date of grant, subject to the non-employee independent director continuing in service through the applicable vesting date. All outstanding director equity awards were subject to accelerated vesting upon a change in control (as defined in the 2021 Incentive Award Plan).
Effective October 1, 2024, the Board further amended and restated the existing Non-Employee Independent Director Compensation Policy (such amended and restated policy, the "2025 Director Compensation Policy"), which will impact compensation for non-employee independent directors beginning fiscal year 2025. The 2025 Director Compensation Policy provides for the following cash retainers, each earned on a quarterly basis and paid in arrears and pro-rated for any portion of a quarter that a director was not serving on the Board or serving as a chairperson of the Board or one of the committees:
•An annual director fee of $90,000.
•An annual fee of $85,000 for service as the Board chairperson.
•An annual fee of $17,500 for service as the chairperson of the Audit Committee.
•An annual fee of $15,000 for service as the chairperson of the Compensation and Human Resources Committee.
•An annual fee of $12,500 for service as the chairperson of the Nominating and Corporate Governance Committee.
•The chairperson of the Finance and Investment Committee receives no fee for services as chairperson.
Pursuant to the terms of the 2025 Director Compensation Policy, upon election to the Board on or after October 1, 2024, a non-employee independent director will be entitled to receive a restricted stock unit award with a grant date value of $175,000, prorated for the number of days such non-employee independent director served on the Board during his or her initial year of service. Each non-employee independent director will receive an annual equity award with a grant date value of $175,000, which will be automatically granted on the date of any annual meeting of the Company's stockholders. These awards each vest in full on the first anniversary of the date of grant, subject to the non-employee independent director continuing in service through the applicable vesting date. All outstanding director equity awards will continue to be subject to accelerated vesting upon a change in control (as defined in the 2021 Incentive Award Plan).
Fiscal Year 2024 Director Compensation Table
The following table sets forth information regarding the total compensation earned by our non-employee independent directors for service on our Board, including as a chairperson of the Board or on a committee of the Board during the fiscal year ended September 30, 2024. Mr. Nebreda, our President and Chief Executive Officer, did not receive any additional compensation for his service on the Board during the fiscal year ended September 30, 2024. Mr. Nebreda’s compensation for the fiscal year ended September 30, 2024 is set forth in the Summary Compensation Table below. The directors designated by the AES Related Parties, Siemens Related Parties, and QIA Related Parties did not receive any compensation with respect to the fiscal year ended September 30, 2024.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
Cynthia Arnold	70,000	170,002	—	240,002
Herman Bulls	105,000	170,002	—	275,002
Elizabeth Fessenden	60,000	170,002	—	230,002
Harald von Heynitz	75,000	170,002	—	245,002
(1) The amounts in this column reflects the grant date fair value of restricted stock units as determined in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification Topic 718 ("FASB ASC Topic 718"). Assumptions used in the calculation of these amounts are included in the Company’s audited consolidated financial statements in the Company’s Annual Report on Form 10-K for fiscal year ended September 30, 2024 filed with the SEC on November 29, 2024 (the "2024 Form 10-K"), see Note 17 to our audited consolidated financial statements for the fiscal year ended September 30, 2024 included in the 2024 Form 10-K. The number of restricted stock units granted to non-employee independent directors has been determined by reference to our Class A common stock closing stock price on the date of grant.

The table below shows the aggregate number of unvested restricted stock unit awards held as of September 30, 2024, by each non-employee independent director who was serving on our Board as of such date.

Name	Outstanding Stock Awards at Fiscal Year End
Cynthia Arnold	11,341
Herman Bulls	11,341
Elizabeth Fessenden	11,341
Harald von Heynitz	11,341
Please see the Security Ownership of Certain Beneficial Owners and Management table below for additional information on the beneficial ownership of our Common Stock by each of our directors.

CORPORATE GOVERNANCE
Corporate Governance Guidelines
Our Board has adopted our Corporate Governance Guidelines, a copy of which can be found in the “Governance” section of the “Investor Relations” page of our website located at www.fluenceenergy.com, or by writing to our Secretary at our offices at 4601 Fairfax Drive, Suite 600, Arlington, Virginia 22203. The following topics are addressed in our Corporate Governance Guidelines:

•	Board independence and qualifications	•	Stock ownership
•	Executive sessions of non-management directors	•	Conflicts of interest
•	Executive sessions of independent directors	•	Board access to senior management
•	Selection of new directors	•	Board access to independent advisors
•	Director orientation and continuing education	•	Board and committee self-evaluations
•	Limits on board service	•	Board meetings
•	Change of principal occupation	•	Meeting attendance by directors and non-directors
•	Term limits	•	Meeting materials
•	Director responsibilities	•	Board committees, responsibilities, and independence
•	Director compensation	•	Succession planning
Our Nominating and Corporate Governance Committee reviews these Corporate Governance Guidelines no less than annually and recommends any changes to the Board for its approval.
Board Leadership Structure
Our Corporate Governance Guidelines provide our Board with flexibility to combine or separate the positions of Chairperson of the Board and Chief Executive Officer in accordance with its determination that utilizing one or the other structure would be in the best interests of the Company and its stockholders. If the Chairperson of the Board is a member of management or does not otherwise qualify as independent, our Corporate Governance Guidelines provide that the independent directors may elect among themselves a lead independent director. Currently, Herman Bulls, who is not a member of management and who qualifies as an “independent director” under applicable Nasdaq Stock Market LLC (“Nasdaq”) rules (the “Nasdaq rules”), serves as the Chairperson of our Board. The Board believes that having a separate Chairperson and Chief Executive Officer is in the best interests of the Company and its stockholders at the current time as this structure aids in the Board’s oversight of management and allows Mr. Nebreda, President and Chief Executive Officer of the Company, to focus on the Company's strategy, business, and day-to-day operations, while enabling Mr. Bulls to focus on Board matters and facilitate the regular flow of information to the Board. The Board believes that having an independent Chairperson helps to facilitate relations between the Board, the Chief Executive Officer, and other senior management and assists the Board in reaching consensus on particular strategies and policies. The Board also believes that in light of the Company's current status as a controlled company, it is advisable to have an independent director serve as the Company's Chairperson.
As Chairperson of the Board, Mr. Bulls, among other things:
•consults with our President and Chief Executive Officer and senior management regarding Board meeting agendas, schedules, and materials;
•presides over and manages the meetings of the Board and any executive sessions of the Board;
•fosters an environment of open dialogue, ensuring effective information flow and constructive feedback among the members of the Board and senior management, facilitating communication among the Chairperson, the Board as a whole, Board committees, and senior management, and encouraging director participation in discussions;
•communicates regularly with and provides counsel to our President and Chief Executive Officer; and
•serves as the Board’s liaison for consultation and communication with stockholders as appropriate.
We recognize that different leadership structures may be appropriate for companies in different situations in different stages of development and believe that no one structure is suitable for all companies. Accordingly, the Board will continue to periodically review our leadership structure and make such changes in the future as it deems appropriate and in the best interests of the Company and its stockholders.
Director Independence

Under our Corporate Governance Guidelines and applicable Nasdaq rules, a director is not independent unless the Board affirmatively determines that he or she does not have a relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities as a director. In addition, the director must not be precluded from qualifying as independent under the per se bars set forth by the Nasdaq rules.
Our Board has undertaken a review of its composition, the composition of its committees and the independence of our directors and considered whether any director has a material relationship with us that could interfere with the exercise of his or her independent judgment in carrying out his or her responsibilities as a director. In making independence determinations, our Board considered the current and prior relationships that each director has with the Company and all other facts and circumstances our Board deemed relevant in determining his or her independence, including the beneficial ownership of our capital stock by each director and the relationships of our directors with certain of our significant stockholders and certain entities with which we have business transactions.
Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board has affirmatively determined that each of Cynthia Arnold, Herman Bulls, Elizabeth Fessenden, and Harald von Heynitz qualifies as an “independent director,” as defined under the Nasdaq rules.
In cases where we have business transactions with an entity and a director determined to be independent has an association with such entity, our Board has addressed such transactions and determined that they do not impact the independence of such director because the director does not have a material interest in such transactions, the director had no role in providing services involved in these transactions and accepted no compensatory fees therefor, such transactions were not a consideration in the director’s nomination as a director of the Company, such transactions were not material to the Company or to the other companies involved and were conducted in the ordinary course of business and at arm’s length. In particular, our Nominating and Corporate Governance Committee evaluated, and our Board considered, the following:
•the Company’s continued engagement of WTS GmbH (formerly known as WTS Steuerberatungsgesellschaft mbH), a subsidiary of WTS Group AG, an international consulting group, to provide tax advisory and accounting services to Fluence Energy GmbH, our German subsidiary. Harald von Heynitz is a managing director of WTS Advisory GmbH, a separate, independently managed subsidiary of WTS Group AG.
•the Company’s engagement of JLL, a global commercial real estate and investment management company, for commerical real estate brokerage services. All broker fees paid for services provided by JLL to the Company have been paid to JLL by the landlords of such facilities or office spaces. Herman Bulls is a Vice Chairman, Americas and International Director at JLL.
Controlled Company Exemption
AES Grid Stability, alone, and the Continuing Equity Owners, in the aggregate, currently hold more than 50% of the voting power for the election of directors. As a result, we are considered a “controlled company” within the meaning of the Nasdaq rules. We therefore qualify for, and rely on, exemptions from certain corporate governance standards, including that (1) a majority of our Board consists of “independent directors,” as defined under the Nasdaq rules; (2) our Board has a compensation committee that is comprised entirely of independent directors; and (3) our director nominations are made, or recommended to our full Board of Directors, by our independent directors or by a nominations committee that is comprised entirely of independent directors.
We currently rely on the foregoing exemptions provided to controlled companies under the Nasdaq rules. Accordingly, our stockholders may not have the same protections afforded to stockholders of companies that are subject to all of these corporate governance requirements. If at any time we cease to be a “controlled company” and our shares continue to be listed on Nasdaq, our Board intends to take all action necessary to comply with applicable Nasdaq rules.
Meetings of our Board of Directors
Under our Corporate Governance Guidelines, we expect our directors to regularly prepare for and attend meetings of the Board and all committees of which the director is a member. Each director is expected to spend the time and effort necessary to properly discharge his or her responsibilities. A director who is unable to attend a meeting is expected to notify the Chairperson of the Board or the Chairperson of the appropriate committee in advance of such meeting, and, whenever possible, participate in such meeting via teleconference. In fiscal year 2024, our (i) Board convened nine times, (ii) Compensation and Human Resources Committee convened ten times, (iii) Audit Committee convened nine times, (iv) Nominating and Corporate Governance Committee convened four times, and (v) Finance and Investment Committee convened five times. During the fiscal year ended September 30, 2024, each incumbent director attended at least 75% of the aggregate of (i) all meetings of the Board and (ii) all meetings of the committees on which the director served during the period in which he or she served as a director, except for Ms. Emma Falck.
While we do not maintain a formal policy regarding director attendance at the Annual Meeting, absent compelling circumstances, we expect our directors to attend. Six of our twelve directors serving at the time of the annual meeting of stockholders on March 20, 2024 attended such annual stockholder meeting.
Committees of Our Board of Directors
Our Board directs the management of our business and affairs, as provided by Delaware law, and conducts its business through meetings of the Board and its standing committees. Our Board has four standing committees: (i) an Audit Committee, (ii) a Compensation and Human Resources Committee, (iii) a Nominating and Corporate Governance Committee, and (iv) a Finance and Investment Committee, each of which has the composition and the responsibilities described below. In addition, from time to time, special committees may be established under the direction of our Board when necessary to address specific issues. Each of the Audit Committee, the Compensation and Human Resources Committee, the Nominating and Corporate Governance Committee, and the Finance and Investment Committee operates under a written charter. A copy of each of the Audit Committee, Compensation and Human Resources Committee, Nominating and Corporate Governance Committee, and Finance and Investment Committee Charters is available under the Governance section of the Investor Relations page of our website located at www.ir.fluenceenergy.com, or by writing to our Corporate Secretary at our offices at 4601 Fairfax Drive, Suite 600, Arlington, Virginia 22203. The information contained on or accessible through our corporate website is not deemed to be incorporated by reference in, and is not considered part of, this Proxy Statement.
The table below shows the directors who are currently members or chairpersons of each of the standing committees of the Board as of the Record Date.

	AUDIT	COMPENSATION & HUMAN RESOURCES	NOMINATING & CORPORATE GOVERNANCE	FINANCE & INVESTMENT COMMITTEE
Cynthia Arnold
Herman Bulls
Ricardo Falu
Elizabeth Fessenden
Harald von Heynitz
Barbara Humpton
Axel Meier
Tish Mendoza
Julian Nebreda
Simon James Smith

=	Chairperson of the Board	=	Member	=	Committee Chairperson
Audit Committee
Our Audit Committee is responsible for, among other things:
•appointing, approving the fees of, retaining, and overseeing the work of our independent registered public accounting firm;
•assessing and discussing with our independent registered public accounting firm their independence from management;

•approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;
•discussing with our independent registered public accounting firm any audit problems or difficulties and assessing the adequacy of management’s response;
•coordinating our Board’s oversight of our internal control over financial reporting, disclosure controls and procedures, and Code of Conduct and Ethics;
•overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC and related disclosures as well as critical accounting policies and practices used by us;
•overseeing the design, implementation, organization, and performance of the Company’s internal audit function;
•reviewing our policies on risk assessment and risk management;
•reviewing and approving related person transactions;
•oversight of audit and assurance processes relating to environmental, social, and governance ("ESG") reporting within applicable financial reporting frameworks; and
•establishing procedures for the confidential anonymous submission of complaints regarding questionable accounting, internal controls, or auditing matters.
Our Audit Committee currently consists of Cynthia Arnold, Herman Bulls, Elizabeth Fessenden, and Harald von Heynitz, with Mr. von Heynitz serving as chairperson. Our Board has affirmatively determined that Cynthia Arnold, Herman Bulls, Elizabeth Fessenden, and Harald von Heynitz each qualifies as an “independent director” for purposes of serving on the Audit Committee under Nasdaq’s additional standards applicable to audit committee members and the independence standards under Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") applicable to audit committee members. Each member of our Audit Committee meets the financial literacy requirements of the Nasdaq rules. In addition, our Board has determined that each of Elizabeth Fessenden and Harald von Heynitz qualify as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K.
Compensation and Human Resources Committee
Our Compensation and Human Resources Committee is responsible for, among other things:
•reviewing and approving, or recommending that our Board approve, the compensation of our President and Chief Executive Officer and other officers;
•making recommendations to our Board regarding non-employee independent director compensation;
•reviewing and approving incentive compensation and equity-based plans and arrangements, and making grants of cash-based and equity-based awards under such plans;
•reviewing and approving all employment arrangements, severance arrangements and post-termination arrangements for the President and Chief Executive Officer and other officers;
•participating in the oversight of succession plans for officers (other than the Chief Executive Officer), and advising on the recruitment, retention, and operation of the senior executive team, as appropriate;
•preparing the annual compensation committee report required under the SEC rules, as applicable;
•to the extent a Compensation Discussion and Analysis (“CD&A”) is required, in the annual report on Form 10-K or annual proxy statement, reviewing and discussing with management the CD&A and considering whether it will recommend to our Board that the CD&A be included in the appropriate filing;
•overseeing and administering any incentive compensation recovery or recoupment policy applicable to the Company’s Chief Executive Officer, other officers, and certain other senior employees adopted by the Company from time to time;
•reporting regularly to our Board regarding the activities of the Compensation and Human Resources Committee;
•appointing and overseeing any compensation consultants, legal counsel, or other advisors that the Compensation and Human Resources Committee believes desirable or appropriate (See “Executive Compensation – Role of the Compensation Consultant” below for further discussion of the engagement by the Compensation and Human

Resources Committee of Pay Governance, LLC ("Pay Governance") as its outside independent compensation consultant during fiscal year 2024);
•overseeing the Company’s health and welfare benefits, defined benefit retirement, defined contribution retirement, and supplemental retirement and top hat plans for the Company’s employees; and
•overseeing the Company’s executive and non-executive workforce programs, including recruitment, retention, development, and the Company's policies and programs regarding diversity, inclusion, pay equity, organization health, and longer-term organization strategy, as needed.
For more information regarding our Compensation and Human Resources Committee, see " Executive Compensation – Role of the Compensation and Human Resources Committee."
Our Compensation and Human Resources Committee currently consists of Cynthia Arnold, Elizabeth Fessenden, Harald von Heynitz, Barbara Humpton, and Tish Mendoza, with Dr. Arnold serving as chairperson. Our Board has determined that each of Cynthia Arnold, Elizabeth Fessenden, and Harald von Heynitz qualifies as “independent” under Nasdaq’s additional standards applicable to compensation committee members and is a “non-employee director” as defined in Section 16b-3 of the Exchange Act. We are availing ourselves of the “controlled company” exception under the Nasdaq rules, which exempts us from the requirement that we have a Compensation and Human Resources Committee composed entirely of independent directors. Barbara Humpton and Tish Mendoza do not qualify as “independent directors” under the Nasdaq rules.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee is responsible for, among other things:
•identifying individuals qualified to become members of our Board, consistent with criteria approved by our Board as set forth in our Corporate Governance Guidelines and in accordance with the terms of the Stockholders Agreement;
•annually reviewing the committee structure of our Board and recommending to our Board the directors to serve as members of each committee;
•periodically reviewing our Board leadership structure and recommending to our Board for its approval any suggested changes to its leadership structure;
•developing and recommending to our Board a set of Corporate Governance Guidelines, and from time to time, reviewing and reassessing the Corporate Governance Guidelines and recommending any proposed changes to our Board for approval;
•conducting self-evaluation of the Nominating and Corporate Governance Committee and overseeing the annual self-evaluations of our Board and its committees;
•making recommendations to our Board regarding governance matters, including, but not limited to, the Certificate of Incorporation, Bylaws, and the committee charters;
•overseeing the succession planning for the Chief Executive Officer; and
•overseeing the Company's ESG strategy, initiatives, and policies; provided that specific topics within the ESG category will be managed by other committees as set forth in the charter.
Our Nominating and Corporate Governance Committee currently consists of Cynthia Arnold, Herman Bulls, Harald von Heynitz, Tish Mendoza, and Axel Meier, with Mr. Bulls serving as chairperson. We are availing ourselves of the “controlled company” exception under the Nasdaq rules, which exempts us from the requirement that we have a Nominating and Corporate Governance Committee composed entirely of independent directors or independent director oversight of director nominations. Axel Meier and Tish Mendoza do not qualify as “independent directors” under the Nasdaq rules.
Finance and Investment Committee
Our Finance and Investment Committee is responsible for, among other things:
•reviewing and making recommendations to our Board regarding annual business plans presented by management;

•monitoring the Company’s financial and operational results including liquidity and financial condition, reviewing the Company’s financing activities and plans, and making recommendations to our Board with respect to any matter affecting the Company’s operational and financing activities and plans;
•overseeing and making recommendations to the full Board regarding any stock repurchase activities, including changes in parameters of repurchase programs such as number of shares authorized for repurchase;
•reviewing and making recommendations to our Board with respect to the Company’s capital structure, including the registration, issuance, and redemption of Company equity securities, and material changes thereto;
•reviewing and making recommendations to the full Board regarding any proposed dividends and dividend policies;
•reviewing and overseeing tax strategies; and
•reviewing the Company’s corporate insurance coverage.
Our Finance and Investment Committee currently consists of Simon James Smith, Axel Meier, Ricardo Falu, Julian Nebreda, and Herman Bulls, with Mr. Smith serving as chairperson.
Executive Sessions
Non-management directors will meet in executive sessions without the management director or other members of management present on a regularly scheduled basis. The Company will hold an executive session including only independent directors at least twice per year. Each executive session of the non-management directors or the independent directors will be presided over by the Chairperson of the Board, if the Chairperson of the Board qualifies as independent, or by the lead director, if any, if the Chairperson of the Board does not qualify as independent or a director designated by the independent directors.
Director Nominations Process
The Nominating and Corporate Governance Committee is responsible for recommending candidates to serve on the Board and its committees. In considering whether to recommend any particular candidate to serve on the Board or its committees or for inclusion in the Board’s slate of recommended director nominees for election at the annual meeting of stockholders, the Nominating and Corporate Governance Committee considers the criteria set forth in our Corporate Governance Guidelines.
Subject to the terms and director designation rights of the Continuing Equity Owners under the Stockholders Agreement, when evaluating the suitability of individual candidates (both new candidates and current Board members), the Nominating and Corporate Governance Committee, in recommending candidates for election, and the Board, in approving (and, in the case of vacancies, appointing) such candidates, may take into account many factors, including, but not limited to: personal and professional integrity, ethics, and values; experience in corporate management, such as serving as an officer or former officer of a publicly held company; strong finance experience; relevant social policy concerns; experience relevant to the Company’s industry; experience as a board member or executive officer of another publicly held company; relevant academic expertise or other proficiency in an area of the Company’s operations; diversity of expertise and experience in substantive matters pertaining to the Company’s business relative to other board members; diversity of background and perspective; practical and mature business judgment, including, but not limited to, the ability to make independent analytical inquiries; and any other relevant qualifications, attributes, or skills. When considering director candidates, the Nominating and Corporate Governance Committee seeks individuals with backgrounds and qualities that, when combined with those of our incumbent directors, provide a blend of skills and experience to further enhance the Board’s effectiveness. In connection with its annual recommendation of a slate of nominees, the Nominating and Corporate Governance Committee also may assess the contributions of those directors recommended for re-election in the context of the Board evaluation process and other perceived needs of the Board. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee also may consider the director’s past attendance at meetings and participation in and contributions to the activities of the Board.
In identifying prospective director candidates, the Nominating and Corporate Governance Committee may seek referrals from other members of the Board, management, stockholders, and other sources, including third party recommendations. The Nominating and Corporate Governance Committee may also, but is not required to, retain a search firm in order to assist it in identifying candidates to serve as directors of the Company. The Nominating and Corporate Governance Committee uses the same criteria for evaluating candidates regardless of the source of the referral or recommendation, including any candidates recommended by stockholders.

Each of Cynthia Arnold, Herman Bulls, Elizabeth Fessenden, and Harald von Heynitz was nominated to serve as a member of the Board by our Board, upon the recommendation and nomination of our Nominating and Corporate Governance Committee, following evaluation of each candidate in accordance with our standard review process for director candidates in connection with their nomination for re-election at the Annual Meeting. When considering whether the directors and nominees have the experience, qualifications, attributes, and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of our business and structure, the Nominating and Corporate Governance Committee and Board focused primarily on the biographical information of each of Cynthia Arnold, Herman Bulls, Elizabeth Fessenden, and Harald von Heynitz set forth above and their respective performances on the Board and the standing committees on which they served over the course of fiscal year 2024. Pursuant to the terms of the Stockholders Agreement, the AES Related Parties, Siemens Related Parties, and QIA Related Parties, have the ability to designate for nomination by the Board three (3) directors, three (3) directors, and one (1) director, respectively. The AES Related Parties have designated Ricardo Falu, Tish Mendoza, and Chris Shelton to serve as members of our Board. The Siemens Related Parties have designated Axel Meier, Barbara Humpton, and Peter Chi-Shun Luk (who Siemens Related Parties have designated for nomination to succeed Emma Falck upon the expiration of her term at the Annual Meeting) to serve as members of our Board. The QIA Related Parties have designated Simon James Smith to serve as a member of our Board. We believe that all of our Director Nominees provide an appropriate mix of experience and skills relevant to the size and nature of our business.
As noted above, the Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. Any recommendation submitted to the Company should be in writing and should include any supporting material the stockholder considers appropriate in support of that recommendation, but must include information that would be required under the rules of the SEC to be included in a proxy statement soliciting proxies for the election of such candidate and a written consent of the candidate to serve as one of our directors if elected and must otherwise comply with the requirements under our Bylaws for stockholders to recommend director nominees. Stockholders wishing to propose a candidate for consideration may do so by submitting the above information to the attention of the Corporate Secretary, Fluence Energy, Inc., 4601 Fairfax Drive, Suite 600, Arlington, Virginia 22203. All recommendations for director nominations received by the Secretary that satisfy our Bylaws' requirements relating to such director nominations will be presented to the Nominating and Corporate Governance Committee for its consideration. Stockholders must also satisfy the notification, timeliness, consent, and information requirements set forth in our Bylaws. These timing requirements are also described under the caption “Stockholder Proposals and Director Nominations.”
Board Role in Risk Oversight
Risk assessment and oversight are an integral part of our governance and management processes. Our Board is responsible for overseeing our risk management process, while management is responsible for addressing the day-to-day risks facing the Company. Our Board focuses on our general risk management policies and strategy and the most significant risks facing the Company, and oversees the implementation of risk mitigation strategies by management. Management apprises our Board of risk management matters when they arise in connection with other topics within the Board’s oversight. A fundamental part of risk oversight is not only understanding the material risks a company faces and the steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. While the full Board has overall responsibility for risk oversight, it is supported in this function by its Audit Committee, Compensation and Human Resources Committee, Nominating and Corporate Governance Committee, and Finance and Investment Committee.
Our Compensation and Human Resources Committee is responsible for overseeing the management of risks relating to the Company’s compensation plans and arrangements, leadership succession planning, and the attraction and retention of key talent. See "Compensation Discussion and Analysis - Determination of Executive Compensation - Compensation Risk Assessment." Our Nominating and Corporate Governance Committee manages risks associated with the independence of the Board and potential conflicts of interest, as well as having primary oversight of ESG matters and related risks. Our Finance and Investment Committee assists the Board to manage risks associated with our credit, liquidity, and financing activities and plans as well as tax strategies and potential strategic transactions and opportunities. The Audit Committee is specifically tasked with overseeing the Company’s policies with respect to risk assessment and risk management, including guidelines and policies to govern the process by which our exposure to risk is handled. The Company’s Internal Audit team assists management in identifying, evaluating and implementing risk management controls and methodologies to address identified risks. At each of its quarterly meetings, the Audit Committee meets privately with representatives from the Company’s independent registered public accounting firm and the head of Internal Audit. In addition to the above, our Audit Committee directly oversees the management of financial risks and cybersecurity risks and management’s implementation of our cybersecurity risk management program. The Company's Chief Legal and Compliance Officer and members of his team also regularly update the Audit Committee privately on the Company's compliance and ethics programs and other compliance matters or concerns.

The full Board is regularly informed through committee reports about such risks, as appropriate. In addition, our Board receives periodic detailed operating performance reviews from management, who discuss the risks and exposures involved in their respective areas of responsibility as well as any developments that could impact our risk profile or other aspects of our business. These reports from management are designed to provide timely visibility to the Board and its committees about the identification and assessment of key risks, our risk mitigation strategies, and ongoing developments.
Code of Conduct and Ethics
We have adopted a Code of Conduct and Ethics (the “Code of Conduct”) that applies to all of our directors, officers, and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Our Code of Conduct is available under the Governance section of the Investor Relations page of our website located at www.ir.fluenceenergy.com. In addition, we intend to post on our website all disclosures that are required by law or the Nasdaq rules concerning any amendments to, or waivers of, any provisions of our Code of Conduct.
Insider Trading Compliance Policy
Our Board has adopted an Insider Trading Compliance Policy (the “Insider Trading Policy”), which governs the purchase, sale, and other dispositions of the Company’s securities by directors, officers, employees, contractors, and consultants of the Company and its subsidiaries, as well as certain other persons (collectively, “covered persons”), which we believe is reasonably designed to promote compliance with insider trading laws, rules, and regulations, and the Nasdaq listing standards applicable to the Company. Among other things, our Insider Trading Policy (a) prohibits covered persons from (i) trading in the Company’s securities while in possession of material, non-public information relating to the Company except under pre-approved 10b5-1 trading plans ("Rule 10b5-1 Plans") and (ii) misusing such information, such as by “tipping” or making unauthorized disclosure and (b) specifies (i) our quarterly blackout periods, (ii) our pre-clearance procedures, and (iii) requirements regarding pre-approved trading plans that meet the requirements of Rule 10b5-1 under the Exchange Act. The foregoing summary of the Insider Trading Policy does not purport to be complete and is qualified in its entirety by reference to the full text of the Insider Trading Policy attached as Exhibit 19 to our Annual Report on Form 10-K for the fiscal year ended September 30, 2024 filed with the SEC on November 29, 2024.
Anti-Hedging Policy
The Insider Trading Policy prohibits covered persons from purchasing financial instruments such as prepaid variable forward contracts, equity swaps, collars, and exchange funds, or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities, or that may cause an officer, director, or employee to no longer have the same objectives as the Company’s other stockholders. In addition, the Insider Trading Policy prohibits pledging the Company’s equity securities as collateral to secure loans. This prohibition means, among other things, that these individuals may not hold Company securities in a “margin” account that would allow the individual to borrow against their holdings to buy securities.
Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information
During fiscal year 2024 and the first quarter of fiscal year 2025, we granted, and in the future, we plan to grant, annual long-term incentive compensation awards to our executives and employees, including stock options, restricted stock unit awards, and performance stock unit awards during the first fiscal quarter of the year. The Board meets in the first few weeks of December, during the open trading window following the filing of our Form 10-K for the prior fiscal year. Accordingly, we do not have a practice or policy of granting equity awards in anticipation of the release of material non-public information and we do not time the release of material non-public information in coordination with grants of equity awards to affect the value of our NEOs’ compensation.
The Compensation and Human Resources Committee or the Board, or to the extent applicable, the Rule 16b-3 subcommittee of the Compensation and Human Resources Committee, must approve all equity awards granted to our executive leadership team, including stock options. For the last two annual award cycles, the Board has approved the annual long-term incentive compensation awards. Pursuant to the current long-term incentive ("LTI") compensation design, only members of our executive leadership team receive stock options. The exercise price of our stock options is generally based on the closing price of our common stock on Nasdaq on the date of grant. For off-cycle awards for our executive officers and other members of the executive leadership team at any other time during the year, the grant date is generally effective on the later of the date the employee commences employment with us or the date the Rule 16b-3 subcommittee of the Compensation and Human Resources Committee, the Compensation and Human Resources Committee, or the Board, as the case may be, approves the grants. The Compensation and Human Resources

Committee also annually approves a delegated pool of equity to be granted by the President and Chief Executive Officer to employees who are not in the group where awards must approved by the Compensation and Human Resources Committee, the Rule 16b-3 subcommittee of the Compensation and Human Resources Committee, or Board. For off-cycle awards granted to such employees (none of which were stock options), the grant date is generally effective on the first trading day of the second month of the fiscal quarter immediately following the fiscal quarter in which the employee was hired or promoted.
Stock Ownership Requirements
Non-Employee Independent Director Stock Ownership Policy
The Company encourages all members of the Board to own shares of the Company’s stock and the Board has adopted the Non-Employee Independent Director Stock Ownership Policy as the Company believes that non-employee independent directors are more aligned with stockholders' interests when they are stockholders themselves. This policy requires our non-employee independent directors to attain an ownership level of Class A common stock having a value at least equal to five times the amount of the annual cash retainer paid to non-employee independent directors. Shares of the Company’s Class A common stock that qualify toward attainment of the minimum holding requirements are (1) shares beneficially owned by the non-employee independent director, (2) shares beneficially owned by their spouse and minor children, and (3) vested, unexercised stock options and other vested forms of Company-granted equity such as restricted stock units. There is no minimum timeframe to attain the threshold requirements. As of the date of this Proxy Statement, each of our non-employee independent directors are in compliance with our Non-Employee Independent Director Stock Ownership Policy or are making progress towards meeting the minimum threshold requirements.
Executive Stock Ownership Policy
We have adopted an Executive Stock Ownership Policy that applies to the Chief Executive Officer, the officers that directly report to the Chief Executive Officer, who are designated by the Chief Executive Officer as members of the Executive Leadership Team (the "ELT"), and the principal accounting officer, if not a member of the ELT. The Executive Stock Ownership Policy requires minimum holding level of five times the annual salary of the Chief Executive Officer, and three times the annual salary for all other officers of the Company. Shares of the Company’s Class A common stock that qualify toward attainment of the minimum holding requirements are (1) shares beneficially owned by the officer, (2) shares beneficially owned by their spouse and minor children, (3) vested, unexercised stock options and other vested forms of Company-granted equity such as restricted stock units, (4) shares held in the Company 401(k) program investments, and (5) shares held in any other Company sponsored program, as applicable. There is no minimum timeframe to attain the threshold requirements. In addition, the Executive Stock Ownership Policy provides that officers are prohibited from selling Company's securities other than (i) in connection with a vesting event of Company equity, to cover the exercise price and related tax liabilities arising from such exercise or vesting event and (ii) sales pursuant to a Rule 10b5-1 Plan, adopted in compliance with the Company's Insider Trading Policy. As of the date of this Proxy Statement, the President and Chief Executive Officer, the officers that directly report to the President and Chief Executive Officer who are designated as members of the ELT, including each of our other named executive officers who still are employed by the Company, and the principal accounting officer, are in compliance with our Executive Stock Ownership Policy or are making progress towards meeting the minimum threshold requirements.
Communications with the Board
Any stockholder or any other interested party who desires to communicate with our Board, our non-employee directors, or any specific individual director, may do so by directing such correspondence to the attention of the Corporate Secretary at our offices at 4601 Fairfax Drive, Suite 600, Arlington, Virginia 22203. The Corporate Secretary will forward the communication to the appropriate director or directors as he considers appropriate. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances, and matters as to which we tend to receive repetitive or duplicative communications.

PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
Appointment of Independent Registered Public Accounting Firm
The Audit Committee appoints our independent registered public accounting firm. In this regard, the Audit Committee evaluates the qualifications, performance, and independence of our independent registered public accounting firm and determines whether to re-engage our current firm. As part of its evaluation, the Audit Committee considers, among other factors, the quality and efficiency of the services provided by the firm, including the performance, technical expertise, industry knowledge, and experience of the lead audit partner and the audit team assigned to our account; the overall strength and reputation of the firm; the firm’s global capabilities relative to our business; and the firm’s knowledge of our operations. Ernst & Young LLP has served as our independent registered public accounting firm since 2018. Neither Ernst & Young LLP nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors and providing audit and permissible non-audit related services. Upon consideration of these and other factors, the Audit Committee has appointed Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending September 30, 2025.
Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of Ernst & Young LLP to our stockholders for ratification because we value our stockholders’ views on the Company’s independent registered public accounting firm and it is a good corporate governance practice. The Audit Committee is not bound by a vote either for or against this proposal. If our stockholders do not ratify the selection, it will be considered as notice to the Board and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.
A representative of Ernst & Young LLP is expected to attend the Annual Meeting and to have an opportunity to make a statement, if they desire to do so, and be available to respond to appropriate questions from stockholders.
The Board unanimously recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2025.
AUDIT MATTERS
Audit, Audit-Related, Tax and All Other Fees
The following table sets forth the fees of Ernst & Young LLP, our independent registered public accounting firm, billed and expected to billed to Fluence for services rendered in connection with each of the last two fiscal years.

	Fiscal Year Ended September 30,
	2024	2023
Audit Fees	$4,399,250	$3,276,476
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$4,399,250	$3,276,476
Audit Fees
Audit fees consist of fees for professional services provided in connection with the audit of our annual consolidated financial statements and local subsidiaries’ annual financial statements, reviews of the Company’s quarterly financial statements, and consents and other services related to SEC matters.
Audit-Related Fees
Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or our consolidated financial statements and are not reported under “Audit Fees.” Ernst & Young LLP did not provide any such products or services during fiscal years 2024 or 2023.
Tax Fees
Tax fees consist of fees for professional services rendered for tax compliance, tax advice, or tax planning. Ernst & Young LLP did not provide any such products or services during fiscal years 2024 or 2023.

All Other Fees
All other fees consist of fees for products and services other than the services described in “Audit Fees”, “Audit-Related Fees”, or “Tax Fees.” Generally, this category would include permitted corporate finance assistance and permitted advisory services. Ernst & Young LLP did not provide any such products or services during fiscal years 2024 or 2023.
Pre-Approval Policies and Procedures
The charter for our Audit Committee requires that the Audit Committee, or the Chair of the Audit Committee, pre-approve any audit and non-audit service provided to the Company by the independent registered public accounting firm, unless the engagement is entered into pursuant to appropriate preapproval policies established by the Audit Committee or if such service falls within available exceptions under SEC rules.
The Audit Committee has adopted a policy (the “Pre-Approval Policy”) that sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by our independent registered public accounting firm may be pre-approved. The Pre-Approval Policy generally provides that the Audit Committee will not engage an independent registered public accounting firm to render any audit, audit-related, tax, or permissible non-audit service unless the service is either (i) explicitly approved by the Audit Committee (“specific pre-approval”) or (ii) entered into pursuant to the pre-approval policies and procedures described in the Pre-Approval Policy (“general pre-approval”). Unless a type of service to be provided by our independent registered public accounting firm has received general pre-approval under the Pre-Approval Policy, it requires specific pre-approval by the Audit Committee or by a designated member of the Audit Committee to whom the committee has delegated the authority to grant pre-approvals. Any member of the Audit Committee to whom the committee delegates authority to make pre-approval decisions must report any such pre-approval decisions to the Audit Committee at its next scheduled meeting. If circumstances arise where it becomes necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories or above the pre-approved amounts, the Audit Committee requires pre-approval for such additional services or such additional amounts. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval. For both types of pre-approval, the Audit Committee will consider whether such services are consistent with the SEC’s rules on auditor independence.
On an annual basis, the Audit Committee reviews and generally pre-approves the services (and related fee levels or budgeted amounts) that may be provided by our independent registered public accounting firm without first obtaining specific pre-approval from the Audit Committee. The Audit Committee may revise the list of general pre-approved services from time to time, based on subsequent determinations.
REPORT OF THE AUDIT COMMITTEE
The Audit Committee operates pursuant to a charter which is reviewed annually by the Audit Committee. Additionally, a brief description of the primary responsibilities of the Audit Committee is included in this Proxy Statement under the discussion of “Corporate Governance — Committees of our Board of Directors — Audit Committee.” Under the Audit Committee charter, management is responsible for the preparation, presentation, and integrity of the Company’s financial statements, the appropriateness of accounting principles and financial reporting policies and for establishing and maintaining our internal control over financial reporting. The independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion as to their conformity with generally accepted accounting principles in the United States.
In the performance of its oversight function, the Audit Committee reviewed and discussed with management and Ernst & Young LLP, as the Company’s independent registered public accounting firm, the Company’s audited consolidated financial statements for the fiscal year ended September 30, 2024 and, with and without management present, reviewed and discussed the results of Ernst & Young LLP's examination of the financial statements. The Audit Committee also discussed with management, Ernst & Young LLP and our internal auditors, the quality and adequacy of our internal controls and the processes for assessing and monitoring risk. The Audit Committee reviewed with both Ernst & Young LLP and our internal auditor their audit plans, audit scope, and identification of audit risks. The Audit Committee also discussed with the Ernst & Young LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. In addition, the Audit Committee received and reviewed the written disclosures and the letters from Ernst & Young LLP required by applicable requirements of the PCAOB, regarding Ernst & Young LLP's communications with the Audit Committee concerning independence, and discussed with Ernst & Young LLP their independence from the Company.
Based upon the review and discussions described in the preceding paragraph, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the fiscal year ended September 30, 2024 filed with the SEC on November 29, 2024.

Submitted by the Audit Committee of the Company’s Board of Directors
Harald von Heynitz (Chairperson)
Cynthia Arnold
Herman Bulls
Elizabeth Fessenden
This Audit Committee Report is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

PROPOSAL NO. 3 APPROVAL, ON AN ADVISORY, NON-BINDING BASIS, ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act") and Rule 14a-21 under the Exchange Act, we request that our stockholders cast a non-binding, advisory vote to approve the compensation of our named executive officers identified in the section titled “Compensation Discussion and Analysis” set forth below in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies, and practices described in this Proxy Statement.
Accordingly, we ask our stockholders to vote "FOR" the following resolution at the Annual Meeting:
“RESOLVED, that the Company’s stockholders hereby approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2025 annual meeting of stockholders pursuant to the compensation disclosure rules of the SEC, including the section titled “Compensation Discussion and Analysis,” the 2024 Summary Compensation Table and the other related tables and disclosures.”
We believe that our compensation programs and policies for the fiscal year ended September 30, 2024 were an effective incentive for the achievement of our goals, aligned with stockholders’ interests and worthy of stockholder support. Additional details concerning how we structure our compensation programs to meet the objectives of our compensation program are provided in the section titled “Compensation Discussion and Analysis” set forth below in this Proxy Statement.
This vote is merely advisory and will not be binding upon the Company, our Board, or our Compensation and Human Resources Committee, nor will it create or imply any change in the duties of the Company, our Board, or our Compensation and Human Resources Committee. The Compensation and Human Resources Committee and the Board will, however, take into account the outcome of the vote when considering future executive compensation decisions. The Compensation and Human Resources Committee and the Board value constructive dialogue on executive compensation and other significant governance topics with our stockholders and encourages all stockholders to vote their shares on this important matter.
At our annual meeting of stockholders held in fiscal year 2024, our stockholders recommended, on a non-binding advisory basis, that the stockholder vote on the compensation of our named executive officers occur every year. After considering this recommendation, our Board determined to hold a “say-on-pay” advisory vote every year. Accordingly, our next advisory say-on-pay vote (following the non-binding advisory vote at this Annual Meeting) is expected to occur at the 2026 Annual Meeting.
The Board unanimously recommends a vote FOR the approval, on an advisory, non-binding basis, of the compensation of our named executive officers.

Executive Officers
The table below identifies and sets forth certain biographical and other information regarding our executive officers as of the date of this Proxy Statement. Our executive officers are appointed by, and serve at the discretion of, our Board. There are no family relationships among any of our executive officers or directors.

Executive Officer	Age	Position(s)
Julian Nebreda	58	President, Chief Executive Officer, and Director
Ahmed Pasha	56	Senior Vice President and Chief Financial Officer
Peter Williams	62	Senior Vice President and Chief Supply Chain and Manufacturing Officer
Rebecca Boll*	53	Senior Vice President and Chief Product Officer
John Zahurancik	53	Senior Vice President and President, Americas
*As previously disclosed in a Current Report on Form 8-K filed with the SEC on January 10, 2025, Ms. Boll submitted her resignation on January 8, 2025 from all of her positions with the Company, which is to be effective January 31, 2025. On an interim basis, Mark Berger, Vice President, Product and Program Management, and Freddy Reyes Falck, Vice President Engineering, will lead the Company's Product organization until Ms. Boll's replacement is appointed.

Julian Nebreda see “Information About Director Nominees” above for the biography of Julian Nebreda, our President and Chief Executive Officer.
Ahmed Pasha has served as the Company's Senior Vice President and Chief Financial Officer since January 1, 2024. Mr. Pasha was previously with AES in a variety of roles for over 25 years. Most recently, he served as the Chief Financial Officer, US Utilities and Conventional Generation from January 2022 through December 2023. Prior to that role, he served as Corporate Treasurer from January 2020 through December 2021 and as Vice President, Investor Relations from January 2012 through December 2021 with AES. Ms. Pasha also previously served as a director of DPL Inc. from July 2023 through January 1, 2024, as a director of AES Ohio from October 2022 through January 1, 2024 and as a director of IPALCO Enterprises, Inc. from October 2022 through January 1, 2024. Mr. Pasha has his bachelor's degree in business/commerce from the University of Punjab.
Peter Williams has served as our Senior Vice President and Chief Supply Chain and Manufacturing Officer since July 2023. Mr. Williams is responsible for all aspects of the end-to-end supply chain including strategic sourcing, procurement, manufacturing, logistics, safety, planning, and quality assurance. Prior to joining Fluence, Mr. Williams served as Senior Vice President, Global Operations and Supply Chain for Rogers Corporation from July 2019 through November 2022. Prior to that role, he served as Vice President of Global Operations for MKS Instruments from August 2007 through July 2019. Mr. Williams has also held senior management positions in operations at Photon Dynamics and Applied Materials. Mr. Williams currently sits on the SAP Green Council Advisory Board. Early in his career, Mr. Williams was a Spacecraft Systems Engineer for Lockheed Martin Corporation. Mr. Williams earned his bachelor's degree in Mechanical Engineering from San Jose State University.
Rebecca Boll has served as our Senior Vice President and Chief Product Officer since June 2020. She is responsible for developing energy storage products and services that anticipate customer needs and ensuring Fluence’s leadership position within the energy storage industry. Prior to joining Fluence, Ms. Boll was Chief Technology Officer for the Digital Buildings business at Schneider Electric from December 2018 through June 2020. She spent thirteen years at General Electric serving as Chief Technology Officer for Licensing & Technology Ventures and previously in various leadership roles at GE Aviation, GE Global Research, and GE Power. Ms. Boll’s career began in the United States Air Force, where she served for six years as an Electronic Combat Officer. Ms. Boll has served as a director for Northeast Energy Efficiency Partnership since May 2021. She also has served as a director of Watts Water Technologies Inc. (NYSE: WTS) since February 2024 and currently sits on the Audit, Governance, and Sustainability committees. She received her bachelor’s degree in applied mathematics from Boston University, master’s degree in human relations from the University of Oklahoma, and law degree from the New England Law School.
John Zahurancik was appointed by the Board as an executive officer in November 2023 but has served as our Senior Vice President and President, Americas since June 2021, where he is responsible for all customer facing activity in the region. Mr. Zahurancik previously was Chief Operating Officer of Fluence Energy, LLC, when we were still a private joint venture, from January 2018 through June 2021, where he directed the Fluence teams that sell and deliver storage solutions and services to leading customers around the world. Prior to 2018, Mr. Zahurancik served in leadership roles with AES Energy Storage, which he helped co-found in 2007. Prior to his time with AES, Mr. Zahurancik worked as a consultant and market analyst to the telecommunications industry. He currently serves on the board of directors for the

American Clean Power Association (ACP). He received his bachelor's degree in economics and social science at Florida State University and his master's in public policy from the University of Michigan.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This Compensation Discussion and Analysis (“CD&A”) describes the material elements of our executive compensation program during fiscal year 2024. It also provides an overview of the compensation awarded to or earned by our named executive officers during fiscal year 2024 (each a "NEO" and together, the "NEOs") and an overview of our executive compensation philosophy, core principles, and objectives. Finally, the CD&A analyzes how and why the Compensation and Human Resources Committee and our Board arrived at the specific compensation determinations for our NEOs during fiscal year 2024. Our NEOs for fiscal year ended September 30, 2024, are:

Named Executive Officer	Title
Julian Nebreda	President and Chief Executive Officer
Ahmed Pasha[1]	Senior Vice President and Chief Financial Officer
Peter Williams	Senior Vice President and Chief Supply Chain and Manufacturing Officer
Rebecca Boll[2]	Senior Vice President and Chief Product Officer
John Zahurancik	Senior Vice President and President, Americas
Manavendra Sial[3]	Former Senior Vice President and Chief Financial Officer
1 Mr. Pasha joined the Company as our Senior Vice President and Chief Financial Officer on January 1, 2024.
2 As previously disclosed on a Current Report on Form 8-K filed with the SEC on January 10, 2025, Ms. Boll submitted her resignation from all of her positions with the Company effective January 31, 2025.

3 Mr. Sial terminated employment with the Company and stepped down as our Senior Vice President and Chief Financial Officer on December 31, 2023.
This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations, and determinations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from the currently planned programs summarized in this discussion.
Executive Summary
2024 Business Overview

Fluence is a global market leader delivering intelligent energy storage and optimization software for renewables and storage. Our energy storage solutions and operational services are helping to create a more resilient grid and unlock the full potential of renewable portfolios. With gigawatts of projects successfully contracted, deployed and under management across nearly 50 markets, we believe we are transforming the way we power our world for a more sustainable future.

Fiscal year 2024 was a testament to the Fluence team's dedication, operational efficiency, and commitment to delivering value to our stakeholders. Our fiscal year 2024 was highlighted by strong financial performance, including record annual revenue and net income, along with margin expansion. We maintained a robust liquidity profile as we exited fiscal year 2024. Our execution of our strategic objectives during fiscal year 2024 reaffirms our position as a leader in the energy storage industry. We continue to remain focused on delivering value to both our customers and shareholders as we continue our journey.
Our fiscal year 2024 highlights included:
•Achieved record revenue of approximately $2.7 billion and delivered on our fiscal year 2024 revenue objectives.
•GAAP gross profit margin improved to approximately 12.6% compared to approximately 6.4% for fiscal year 2023, reflecting the Company's continued focus on profit improvement strategies.
•Achieved net income of approximately $30.4 million compared to net loss of approximately $104.8 million in fiscal year 2023.
•Increased Adjusted EBITDA to approximately $78.1 million for fiscal year 2024 from approximately negative $61.4 million for fiscal year 2023. Adjusted EBITDA is a non-GAAP financial measure and should not be considered in isolation or as a substitute for any of our financial measures reported under GAAP. For a discussion of Adjusted EBITDA, including a reconciliation to net income (loss), its most directly comparable GAAP financial measure, see pages 66-67 of our 2024 Form 10-K.
•Increased our quarterly order intake to approximately $1.2 billion, compared to approximately $737.0 million for the same quarter last year.

•Fluence began initial U.S. production of its Fluence battery modules in late fiscal year 2024, with anticipated ramp up during fiscal year 2025. We believe that this achievement strengthens our competitive edge and further positions us as a leader in providing high-quality, U.S.-made energy storage solutions.
For more information about the Company and our fiscal year 2024 financial and operational results, please see the “Management's Discussion and Analysis of Financial Condition and Results of Operations” in our 2024 Form 10-K. The 2024 Form 10-K can be found in the Investor Relations section of the Company website at www.ir.fluenceenergy.com.
Overview of Fiscal Year 2024 Executive Compensation
Our executive compensation program is designed to deliver market competitive pay for performance and provide consequences for underperformance by tying a significant portion of our NEOs’ compensation to the Company's long-term financial and strategic growth objectives, thereby aligning our NEOs’ interests with those of our stockholders. For each of our annual and long-term incentive programs, we believe we have established aggressive, but achievable performance goals and targets to appropriately incentivize our executive leadership team. We believe the following aspects and outcomes of our fiscal year 2024 executive compensation program demonstrate our commitment to these objectives:
•Setting approximately 85% of our President and Chief Executive Officer's total target compensation as variable and at risk and setting approximately 68% of the other NEOs average total target compensation as variable and at risk (outside of Mr. Sial).
•Our eligible NEOs receiving above-target total annual incentive plan ("AIP") award payouts for fiscal year 2024, with Mr. Nebreda receiving a total AIP award payout equal to 134% of his target total AIP award and the four other eligible NEOs employed with the Company through fiscal year end 2024 (consisting of Messrs. Pasha, Williams, and Zahurancik, and Ms. Boll) receiving an average total AIP award payout equal to 132% of target for their respective fiscal year 2024 AIP awards. We believe these above-target payouts reflect the Company's strong financial and operational performance in fiscal year 2024.
•Granting to the NEOs (except for Mr. Sial) LTI awards during fiscal year 2024 pursuant to the new annual LTI program approved by the Board on December 8, 2023, that were comprised of 20% non-qualified stock options ("NQSOs"), 40% performance stock units ("PSUs"), and 40% restricted stock units ("RSUs").
Commitment to Best Practices
We are committed to having strong governance standards with respect to our compensation programs and practices and we have implemented policies and standards that strengthen the alignment of such compensation programs and practices with our stockholders' interests. We believe that our executive compensation program effectively aligns the interests of our executives with those of our stockholders. The chart below represents a brief summary of key compensation practices with respect to our NEOs that support this goal.

What We Do:	What We Do Not Do:
•Design performance metrics aligned with business strategy	•Provide tax gross-ups on compensation or benefits
•Use a variety of incentive measures at both corporate and business unit levels	•Provide excessive severance benefits or severance benefits in excess of those provided under our severance policies
•Cap payouts under short-term cash incentive awards and long-term performance stock awards	•Allow employees, including our NEOs, to engage in hedging, pledging, or short-sales of Company stock
•Ensure a significant portion of pay is at risk	•Allow liberal share recycling or discounted options in the incentive award plan
•Provide double-trigger change-in-control executive severance and equity vesting	•Provide a supplemental executive retirement, non-qualified deferred compensation, or defined benefit pension plans
•Maintain clawback policy to recover incentive compensation under certain circumstances	•Award incentive payouts for below-threshold performance
•Use multi-year vesting on equity awards	•Offer material perquisites to our executive officers
•Conduct annual CEO and officer individual performance review assessments, leadership talent assessments, and succession planning	•Reprice options or stock appreciation rights, without stockholder approval
•Conduct annual compensation risk assessment	•Provide "single trigger" change in control benefits
•Engage independent compensation consultant
•Conduct annual peer group review of total rewards programs, taking into account peer group and survey data, where appropriate
•Require mandatory stock ownership for our executive leadership team, including our executive officers, and our non-employee independent directors
Total Rewards Philosophy
Our executive compensation program is designed by our Compensation and Human Resources Committee to achieve the following primary objectives:
•Align Management Incentives with Stockholders Interests: A substantial portion of our NEOs' compensation is performance-based pay that is at-risk if strategic objectives are not achieved, aligning the long-term interests of our NEOs with those of our stockholders.
•Focus on Business Strategy and Operational Results: Establish metrics that measure achievement of financial and strategic goals and that provide for payment based on the achievement of results.
•Attract and Retain Talent: Source and hire a diverse array of experienced executives who have the foresight, skill, and ability to contribute to the Company's short and long-term success.
The key objectives of the Company's total rewards philosophy (the "Total Rewards Philosophy") are delivered by remaining true to its guiding principles, which are as follows:
•Pay for Results: Consistently recognize and reward talent commensurate with the performance results delivered for the Company. Above-target incentives and rewards are provided for above-target performance and below-target or no incentives or rewards are provided for performance that falls short of established target and threshold performance.
•Seek to Remain Market Competitive: Work to keep competitive positioning aligned with the external market and our industry, taking into account applicable peer group metrics and the applicable NEO's individual experience, performance, scope of position, competitive demand, and delivery of business results.
•Support Internal Fairness: Balance pay for job value with each individual's performance results to ensure all employees are paid fairly and with the market for the results they deliver.
•Be Fiscally Responsible: Maintain fiscally sustainable employment costs consistent with our financial performance and long-term business success.

•Adhere to Strong Governance Principles: Ensure equitable, transparent, compliant, high-quality, and high-integrity decisions that are consistent with internal policies and processes and applicable law.
•Maintain Transparency: Create and implement total rewards systems and tools that create line-of-sight, are user-friendly, and streamlined.
Consistent with this philosophy, performance-based compensation represented a significant portion of our NEOs' target compensation for fiscal year 2024. In particular, the cash incentive awards paid to our NEOs under our 2024 AIP program were tied to pre-established (i) financial objectives and (ii) strategic key performance indicators ("KPIs") that were deliberately aligned with Fluence's operational and long-term strategic initiatives.
Advisory Vote on Executive Compensation Results
At the 2024 annual meeting of stockholders in March 2024, approximately 98% of the votes cast on the annual say-on-pay proposal were in support of our executive compensation program. We view this level of stockholder support as affirmation of our current pay programs and our pay for performance philosophy. The Compensation and Human Resources Committee, with input from Pay Governance, our independent compensation consultant, considered the vote results and current market practices as it evaluated whether changes to the executive compensation program were warranted. The Compensation and Human Resources Committee will continue to consider the outcome of our annual say-on-pay votes when making future compensation decisions for our executive officers.
Role of the Board and Compensation and Human Resources Committee
The Compensation and Human Resources Committee is responsible for establishing, overseeing, and monitoring our executive compensation and benefit programs and for our overall Total Rewards Philosophy. These responsibilities include reviewing and determining annually the compensation to be provided to our executive leadership team, including our NEOs, other than our President and Chief Executive Officer. The Board is responsible for annually reviewing and determining the compensation to be provided to our President and Chief Executive Officer, following recommendation by the Compensation and Human Resources Committee. In some cases, members of senior management, including our President and Chief Executive Officer, consult with, or make recommendations regarding the compensation and benefits of other members of our executive leadership team, including our NEOs. Such recommendations generally take into consideration advice from Pay Governance and/or publicly available market survey data.
In setting executive compensation, the Board and Compensation and Human Resources Committee, as applicable, consider a number of factors, including, but not limited to, the recommendations of our President and Chief Executive Officer (other than with respect to the President and Chief Executive Officer’s own compensation), recommendations from our human resources team, current and past total compensation, tally sheets, internal equity pay considerations, competitive market data and analysis provided by Pay Governance, Company performance and each of the executive officer’s (i) impact on performance of the Company, (ii) relative scope of responsibility and potential, and (iii) individual performance and demonstrated leadership. The Board and Compensation and Human Resources Committee retain discretion to provide compensation and benefits that are above or below market median based on an executive officer's individual experience, performance, scope of position, competitive demand, and delivery of business results that may warrant such compensation and benefits.
For more information regarding our Compensation and Human Resources Committee, see "Corporate Governance - Committees of our Board of Directors - Compensation and Human Resources Committee".
Role of Management
Management, in particular our President and Chief Executive Officer, consults with and makes recommendations regarding executive compensation matters to the Compensation and Human Resources Committee. Management considers Pay Governance’s advice and uses publicly available compensation and benefits survey market data and information when making its recommendations to the Compensation and Human Resources Committee. Management may retain other consultants to provide related competitive data and information to assist them in formulating such recommendations. Management's recommendations have historically focused on the Company’s broad-based compensation and benefit plans, the structure and performance measures for short and long-term incentives, and compensation and benefits matters related to the Company’s executive officers. Our President and Chief Executive Officer provides his recommendations regarding compensation and benefits matters pertaining to the other executive officers and provides individual evaluations of each of the other executive officers in connection with the Compensation and Human Resource's evaluation of such executive officers' achievement of personal objectives and such executive officers' target compensation for the following fiscal year. Members of our management team, including our President and Chief

Executive Officer, may be invited to attend all or portions of the Compensation and Human Resources Committee's meetings.
Role of Compensation Consultant
Pursuant to our Compensation and Human Resources Committee’s charter, the Compensation and Human Resources Committee has the authority to retain or obtain the advice of compensation consultants, legal counsel, and other advisors to assist in fulfilling its responsibilities. Before selecting any such consultant, counsel, or advisor, the Compensation and Human Resources Committee reviews and considers the independence of such consultant, counsel, or advisor in accordance with applicable Nasdaq rules. Pursuant to the Compensation and Human Resources Committee's charter, the Company will provide appropriate funding for the payment of reasonable compensation to any advisor retained by the Compensation and Human Resources Committee. In accordance with this authority, our Compensation and Human Resources Committee engaged Pay Governance as its outside independent compensation consultant for fiscal year 2024. Pay Governance provided peer group data, competitive compensation data and analyses, and guidance used by the Compensation and Human Resources Committee when designing and assessing our overall executive compensation program. The guidance and recommendations from Pay Governance for fiscal year 2024 included executive officer compensation matters, related governance matters (including risk assessment of the executive compensation program), and the design of our short and long-term incentive awards as well as consultation to the Compensation and Human Resources Committee for the consideration and evaluation of cash and equity compensation for our non-employee independent board members. All such compensation services provided by Pay Governance during fiscal year 2024 were conducted under the direction or authority of the Compensation and Human Resources Committee. During fiscal year 2024, Pay Governance did not provide any services to us other than advising on (1) executive, employee, and director compensation and (2) broad-based plans that do not discriminate in scope, terms, or operation, in favor of our executive officers or directors, and that are available generally to all salaried employees. Representatives of Pay Governance attended seven Compensation and Human Resources Committee meetings during fiscal year 2024.
The Compensation and Human Resources Committee considered the advisor independence factors required under Nasdaq and SEC rules as they relate to Pay Governance and determined that there were no conflicts of interest and that Pay Governance was independent.
Compensation Risk Assessment
We believe that the general design of our executive compensation program reflects a compensation mix that balances short and long-term performance objectives, cash and equity compensation, and risks and rewards associated with our executive officers’ roles. In fiscal year 2024, Pay Governance conducted a risk assessment of the Company's compensation programs and practices, including our executive compensation program, with the assistance of members of Company management. The Compensation and Human Resources Committee reviewed and discussed the results of Pay Governance's evaluation of the Company's compensation programs and practices and concluded that our employee compensation programs are not designed to reward excessive risk-taking and have appropriate risk-mitigating provisions. As a result, we believe the risks associated with our compensation programs are within the Company's ability to effectively monitor and manage, and are not reasonably likely to have a material adverse effect on the Company. In its risk assessment discussion, the Compensation and Human Resources Committee considered the features of our fiscal year 2024 compensation program, with key elements summarized in the table below:

•Incentive arrangements incentivize long-term Company growth
•Annual incentive plan employs balanced measures with reasonable levels of upside and downside leverage
•PSUs contain two financial performance measures to incentivize profitable long-term Company growth and such measures are used for both executives and applicable employees
•Annual and long-term incentive arrangements include payout caps and the opportunity for the Compensation and Human Resources Committee to adjust final results to ensure the payouts are fair
•Incentive plan designs and changes are subject to annual review, with interim results reviewed at each regularly scheduled Compensation and Human Resources Committee meeting
•Performance goals for the annual and long-term incentives reflect operating plans that are reviewed and approved by the Board
•Performance results are subject to multiple levels of review by senior management and the Compensation and Human Resources Committee
•Formal clawback policy is in place for incentive compensation
•Formal stock ownership policy in place for executive officers and other members of the executive leadership team
•Certain recipients of equity compensation are subject to blackout periods under our Insider Trading Policy
•Corporate scorecard measures in the annual incentive plan are the same for employees and executives, including our NEOs
•Change in control and severance provisions are aligned with market expectations
•Anti-hedging, anti-pledging, and whistleblower policies are in place and communicated to all employees
Peer Group and Benchmarking
The 2024 peer group (the “2024 Peer Group”) that was used for executive compensation decisions for fiscal year 2024 was presented to the Compensation and Human Resources Committee by Pay Governance in the fourth quarter of fiscal year 2023. Due to the Company's rapid growth as well as rapid growth in the renewable energy industry generally, our peer group is expected to be assessed on an annual basis to ensure it continues to be aligned with our business and operations. In determining our 2024 Peer Group, Pay Governance provided guiding principles for Fluence's compensation peer group, which are summarized below:
•Sample Size: includes 15 to 25 companies, which is intended to be a group sufficiently large to withstand anticipated changes in the external market (e.g. consolidation to mergers/acquisitions, bankruptcies, etc.)
•Scope: generally includes companies with similar revenue, market cap, assets, and employee size (taking into account the Company’s expected continued growth), as compensation is significantly correlated with Company size and revenue (with the peer group having revenue of 0.5x to 2.0x the size of the Company), with secondary consideration of market cap, assets, and employee size.
•Executive Labor Market: includes U.S.-based publicly traded companies to reflect the Company’s primary executive labor market.
•Business Mix: includes companies from the GIS industry classifications of construction and engineering, electronic equipment and instruments and components, heavy electrical equipment, semi-conductor equipment, semi-conductors, independent power, and renewable electricity producers.
Based on these criteria and the informed judgment of the Compensation and Human Resources Committee, the Compensation and Human Resources Committee approved the 2024 Peer Group, consisting of sixteen companies, in related industries, with median revenue of $2.0 billion and median market valuation of $3.6 billion as of June 30, 2023. The 2024 Peer Group consisted of the following companies:

2024 Peer Group
•Advanced Energy Industries, Inc.	•First Solar, Inc.	•Stem, Inc.
•Ameresco, Inc.	•Generac Holdings Inc.	•Sunnova Energy International Inc.
•Array Technologies, Inc.	•IES Holdings, Inc.	•SunPower Corporation
•Bloom Energy Corporation	•Itron, Inc.	•Sunrun Inc.
•EnerSys	•Ormat Technologies, Inc.
•Enphase Energy, Inc.	•SolarEdge Technologies, Inc.
Market data from the 2024 Peer Group, supplemented with general consideration of survey market data, was used by the Board, with respect to our President and Chief Executive Officer, and our Compensation and Human Resources Committee, with respect to our other NEOs, when determining and approving 2024 executive compensation in December

2023. This data was used to evaluate pay against the market median of reported total compensation for each of our NEO's job positions.
Peer group data was supplemented with consideration of survey market data from 2023 executive compensation information published by reputable, national executive compensation firms that generally reflected industry companies of similar size (measured by annual revenues). And, for certain executive positions, the survey market data also considered revenue by business segment and/or geography responsibilities.
While we do not establish or benchmark compensation levels solely based on a review of competitive market data, we believe market data is a meaningful input to our compensation policies and practices. When making decisions on total compensation for executives, the Board, with respect to the President and Chief Executive Officer, and the Compensation and Human Resources Committee, with respect to the other executives, also considers a number of other factors, including Company performance, each executive’s impact and criticality to our strategy and mission, relative scope of responsibility and potential, individual performance and demonstrated leadership, and internal pay equity.
Elements of Executive Compensation
The total rewards components that make up our executive compensation program were set by our Board and the Compensation and Human Resources Committee, with consultation from Pay Governance. Each component is reviewed annually to ensure alignment with our Total Rewards Philosophy.

Total Rewards Components (1)
Annual Compensation	Base Salary – fixed cash compensation to provide for the executive's day-to-day responsibilities; this pay is not at risk and provides an appropriate level of financial certainty.
Annual Incentives – variable performance-based cash compensation that is earned if certain annual financial and strategic results or individual KPIs are achieved, with above-target pay for above-target performance, and below-target or no pay for below-target or below-threshold performance.

Long-Term Compensation	Restricted Stock Units (RSUs) – variable time-based equity compensation, with the primary purpose of retention and aligning executive interests with those of our stockholders.
Performance Stock Units (PSUs) – commencing in fiscal year 2024, variable performance-based equity compensation rewarding for the achievement of financial performance results over a multi-year performance period that contribute to the long-term success of the Company and in alignment with our stockholders expectations.

Non-Qualified Stock Options (NQSOs) – commencing in fiscal year 2024, variable time-based equity compensation aligning executive interests with those of our stockholders through focus on stock price appreciation.

Benefits
Retirement and Health and Welfare Benefit Plans – standard array of retirement and health and welfare benefit plans available to Company employees, with specific plans dependent on the geographic location of employees.

(1) The Compensation and Human Resources Committee reviews all components annually; the long-term compensation mix is based on a variety of factors, such as cash impact, stockholder dilution, market conditions, share availability, and participant eligibility.

Total Compensation Mix
Guided by the Company's Total Rewards Philosophy, when evaluating executive compensation for our executive officers, the Board, with respect to the President and the Chief Executive Officer, and the Compensation and Human Resources Committee, with respect to the other executive officers, assesses base salary, annual incentive, and long-term incentive compensation as compared to the market median for that specific compensation component. The Board, with respect to determination and evaluation of the President and Chief Executive Officer's compensation, and the Compensation and Human Resources Committee, with respect to determination and evaluation of the other executive officers' compensation, considers additional factors such as individual performance, experience level, future potential, and specific job assignment of the executive, pay equity, market conditions, and the Company’s recent performance when determining pay for our executive officers. The Board, with respect to the President and Chief Executive Officer, and the Compensation and Human Resources Committee, with respect to the other executive officers, reviews these compensation components at least annually for each executive officer to ensure alignment with the Company's Total Rewards Philosophy. The Board, with respect to decisions regarding the President and Chief Executive Officer, and the Compensation and Human Resources Committee, with respect to decisions regarding the other executive officers, retain the ability to provide compensation and benefits that are above or below market median in their respective discretion.
A substantial portion of our executive compensation is pay-at-risk with our executive compensation components weighted most heavily toward short and long-term incentives, which our Board, with respect to the President and Chief Executive Officer, and Compensation and Human Resources Committee, with respect to the other executive officers, believe aligns with operational excellence and stockholder value creation, respectively. Though the Compensation and Human Resources Committee does not have pre-established relative weightings among the various compensation components, the Compensation and Human Resources Committee targets the market median of the Peer Group for each compensation component.
The following graphs illustrate the pay mix based on total target compensation (annual base salary, target AIP, and target LTI) for each NEO, other than Mr. Sial. Each compensation component is described in further detail below. In fiscal year 2024, approximately 85% of our CEO’s total target compensation was variable and at risk, and for all the other eligible NEOs, as a group, approximately 68% of their average total target compensation was variable and at risk (in calculating this figure, we did not include either (i) the sign-on cash bonus nor (ii) the sign-on equity award for Mr. Pasha as described in the Summary Compensation Table and narrative disclosure below because they are one time payments or awards).

85% of Pay at Risk	68% of Pay at Risk
Annual Base Salary
An annual base salary provides a fixed level of compensation for our executives for services rendered to the Company, reflecting the executives' skill set, experience, role, and responsibilities, and are designed to attract and retain talented executives and to provide a competitive and stable component of income. Our Board, with respect to our President and Chief Executive Officer, and our Compensation and Human Resources Committee, with respect to our other executive officers, review base salaries for our executives at least annually, considering (i) each executive's role and responsibilities (including in connection with any promotion), (ii) the executive's performance for the prior year, (iii) base salaries of similarly situated executives at comparable companies in our respective Peer Group, and (iv) market data. The Board, with respect to the President and Chief Executive Officer, and the Compensation and Human Resources Committee, with respect to the other NEOs, do not assign a specific weight to any single factor in making decisions regarding base salary adjustments.
2024 Annual Base Salaries
Due to the Company's rapid growth during fiscal year 2023 and changes to the 2024 Peer Group, the market median base salary for fiscal year 2024 increased year over year. As a result, in fiscal year 2024, our Compensation and Human Resources Committee approved an annual base salary increase effective January 1, 2024 for each of Mr. Zahurancik and Ms. Boll inclusive of both a performance-based merit increase plus market adjustment to align their pay at approximately market median for their respective roles based on the 2024 market data. In addition, the Compensation and Human Resources Committee recommended an annual base salary increase effective January 1, 2024, for Mr. Nebreda to the Board, reflective of both market and merit-based considerations. When discussing Mr. Nebreda’s base salary, the Board considered the significant growth of the Company during fiscal year 2023 and Mr. Nebreda’s leadership during such time, including leading the Company to positive Adjusted EBITDA for the first time in Company history in the fourth quarter of fiscal year 2023. In approving the recommendation, the Board also considered the long-term outlook of Company revenue and profit growth and believed that an increase in base salary of approximately 56% beginning January 1, 2024, for Mr. Nebreda was appropriate and in line with the rapid growth of the Company. Mr. Pasha's annual base salary reflects his new hire salary on January 1, 2024, as set forth in his offer letter. Mr. William's annual base salary remained unchanged from his hire date in July 2023.
The actual base salary paid to each NEO for fiscal year 2024 is set forth in the Summary Compensation Table in the "Salary" column. The annual base salaries of the NEOs in effect as of the end of fiscal year 2024 are reflected below:

Name	End of Fiscal Year 2023 Base Salary ($)	End of Fiscal Year 2024 Base Salary ($)	% Change
Julian Nebreda	600,000	935,000	55.8%
Ahmed Pasha (1)	—	530,000	—%
Peter Williams (2)	450,000	450,000	—%
Rebecca Boll	350,000	420,000	20.0%
John Zahurancik	375,000	420,000	12.0%
Manavendra Sial (3)	500,000	--	--
(1) Reflects Mr. Pasha's base salary in effect as of January 1, 2024, his first day of employment with the Company.
(2) Reflects Mr. William's base salary in effect as of his hire date on July 17, 2023.
(3) Mr. Sial was not eligible for an annual base salary increase for fiscal year 2024 due to his voluntary termination of employment on December 31, 2023.
Annual Incentive Plan
Our AIP is designed to deliver pay upon achievement of corporate financial and strategic performance results, rewarding for superior performance and providing consequences for underperformance. Based on a comprehensive review of our executive compensation program and competitive market practices by Pay Governance, our Board, with respect to the President and Chief Executive Officer, and our Compensation and Human Resources Committee, with respect to the other NEOs, approved our AIP design for fiscal year 2024 in November 2023.
2024 Target AIP Opportunity
Each year, the Board, with respect to the President and Chief Executive Officer, and the Compensation and Human Resources Committee, with respect to the other NEOs, establish a target AIP award for each NEO expressed as a percentage of base salary, subject to the achievement of pre-established performance measures as described below. The target AIP opportunities, when combined with base salaries, are intended to provide market-competitive target total cash compensation opportunities for our NEOs. Each of our NEOs, other than Mr. Sial, was eligible for an award under the AIP for fiscal year 2024. The approved target AIP award opportunity for each of our eligible NEOs for fiscal year 2024 was as follows:

Named Executive Officer	2024 Target Annual Incentive (% of Base Salary)	2024 Target Annual Incentive ($)
Julian Nebreda	115%	1,075,250
Ahmed Pasha	75%	297,582(1)
Peter Williams	60%	270,000
Rebecca Boll	60%	252,000
John Zahurancik	60%	252,000
Manavendra Sial (2)	—	—
(1) Mr. Pasha's 2024 target annual incentive amount reflects a pro-rated target amount from January 1, 2024, his hire date, through the fiscal year-end of September 30, 2024.
(2) Mr. Sial was not eligible for a 2024 AIP award due to his voluntary termination effective December 31, 2023.

2024 Annual Incentive Plan Components
In early fiscal year 2024, the Company and the Compensation and Human Resources Committee designed the 2024 AIP, which was intended to align employees' objectives and actions with the Company’s strategic goals. The Company and the Compensation and Human Resources Committee developed a 'Corporate Scorecard' that applied across the Company and 'Strategic KPIs' based upon Company-wide strategic objectives. The (i) Corporate Scorecard and (ii) Strategic KPIs comprising our 2024 AIP, which served as the performance targets, were determined based on the Company's fiscal year 2024 budget. The 2024 AIP design is comprised of of (i) the Corporate Scorecard consisting of financial results (60% weighting) and (ii) Strategic KPIs (40% weighting). The 2024 AIP design applied to all employees globally, including our NEOs, and components of the Corporate Scorecard were the same for every employee, including our NEOs. The Strategic KPIs were tailored by the Compensation and Human Resources Committee for members of our executive leadership team, including our NEOs. The following three Strategic KPIs applied to all members of the executive leadership team, including our NEOs: (i) free cash flow (5% weighting), (ii) safety (5% weighting), and (iii) talent index (5%

weighting) (collectively, the "ELT Shared KPIs"). In addition, each NEO was assigned his or her own respective mix of individual Strategic KPIs, as set out in greater detail below (25% weighting).
The fiscal year 2024 AIP award for each NEO was calculated as a percentage of a target award. Each Corporate Scorecard measure and each Strategic KPI was assigned a percentage of achievement, with 0% for below threshold performance, 50% for threshold performance, 100% for target performance, and up to 200% for maximum performance. Financial performance results are interpolated on a straight-line basis from measurement point to measurement point (threshold to target and target to maximum). The Board, with respect to the President and Chief Executive Officer, and the Compensation and Human Resources Committee, with respect to the other NEOs, retained discretion to adjust the results of the Strategic KPIs, as well as the overall 2024 AIP performance results based on unforeseen circumstances, as warranted.
The Board, with respect to the President and Chief Executive Officer, and the Compensation and Human Resources Committee, with respect to the other NEOs, with guidance from Pay Governance, defined the measures under the Corporate Scorecard component of the 2024 AIP as follows:

Performance Metric	Measure Weight	Rationale	Performance Metric Definition
Revenue	15%	Focuses executives on the growth of the Company.	Total Company revenue, as calculated in accordance with US GAAP and as set forth in the Company's audited consolidated financial statements in our 2024 Form 10-K.
Adjusted EBITDA	25%	Focuses executives on growing the Company profitably, inclusive of the cost associated with the goods and services.	Adjusted EBITDA is a non-GAAP financial metric and is calculated from the consolidated statements of operations of our financial statements using net income (loss) adjusted for (i) interest income, net, (ii) income taxes, (iii) depreciation and amortization, (iv) stock-based compensation, and (v) other non-recurring income or expenses. Please refer to page 66-67 in our 2024 Form 10-K for more details on how the Company defines and calculates Adjusted EBITDA as set forth in the Company's audited consolidated financial statements.
Order Intake Margin EAC	20%	Focuses executives on future project pipeline in support of Company growth.	Order Intake Margin EAC is calculated as the reported as sold order intake margin for solutions, digital, and service offerings for the Company; provided that reported as sold order intake margin for solution offerings was adjusted to reflect known changes to Estimate at Completion (EAC) margins through September 30, 2024. No adjustments were made to the reported as sold order intake margins for digital or service offerings for KPI calculation purposes.
The measures under the ELT Shared KPIs were determined by the Board, with respect to the President and Chief Executive Officer, and the Compensation and Human Resources Committee, with respect to the other NEOs, with guidance from Pay Governance and input from management. The measures for the ELT Shared KPIs are as follows:

Performance Metric	Measure Weight	Rationale	Performance Metric Definition
Free Cash Flow	5%	Focuses executives on properly managing cash-on-hand.	Free cash flow is a non-GAAP financial metric and is calculated from our consolidated statements of cash flows and is defined as net cash provided by (used in) operating activities, less purchase of property and equipment made in the period. Please refer to page 66-67 in our 2024 Form 10-K for more details on how the Company defines and calculates free cash flow as set forth in the Company's audited consolidated financial statements.
Safety	5%	Focuses executives on the safety of all individuals on the project sites, such as employees, contractors, customers, and regulators.	The safety metric is based on four measures: monthly safety walks, safety training, days-away-restricted-transferred (DART), and fatalities. Two of the measures serve as a performance "gate" which operate as a pass/fail and both "gates" must pass their respective target. The two performance "gates" are achieving (i) a target number of average monthly safety walks and (ii) completion of a target number of safety trainings, both of which are intended to focus employees on creating, maintaining, and promoting a safe work environment. If either "gate" measure fails, the payout is 0% for the safety measure. If both "gate" measures pass, we then measure DART performance and fatalities. The DART measure is intended to focus employees on ensuring a certain level of safety results, with 50% threshold payout at 1.5 DART score, 100% target payout at 1.0 DART score, and 200% maximum payout at 0.3 DART score. One fatality caused by job safety incident, or job loss due to permanent disability caused by a job safety incident, would negate the entire safety payout.
Talent Index	5%	Focuses executives on the attraction, retention, and development of our employees.	The talent index metric is composed of five separate measures: (i) reduction of voluntary turnover and retention of talent (35%), (ii) minimization of position vacancy time (17.5%), (iii) speed to fill open positions (17.5%), (iv) trainings completed by employees on diversity, equity, and inclusion topics (20%), and (v) promotion of employee development through self-developed plans (10%).

The individual Strategic KPIs for each NEO were selected from a list of twenty-three individual Strategic KPIs within five broad strategic objective categories (the "Strategic KPI Menu"). All employees, including the NEOs, had the same Strategic KPI Menu for the 2024 AIP in an effort to focus all personnel, including our NEOs, on the same projects, goals, and initiatives to drive our revenue and profitability for fiscal year 2024. When the Compensation and Human Resources Committee developed the 2024 AIP design at the start of fiscal year 2024, it believed that each individual Strategic KPI's goal was achievable, but only with significant effort from the Company and employees, including the NEOs. The Strategic KPI Menu and associated payout percentages are listed below.

Strategic Category	Individual Strategic KPI	2024 Fiscal Year Payout %
Profitable Growth	Revenue(1)	—%
	Adjusted EBITDA(1)	182%
	Order Intake Margin EAC(1)	119%
	Free Cash Flow(2)	200%
	Increase Company Pipeline with Non-Affiliated Entities	158%
	Acceleration Plan (Speed)	200%
Products that Our Customers Need	Product Differentiator (Competitiveness)	180%
	Cost Out Index (Competitiveness)	200%
	New Product Introductions	137%
	Fluence Modules	87%
	Inverter Strategy	200%
	Availability / Reliability of Installed Base	155%
Converting our Supply Chain into a Competitive Advantage	US Domestic Product	123%
	Quality	168%
	On Time Delivery at customer sites	107%
Digital as Competitive Differentiation and Margin Driver	Integrated Offering / Fluence One	200%
	Annual Recurring Revenue(3)	103%
	Nispera Roadmap Execution	150%
Working Better	Safety(4)	200%
	Talent Index(5)	125%
	Standard Offer Guidance Upgrade	200%
	SAP Implementation	125%
	Intellectual Property	200%
(1) Revenue, Adjusted EBITDA, and Order Intake Margin EAC were each a component of the Corporate Scorecard and separately, a Strategic KPI. Targets and actual performance for each of these are set forth in the "Corporate Scorecard" table below.

(2) Free Cash Flow was a component of both the ELT Shared KPIs and separately, a standalone Strategic KPI. Target and actual performance for this Strategic KPI is set forth in the "ELT Shared KPIs" table below.

(3) Annual Recurring Revenue ("ARR") represents the net annualized contracted value including software subscriptions including initial trial, licensing, long term service agreements, and extended warranty agreements as of the reporting period. ARR excludes one-time fees, revenue share or other revenue that is non-recurring and variable.

(4) Safety was a component of both the ELT Shared KPIs and separately, a standalone Strategic KPI. Target and actual performance for this Strategic KPI is set forth in the "ELT Shared KPIs" table below.

(5) Talent Index was a component of both the ELT Shared KPIs and separately, a standalone Strategic KPI. Target and actual performance for this Strategic KPI is set forth in the "ELT Shared KPIs" table below.

2024 AIP Performance Results
The Company had above-target financial and operating performance results for fiscal year 2024, in the aggregate, and as a result, payouts under the 2024 AIP were awarded above-target for our NEOs. Fiscal year 2024 AIP payout amounts were approved by the Board, with respect to the President and Chief Executive Officer, and the Compensation and Human Resources Committee, with respect to the other NEOs. The Board and Compensation and Human Resources Committee did not exercise their discretion to adjust any 2024 AIP award payouts or to adjust any Strategic KPI results for our NEOs.
The tables below include the applicable targets as well as the final cumulative results under the 2024 AIP and the amounts payable under each NEO's respective 2024 AIP award, except for Mr. Sial who did not receive a 2024 AIP award.
Corporate Scorecard

Measure	Weight	Target	2024 Actual Performance	Payout %
Revenue	15%	$3.0 billion	$2.699 billion(2)	—%
Adjusted EBITDA(1)	25%	$65.0 million	$78.1 million	182%
Order Intake Margin EAC	20%	$593.0 million	$604.0 million	119%
(1) Adjusted EBITDA is a non-GAAP financial metric and is calculated from the consolidated statements of operations of our financial statements using net income (loss) adjusted for (i) interest income, net, (ii) income taxes, (iii) depreciation and amortization, (iv) stock-based compensation, and (v) other non-recurring income or expenses. Please refer to page 66-67 in our 2024 Form 10-K for more details on how the Company defines and calculates Adjusted EBITDA as set forth in the Company's audited consolidated financial statements in our 2024 Form 10-K.

(2) 2024 Revenue Actual Performance results are intentionally not rounded, as the threshold for payout for 2024 revenue was $2.7 billion. As the Company 2024 Actual Revenue Performance came in at $2.699 billion, it was below threshold of $2.7 billion and there was a 0% payout for revenue.

ELT Shared KPIs

Measure	Weight	Target	2024 Actual Performance	Payout %
Free Cash Flow(1)	5%	$(158.0) million	$71.6 million	200%
Safety(2)	5%	Safety Walks: 250 per Month; Completed Safety Training: 90%; DART: 1.0 Fatalities: 0	Safety Walks: 349 per Month; Completed Training: 97%; DART: 0 Fatalities: 0	200%
Talent Index(3)	5%	Score of 3 (out of 5)	Score of 3.28 (out of 5)	125%
(1) Free cash flow is a non-GAAP financial metric and is calculated from our consolidated statements of cash flows and is defined as net cash provided by (used in) operating activities, less purchase of property and equipment made in the period. Please refer to page 66-67 in our 2024 Form 10-K for more details on how the Company defines and calculates free cash flow as set forth in the Company's audited consolidated financial statements.

(2) See the description of the safety metric in the tables above.
(3) See the description of the talent index in the tables above. These measures scored 3, 3, 3, 4, and 4, respectively, for a weighted score of 3.28.
Strategic KPI Menu

Name	Individual KPI	Weight	Target	2024 Actual Performance	Payout %
Julian Nebreda	Average of all 23 individual Strategic KPIs	25%	100%	Above Target	153%
Ahmed Pasha	Average of all 23 individual Strategic KPIs	25%	100%	Above Target	153%

Peter Williams	Acceleration Plan (Speed)	3.57%	Target amount of reduction in average gross cycle time	Above Target	200%
	Product Differentiator (Competitiveness)	3.57%	Average of five product differentiator factors, equally weighted	Above Target	180%
	Cost Out Index (Competitiveness)	3.57%	Index consisting of certain capital expenditures (CAPEX) improvement and operating expenses (OPEX) improvement with average target index score of 3 (on a scale of 0 - 4.5)	Above Target	200%
	Fluence Modules	3.57%	Target order intake from projects integrating the Company's Gridstack Pro product line integrating Fluence Modules	Below Target	87%
	Inverter Strategy	3.57%	Reduction of inverter lead time and achievement of inverter strategic initiative on a timely basis	Above Target	200%
	Average of all KPIs set forth under "Converting our Supply Chain into a Competitive Advantage" in the table above	3.57%	100%	Above Target	133%
	SAP Implementation	3.57%	On Time/On Budget	Above Target	125%
Rebecca Boll	Acceleration Plan (Speed)	5%	Target amount of reduction in average gross cycle time	Above Target	200%
	Average of all KPIs set forth under "Products that Our Customers Need" in the table above	5%	100%	Above Target	160%
	US Domestic Product	5%	Target order intake margin from U.S. Domestic Product projects	Above Target	123%
	Quality	5%	Target relating to reduction of gross non-conforming costs % of revenue	Above Target	168%
	Integrated Offering - Fluence One	5%	Target relating to development of integrated Digital platform with common data model on a certain timeline	Above Target	200%
John Zahurancik	Acceleration Plan (Speed)	4.17%	Target amount of reduction in average gross cycle time	Above Target	200%
	Revenue - Americas	4.17%	Target performance for Americas only Revenue	Below Threshold	—%
	Adjusted EBITDA - Americas (1)	4.17%	Target performance for Americas only Adjusted EBITDA	Below Target	73%
	Order Intake Margin EAC - Americas	4.17%	Target performance for Americas only Order Intake Margin EAC	Above Target	112%
	Fluence Modules	4.17%	Target order intake from projects integrating the Company's Gridstack Pro product line integrating Fluence Modules	Below Target	87%
	US Domestic Product	4.17%	Target order intake margin from U.S. Domestic Product projects	Above Target	123%
(1) Adjusted EBITDA - Americas is a non-GAAP financial metric and should not be considered in isolation or as a substitute for financial measures reported under GAAP. Adjusted EBITDA - Americas can be calculated by using our internal budgeting and planning applications to adjust the Company's Adjusted EBITDA to reflect only the Americas side of the business. For a discussion of how we define and calculate Adjusted EBITDA from the Company's audited consolidated financial statements, please refer to pages 66-67 in our 2024 Form 10-K.

2024 Cumulative AIP Award Results for NEOs

Name	AIP Target ($)	Corporate Scorecard Performance [60% weighting] ($)	ELT Shared KPIs Performance [15% weighting] ($)	Individual Strategic KPI Performance [25% weighting] ($)	Total AIP Award for FY24 ($)	Award as % of Target
Julian Nebreda	1,075,250	744,245	282,253	411,256	1,437,754	134%
Ahmed Pasha(1)	297,582	205,974	78,115	113,818	397,907	134%
Peter Williams	270,000	186,883	70,875	108,445	366,203	136%
Rebecca Boll	252,000	174,424	66,150	107,185	347,759	138%
John Zahurancik	252,000	174,424	66,150	62,380	302,955	120%
Manavendra Sial	—	—	—	—	—	—
(1) 2024 AIP metrics for Mr. Pasha reflect pro-rated amounts from his hire date of January 1, 2024 through fiscal year-end September 30, 2024.
The final, approved fiscal year 2024 AIP award payouts are also set forth below in the Summary Compensation Table in the “Non-Equity Incentive Plan Compensation” column.
Long-Term Incentives
Our Board and Compensation and Human Resources Committee view LTI compensation as a key component of our total compensation program. We believe that equity awards align the interests of our NEOs with our stockholders, provide our NEOs with incentives linked to long-term performance, and foster an ownership culture. In addition, the long-term vesting features of our equity awards support management longevity because they create retentive hold during the applicable vesting period. Equity awards are granted under the 2021 Incentive Award Plan and are subject to our Company's Equity Award Grant Policy. For more information on this policy, see " - Other Relevant Compensation Elements, Policies, and Consideration - Equity Award Grant Policy" in this CD&A.
Pursuant to the 2021 Incentive Award Plan, the Company may use a variety of types of long-term incentive awards, including RSUs, NQSOs, PSUs, restricted stock, performance-based cash, and time-based cash. The Board and Compensation and Human Resources Committee make an annual determination of the appropriate long-term compensation mix based on a variety of factors, including business strategy, marketplace trends, retention needs, participant eligibility, share availability under the 2021 Incentive Award Plan, Peer Group practices, cost, and cash flow impact to the Company.
2024 LTI Program - Equity Awards
On December 8, 2023, upon the recommendation of our Compensation and Human Resources Committee, the Board approved the Company’s first annual LTI program for our executives, including our NEOs, other than Mr. Sial.
When determining the grant value for the President and Chief Executive Officer’s LTI award, the Compensation and Human Resources Committee recommended, and the Board approved, a value approximately at market median for fiscal year 2024, which was $4.25 million. Ms. Boll and Mr. Zahurancik’s 2024 LTI awards were equal to 120% of their respective annual base salaries for fiscal year 2024, which generally represented market median for LTI awards. Mr. Pasha's 2024 LTI award had a total grant date fair value of $1,950,000, and was comprised of two different components: (i) an annual LTI award of $1,200,000 and (ii) a sign-on LTI bonus of $750,000 to offset equity he was forfeiting at his prior employer. Mr. Pasha's 2024 LTI award was granted on January 1, 2024. Mr. Williams’ 2024 LTI award was 150% of his annual base salary, resulting in an LTI grant value of $702,000. The terms of Mr. Williams offer letter entitled him to receive an LTI award equal to 150% or more of his annual base salary for the first two years following his hire in July 2023. Mr. Sial did not receive an LTI award for fiscal year 2024 due to his termination effective December 31, 2023.
The details of each of the awards are summarized in the table below.

Equity Vehicle	Grant Value Weight	Incentive Rationale	Award Description
PSUs	40%	Financial and operational excellence	Subject to the achievement of two financial performance metrics (see PSU table below for details) and cliff-vest in full on September 30, 2026, subject to the NEO's continued employment through the applicable vesting date. Settled in shares of Company Class A common stock.
NQSOs	20%	Increasing the stock price for the shareholders	Vest one-third annually on the anniversary of the grant date, subject to the NEO's continued employment through the applicable vesting date, and subject to a strike price of $21.93 for NEOs, besides Mr. Pasha, and a strike price of $23.85 for Mr. Pasha. Expires 10 years from grant date.
RSUs	40%	Retention	Vest one-third annually on first three anniversaries of the grant date, subject to the NEO's continued employment through the applicable vesting date. Settled in shares of Company Class A common stock.
Accordingly, the Board approved long-term incentive awards for fiscal year 2024 to our NEOs as follows:

Named Executive Officer	RSUs(1)	PSUs (at target)(2)	NQSOs(3)
Julian Nebreda	78,432	78,432	63,657
Ahmed Pasha(4)	32,705	32,705	26,676
Peter Williams	12,312	12,312	9,993
Rebecca Boll	9,193	9,193	7,462
John Zahurancik	9,193	9,193	7,462
Manavendra Sial	—	—	—
(1) For fiscal year 2024, the number of RSUs awarded was determined by dividing the grant date fair value of the award by the closing stock price of our Class A common stock on the date of grant. Except for Mr. Pasha, the date of grant for the 2024 LTI awards for the other eligible NEOs was December 8, 2023.

(2) For fiscal year 2024, the number of PSUs (at target level of performance) awarded was determined by dividing the grant date fair value of the award by the closing stock price of our Class A common stock on the date of grant. Except for Mr. Pasha, the date of grant for the 2024 LTI awards for the other eligible NEOs was December 8, 2023.

(3) For fiscal year 2024, the number of stock options awarded was determined by dividing the Black-Scholes value of the award by our closing stock price of Class A common stock on the date of grant.
(4) Mr. Pasha's 2024 LTI award is made up of two different components: (i) an annual LTI award of $1,200,000 and (ii) sign-on LTI award of $750,000. Mr. Pasha's 2024 LTI award was granted on January 1, 2024.

2024 LTI Program - Performance Stock Units
The PSUs for the 2024-2026 performance cycle (the "2024-2026 PSUs") are earned based on (i) the achievement of two financial performance metrics: cumulative Adjusted EBITDA and cumulative Revenue (as described in further detail below), over a two-year performance period beginning October 1, 2023 and ending September 30, 2025, and (ii) service-based vesting based on continued employment from the date of grant through September 30, 2026. Our Compensation and Human Resources Committee believes that awarding a relatively large portion of our NEOs' compensation in the form of PSUs directly aligns their interests with the Company's financial performance over the vesting period as PSUs require achievement of specified financial performance goals and the ultimate value of PSUs is directly impacted by the stock price of our Class A common stock. The Company established a two-year strategic plan and corresponding budget at the start of fiscal year 2024 and the Compensation and Human Resources Committee therefore chose to approve a two-year cumulative PSU performance cycle for the 2024-2026 PSUs to align with the Company's two-year strategic plan. The Compensation and Human Resources Committee then added a service-based vesting component to extend vesting of the 2024-2026 PSUs through September 30, 2026. The Board and the Compensation and Human Resources Committee retain discretion to adjust the PSU financial performance results based on unforeseen circumstances, as warranted. Each financial performance measure in the 2024-2026 PSUs is summarized in the table below:

PSU Measure	Weight	Rationale for Measure	Definition	Payout Range
				Threshold(1)	Target	Maximum
Adjusted EBITDA	65%	Rewards success of Company's profitable growth over the two-year measurement period.	A non-GAAP financial metric calculated using net income (loss), adjusted to include (i) net interest income, (ii) income tax expenses, (iii) depreciation and amortization, (iv) stock-based compensation expense, and (v) other non-recurring expenses, as set forth in the Company's audited consolidated financial statements cumulative for fiscal years 2024 and 2025.	50% Payout	100% Payout	200% Payout
Revenue	35%	Focuses executives on sustained growth for the Company	Total cumulative Company revenue over fiscal years 2024 and 2025, calculated in accordance with US GAAP.	50% Payout	100% Payout	200% Payout
(1) Performance below threshold results in 0% payout for that PSU financial performance measure.
Other Relevant Compensation Elements, Policies and Consideration
Retirement Benefits
We maintain a 401(k) retirement savings plan for our U.S. employees, including our NEOs, who satisfy certain eligibility requirements. The Internal Revenue Code of 1986, as amended (the "Code") allows eligible employees to defer a portion of their compensation, within prescribed limits, on either a pre-tax or after-tax basis through contributions to the 401(k) plan. Currently, we match employee contributions up to a maximum of 5% of the employee’s eligible compensation per pay period. Employees, including our NEOs, are immediately vested in the Company matching contribution, and they are always vested in their own 401(k) deferrals. We believe that providing a vehicle for tax-deferred retirement savings though our 401(k) plan and making matching contributions of 100% of the first 5% of employee contributions, adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our NEOs, in accordance with our compensation policies.
We do not maintain a defined benefit pension plan, a supplemental executive retirement plan, nor a non-qualified deferred compensation plan for our NEOs.
Health and Other Benefits
All our full-time employees in the United States, including our NEOs, are eligible to participate in our United States health and welfare plans during their employment with the Company, including:
•medical, dental, and vision benefits;
•medical and dependent care flexible spending accounts;
•short-term and long-term disability insurance;
•life insurance;
•commuter benefits;
•health savings accounts; and
•an employee assistance program.
No Material Executive Officer Perquisites and No Tax Gross-Ups
We do not provide material perquisites to our executive officers and we do not make gross-up payments to cover our executive officers' personal income taxes that may pertain to any of the compensation or benefits paid or provided by the Company.
Termination and Change-in-Control Benefits
Executive Severance Plan

The Company maintains the Executive Severance Plan ("ESP"), which was adopted in February 2022, in which the Company’s executive leadership, including the NEOs, are eligible to participate. The ESP is intended to attract and retain key executive talent and align executives' interests with those of stockholders by mitigating uncertainties the executives may have about their ongoing employment. The Company does not enter into any other written severance agreements with its executive leadership, including the NEOs, outside of those pursuant to the ESP.
The ESP provides for the payment of severance and other benefits to eligible executives, including the NEOs, in the event of an “involuntary termination” of employment by the Company (i.e., generally a termination by the Company without “cause”) or a “good reason termination” of employment by the eligible executive (each as defined below) (each, a “Qualifying Termination”). In the event a Qualifying Termination occurs within three months prior to a change in control of the Company or in the twelve months following a change in control of the Company (the “CIC Period”), an eligible executive, including an NEO, would be eligible to receive enhanced severance benefits.
In the event of a Qualifying Termination of an eligible executive, including NEOs, and subject to execution of a general release of claims against the Company and compliance with certain post-employment restrictive covenants, the ESP provides the following payments and benefits:

	Qualifying Termination Outside of CIC Period (Other than due to Death or Disability, or for Cause)
NEO	Separation Payments	Benefits Continuation Period (1)	Outplacement Services	AIP Compensation	Equity Compensation
CEO	150% of annual base salary, payable over an 18-month period	18 months	$50,000	• Payment of accrued but unpaid cash bonuses for completed performance periods; and • Pro-rated target annual cash bonus for the performance period in which termination occurs	If the terminated executive holds unvested equity awards issued with a grant date more than one year before the date of termination:

• A prorated portion of the unvested time-vesting equity awards will accelerate and vest; and

• If termination occurs during the final six months of the performance period for any performance-vesting equity award, a prorated portion of such equity award will accelerate and vest (based on target performance).

All Other NEOs	100% of annual base salary payable over a 12-month period	12 months	$25,000

	Qualifying Termination During CIC Period
NEO	Separation Payments	Benefits Continuation Period (1)	Outplacement Services	AIP Compensation	Equity Compensation
CEO	200% of the sum of annual base salary and Target Bonus, payable in lump sum	18 months	$50,000	• Payment of accrued but unpaid cash bonuses for completed performance periods; and • Pro-rated target annual cash bonus for the performance period in which termination occurs	• If the executive is not provided with replacement awards having equal value, and comparable terms and conditions as the prior awards, equity awards automatically accelerate and vest in full upon the change in control (assuming target level performance for purposes of any performance vesting awards).

• If a Qualifying Termination occurs during the CIC Period, all unvested equity or replacement awards, as applicable, will automatically accelerate and fully vest upon the termination of employment (or the change in control, if later) (assuming target level performance for purposes of any performance vesting awards).

All Other NEOs	150% of the sum of annual base salary and Target Bonus, payable in lump sum	18 months	$25,000
(1) Medical and dental coverage continues for the NEO during his or her severance period on the same cost-sharing basis as if his or her employment had not terminated.

The ESP does not provide for a gross-up payment to offset any excise taxes that may be imposed on excess parachute payments under Section 4999 (the “Excise Tax”) of the Code. Instead, the ESP provides that in the event that the payments described above would, if paid, be subject to the Excise Tax, then the payments will be reduced to the extent necessary so that no portion of the payments is subject to the Excise Tax, provided, however, that such reduction shall be made only if, the net amount of the reduced payments, after giving effect to income tax consequences, is greater than or equal to the net amount of the payments without such reduction, after giving effect to the Excise Tax and income tax consequences.
For purposes of the ESP, “cause” is defined as (i) if a participant is a party to a written employment, severance, or consulting agreement with the Company or any of its affiliates or an award agreement (a "Relevant Agreement") in which the term “cause” is defined in the Relevant Agreement, and (ii) if no Relevant Agreement exists, (A) a material breach by the participant of any of his or her obligations set forth in any written agreement with the Company or any of its affiliates as the same may then be in effect; (B) fraud, embezzlement, theft, or other material dishonesty by the participant in connection with services to or otherwise with respect to the Company or any of its affiliates; (C) the participant’s commission of any act or omission that results in or could reasonably be expected to result in any material damage or harm to the business, property, or reputation of the Company or any of its affiliates; (D) the participant’s commission of, indictment for, or a plea of nolo contendere to, any felony under any state, federal, or foreign law or any crime involving moral turpitude or dishonesty; (E) the participant’s unlawful use (including being under the influence) or possession of illegal drugs, or repeated intoxication with alcohol, at the premises of the Company or any of its affiliates or otherwise while performing (or holding himself or herself as performing) services for or on behalf of the Company or any of its affiliates; (vi) participant’s prolonged and unexcused absence from work (other than by reason of disability); or (F) refusal or failure by the participant to attempt in good faith to follow or carry out the reasonable instructions of the Board or the participant’s supervisor which failure, if curable, does not cease within fifteen (15) days after written notice of such failure is given to the participant by the Company or any affiliate.
For purposes of the ESP, a “good reason termination” means the voluntary separation from service of the participant in the three month period prior to a change in control or in the twelve month period following a change in control due to any of the following events without the participant’s written consent: (a) the relocation of the participant’s principal place of employment to a location that is more than 50 miles from the principal place of employment in effect immediately prior to such change in control; (b) a material diminution in the duties or responsibilities of the participant from those in place immediately prior to such change in control (other than, with respect to the Chief Executive Officer, due to removal (or failure to appoint) as a member of the successor company’s board of directors); (c) a material reduction in the base salary or annual incentive opportunity of the participant from what was in place immediately prior to such change in control; and (d) the failure of any successor entity to the Company following a change in control to assume the ESP, as in effect immediately prior to such change in control. The participant must (i) notify the Board, in writing, within ninety (90) days of the event constituting the basis for a good reason termination of the participant’s intent to trigger a good reason termination, that specifically identifies in reasonable detail the event constituting the basis for the good reason termination, (ii) the event must remain uncorrected for thirty (30) days following the date that the participant notifies the Board in writing of the participant’s intent to terminate employment for good reason, and (iii) the termination date must occur within sixty (60) days after expiration of the notice period. For the avoidance of doubt, “good reason” shall not apply outside of the three month period prior to a change in control or the twelve month period following a change in control.
Except where required by law or otherwise determined by the Board, severance payments would not be made under the ESP if the NEO were terminated by the Company for "cause" or voluntarily resigned (other than due to a "good reason termination").
Fiscal Year 2024 LTI Awards
Beginning with the 2024 LTI awards granted on December 8, 2023, employees whose combined age and years of service with the Company is (i) age 65 or older, (ii) age 60 or older with five completed years of service with the Company, or (iii) age 55 or older with ten completed years of service with the Company, are "retirement-eligible". Following termination of service (other than for cause or due to death or disability) for a retirement-eligible executive, (i) a pro rata portion of unvested RSUs granted as part of the 2024 LTI awards will become vested as of date of termination, (ii) a pro-rata portion of unvested and unexercisable NQSOs granted as part of the 2024 LTI awards shall become vested and exercisable as of the date of termination, and (iii) (x) if termination occurs prior to the end of the performance-period for any PSUs granted as part of the 2024 LTI awards, then the service-based requirement with respect to unvested PSUs is deemed satisfied and the performance-based requirement will remain eligible to be satisfied with respect to a pro-rated portion of PSUs upon completion of the performance period based on actual achievement of the performance metrics and (y) if termination occurs on or after the end of the performance period, then the service-based requirement shall be deemed satisfied and the performance-based requirement will remain eligible to be satisfied with respect to a prorated portion of the PSUs upon completion of the performance period based on actual achievement of the performance metrics.
Fluence maintains a Rehire Eligible and Service Recognition Policy which provides that incoming employees to Fluence who previously were employed by AES or Siemens or one of their affiliated entities shall be considered eligible for service recognition for their time with these prior employers, subject to certain conditions. For Messrs. Nebreda, Pasha, and Zahurancik, the Company recognizes prior service with AES in calculating retirement eligibility for the 2024 LTI awards. Based on age and length of service with AES and the Company, Messrs. Nebreda and Pasha are the only NEOs that qualified as "retirement-eligible" under the 2024 LTI awards.
Pursuant to the terms of the award agreements of the 2024 LTI awards, upon termination due to death and disability, the NEOs will receive full accelerated vesting of any unvested 2024 LTI award. In particular, for any unvested PSUs, upon termination due to death or disability, (x) if termination occurs prior to the end of the performance-period for any PSUs, then the PSUs will fully accelerate and vest in full assuming achievement of target performance and (y) if termination occurs on or after the end of the performance period, then the PSUs will fully accelerate and vest in full based on actual performance.
Annual Incentive Plan
The AIP provides that upon termination of employment due to death or disability prior to the end of a plan year, an AIP award shall be considered earned based on target performance, prorated based on the number of days employed during the plan year. In the case the termination as a result of death or disability occurs after the plan year end but before the payment date, an AIP award shall be considered earned based upon actual attainment of the business scorecard results and individual performance objectives, as applicable.
Additionally, upon termination of employment due to retirement, provided that such termination occurs on or following the first business day of the third quarter of a plan year, the AIP award shall be considered earned based on actual attainment of the business scorecard results and individual performance goals, as applicable, prorated based on the number of days employed during the applicable plan year. In the event that termination due to retirement occurs after the plan year end but before the payment of the AIP award, AIP award shall be considered earned based on actual attainment of the business scorecard results and individual performance goals. "Retirement eligibility" for purposes of the AIP is the same as set forth above for the 2024 LTI awards. Therefore, based on age and length of service with AES and the Company, Messrs. Nebreda and Pasha are the only NEOs that qualified as "retirement-eligible" for purposes of the 2024 AIP.
Clawback Policies
In fiscal year 2022, the Board adopted the Company's Clawback Policy (the “Original Clawback Policy”) to recoup compensation from the CEO and all other executives reporting to the CEO, including the Chief Accounting Officer, under certain circumstances. In fiscal year 2023, the Compensation and Human Resources Committee adopted two new Company clawback policies. The first such policy was adopted in compliance with Nasdaq listing standards pursuant to Exchange Act Rule 10D-1 and covers our current and former Section 16 officers (the “New SEC Clawback Policy”) and the second such new policy is for our other non-executive officers (the “New Other Clawback Policy”). Both the New SEC Clawback Policy and the New Other Clawback Policy contain similar provisions, provided that the New SEC Clawback Policy is subject to certain requirements, including external reporting and disclosure obligations, mandated by applicable law and regulation. The Original Clawback Policy is limited in scope to restatements and will no longer apply after September 30, 2026. The foregoing summary of the New SEC Clawback Policy does not purport to be complete and is qualified in its entirety by reference to the full text of the New SEC Clawback Policy attached as Exhibit 97 to our 2024 Form 10-K.
In the event the Company is required to prepare an accounting restatement of its financial statements due to the Company's material noncompliance with any financial reporting requirement under the applicable federal securities laws, then the Board will follow the requirements of the appropriate clawback policy and will, to the extent required by, in accordance with, the terms of the applicable clawback policy, seek reimbursement or forfeiture of any excess incentive compensation received by any covered executive in respect of the applicable performance period. Subject to the terms of the applicable clawback policy, the right to recoupment shall survive a covered executive’s separation from the Company if the separated covered executive’s incentive compensation either prior to or after separation is impacted by an accounting restatement for financial statements that were published at the time that such individual was actively serving as a covered executive of the Company.
Equity Award Grant Policy
Pursuant to our Equity Award Grant Policy, equity awards granted under our 2021 Incentive Award Plan are approved either by our Compensation and Human Resources Committee, a Rule 16b-3 subcommittee of the Compensation and Human Resources Committee, or the full Board, provided that the Board approves all equity awards granted to our President and Chief Executive Officer. This policy contemplates certain key parameters, such as the award grant date, award grant price, award approval process, types of awards, and reasons for granting annual awards and off-cycle awards. The Compensation and Human Resources Committee has oversight of the Equity Award Grant Policy and may delegate award approval to the CEO, except for (i) annual awards, (ii) any award in an amount equal to or greater than $500,000 to any employee in any fiscal year, and (iii) awards to officers or directors of the Company, including our NEOs.
Other Practices Related to the Timing of Grant of Certain Equity Awards
Our Board and Compensation and Human Resources Committee maintains certain practices regarding the timing of equity grants for officers and employees as set forth in "Corporate Governance — Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information."
Executive Stock Ownership Policy
Our NEOs are subject to our Executive Stock Ownership Policy. For more information, see "Corporate Governance — Stock Ownership Requirements."
Derivatives Trading, Hedging, and Pledging Policies
Our Board has adopted an Insider Trading Policy, which applies to all of our directors, officers, and employees. For more information, see "Corporate Governance - Insider Trading Compliance Policy" and "Corporate Governance — Anti-Hedging Policy".
Section 409A
The Compensation and Human Resources Committee considers whether components of the compensation for our executive officers may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code. The Compensation and Human Resources Committee aims to structure these compensation components to be compliant with or exempt from Section 409A of the Code and the Departure of Treasury regulations and other interpretive guidance that may be issued under Section 409A of the Code.
“Golden Parachute” Payments
Sections 280G and 4999 of the Code provide that certain executive officers and other service providers who are highly compensated or hold significant equity interests may be subject to an excise tax if they receive payments or benefits in connection with a change in control of the Company that exceeds certain prescribed limits, and that we, or a successor, may forfeit a tax deduction on the amounts subject to this additional tax. While the Board and Compensation and Human Resources Committee may take the potential forfeiture of such tax deduction into account when making compensation decisions, it will award compensation that it determines to be consistent with the goals of our executive compensation program even if such compensation is not deductible by us. We do not provide any tax gross-ups to cover excise taxes under Section 4999 in connection with a change in control. For more information regarding treatment of certain payments in connection with a change in control, see " - Termination and Change-in-Control Benefits" above.
Non-GAAP Financial Reporting Policy
Our Compensation and Human Resources Committee determined that for purposes of defining and determining how to calculate certain financial measures used in our incentive compensation plans, the committee would use those definitions set forth in the Company's Non-GAAP Financial Reporting Policy, in an effort to promote alignment between accounting definitions used by the Company and incenting the executive leadership team, including the NEOs.
Compensation and Human Resources Committee Report
The Compensation and Human Resources Committee has reviewed and discussed with management the Company’s “Compensation Discussion and Analysis.” Based on such review and discussions, the Compensation and Human Resources Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
Cynthia Arnold (Chairperson)
Elizabeth Fessenden

Barbara Humpton

Tish Mendoza

Harald von Heynitz

Compensation Committee Interlocks and Insider Participation
The Compensation and Human Resources Committee currently consists of Cynthia Arnold, Elizabeth Fessenden, Harald von Heynitz, Barbara Humpton, and Tish Mendoza. No member of our Compensation Committee is or has been an officer or employee of the Company. Except as may be specifically set out under the heading "Certain Relationships and Related Party Transactions" section below, none of the members of our Compensation and Human Resources Committee had a relationship with us that is required to be disclosed under Item 404 of SEC Regulation S-K in fiscal year 2024. None of our executive officers serves as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that has one or more of its executive officers serving on our Board of Directors or compensation committee.
Compensation Tables and Related Disclosures
Summary Compensation Table
The table below provides information regarding the total compensation paid to or earned by each of our NEOs for each of the fiscal years ended September 30, 2022, September 30, 2023, and September 30, 2024.

Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (2)	Stock Awards ($) (3)	Option Awards ($) (4)	Non-Equity Incentive Plan Compensation ($) (5)	All Other Compensation ($) (6)	Total ($)
Julian Nebreda	2024	851,250	—	3,440,028	860,006	1,437,754	18,750	6,607,788
President and Chief Executive Officer	2023	600,000	50,000	—	—	1,110,522	14,250	1,774,772
	2022	50,000	—	2,500,004	—	—	—	2,550,004
Ahmed Pasha	2024	397,500	521,452	1,560,028	390,003	397,907	16,500	3,283,390
Senior Vice President and Chief Financial Officer

Peter Williams	2024	450,000	—	540,004	135,005	366,203	22,125	1,513,338
Senior Vice President and Chief Supply Chain and Manufacturing Officer	2023	94,039	—	750,019	—	—	4,702	848,760

Rebecca Boll	2024	402,500	—	403,204	100,812	347,759	19,125	1,273,400
Senior Vice President and Chief Product Officer	2023	343,750	144,937	—	—	292,410	14,250	795,347
	2022	325,000	144,937	—	—	118,463	14,250	602,650
John Zahurancik	2024	408,750	—	403,204	100,812	302,955	18,188	1,233,908
Senior Vice President and President, Americas

Manavendra Sial	2024	125,000	—	—	—	—	1,667	126,667
Former Senior Vice President and Chief Financial Officer	2023	500,000	215,328	—	—	694,076	14,250	1,423,654
	2022	23,077	—	2,600,008	—	—	—	2,623,085
(1) Mr. Sial ceased serving as our Senior Vice President and Chief Financial Officer on December 31, 2023 and Mr. Pasha commenced service with the Company as Senior Vice President and Chief Financial Officer on January 1, 2024.

(2) For Mr. Pasha, the amount represents two sign-on bonuses, one in the amount of $250,000 paid in February 2024 and one in the amount of $271,452 paid in March 2024, both as provided in his offer letter. Pursuant to Mr. Williams' offer letter, Mr. Williams received a sign-on bonus of $500,000, which was paid in two installments: (i) $250,000 within 30 days of his hire date of July 17, 2023 and (ii) $250,000 on or about July 17, 2024. If Mr. Williams voluntarily leaves the Company as an employee prior to the two-year anniversary date of each payment or is terminated by the Company due to cause (as defined in the ESP), Mr. Williams will be required to pay each respective part of this sign-on cash bonus back to the Company.

(3) The amount in this column reflects the aggregate grant date fair value of RSUs and PSUs as determined in accordance with FASB ASC 718. For a description of the assumptions used to determine the compensation cost of these awards, see Note 17 to our audited consolidated financial statements in the 2024 10-K. These awards are described in more detail in the footnotes to the Grants of Plan-Based Awards and the Outstanding Equity Awards at 2024 Fiscal Year-End tables below. The value of the PSUs included in the amounts shown reflects the grant date fair value of the PSUs at target payout levels based on the probable outcome of the performance conditions determined as of the grant date. The maximum value of the PSU awards is 200% of the target award. The maximum potential for the PSUs granted in fiscal year 2024 for Messrs. Nebreda, Pasha, Williams and Zahurancik, and Ms. Boll is $3,440,028, $1,560,028, $540,004, $403,204, and $403,204, respectively.

(4) The amounts in this column reflect the grant date fair value for the fiscal year ended September 30, 2024 that is attributable to NQSO grants as determined in accordance with FASB ASC 718. Assumptions used in the calculation of these amounts are included in Note 17 to our audited consolidated financial statements included in the 2024 Form 10-K.

(5) The amounts in this column represent annual incentive cash awards earned under our AIP. For fiscal year 2024, Messrs. Nebreda, Pasha, Williams and Zahurancik and Ms. Boll were eligible for an award under our AIP, and received a payment equal to 134%, 134%, 136%, 120%, and 138% of their target 2024 AIP award, respectively. Mr. Pasha's payout was pro-rated from his hire date on January 1, 2024 through fiscal year end. For more information, see “Compensation Discussion and Analysis – Elements of Compensation - Annual Incentive Plan" above.

(6) The amounts shown reflect employer matching contributions under the Company’s 401(k) plan with respect to fiscal year 2024.

Grants of Plan-Based Awards

The following table shows information regarding the incentive awards granted to our NEOs in fiscal year 2024.

Name	Grant Date	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards; Number of Shares of Stock or Units (#) (3)	All Other Option Awards; Number of Securities Underlying Options (#) (4)	Exercise or Base Price of Option Awards ($/Share) (4)	Grant Date Fair Value of Stock and Option Awards ($)(5)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Julian Nebreda
			537,625	1,075,250	2,150,500
	12/8/2023	12/8/2023				39,216	78,432	156,864				1,720,014
	12/8/2023	12/8/2023							78,432			1,720,014
	12/8/2023	12/8/2023								63,657	21.93	860,006
Ahmed Pasha
			148,791	297,582	595,164
	1/1/2024	12/8/2023				16,353	32,705	65,410				780,014
	1/1/2024	12/8/2023							32,705			780,014
	1/1/2024	12/8/2023								26,676	23.85	390,003
Peter Williams
			135,000	270,000	540,000
	12/8/2023	12/8/2023				6,156	12,312	24,624				270,002
	12/8/2023	12/8/2023							12,312			270,002
	12/8/2023	12/8/2023								9,993	21.93	135,005
Rebecca Boll
			126,000	252,000	504,000
	12/8/2023	12/8/2023				4,597	9,193	18,386				201,602
	12/8/2023	12/8/2023							9,193			201,602
	12/8/2023	12/8/2023								7,462	21.93	100,812
John Zahurancik
			126,000	252,000	504,000
	12/8/2023	12/8/2023				4,597	9,193	18,386				201,602
	12/8/2023	12/8/2023							9,193			201,602
	12/8/2023	12/8/2023								7,462	21.93	100,812
Manavendra Sial (6)
(1) The amounts shown represent the potential payment with respect to the AIP awards for our NEOs for fiscal year 2024 at threshold, target, and maximum performance. The threshold amount is equal to 50% of target performance, the target amount is equal to 100% of target performance and the maximum amount is 200% of target performance. The threshold, target, and maximum amounts are based on a percentage of the NEO's fiscal year 2024 base salary in effect on September 30, 2024; provided, that for Mr. Pasha, the threshold, target, and maximum amounts are pro-rated from his hire date on January 1, 2024 through September 30, 2024. Actual amounts earned for fiscal year 2024 are included in the "Non-Equity Incentive Compensation Plan" column of the Summary Compensation Table above and are detailed further under "Compensation Discussion and Analysis — Elements of Compensation— Annual Incentive Plan" above.

(2) The amounts shown represent the threshold, target, and maximum number of PSUs granted to NEOs in fiscal year 2024 that may be earned based on the achievement of performance measures established at the commencement of the performance measurement period. These PSUs vest in full on September 30, 2026, subject to the holder's continued employment with the Company. For more information relating to these PSUs, see “Compensation Discussion and Analysis – Elements of Executive Compensation - Long-Term Incentives” and the Outstanding Equity Awards at 2024 Fiscal Year-End table below.

(3) This amount represents the number of RSUs granted to NEOs in fiscal year 2024. These RSUs vest in one-third increments on each of the first three anniversaries of the grant date, subject to the holder's continued employment with the Company. For more information relating to these RSUs, see “Compensation Discussion and Analysis – Elements of Executive Compensation - Long-Term Incentives” and the Outstanding Equity Awards at 2024 Fiscal Year-End table below.

(4) The amount shown represent the number of NQSOs granted to the NEOs in fiscal year 2024 and the exercise price per share, which was the closing stock price of the Company's Class A common stock on each NEO's respective grant date. These NQSOs vest in one-third increments on each of the first three anniversaries of the grant date, subject to the holder's continued employment with the Company. For more information relating to these NQSOs, see “Compensation Discussion and Analysis – Elements of Executive Compensation - Long-Term Incentives” and the Outstanding Equity Awards at 2024 Fiscal Year-End table below.

(5) Reflects the grant date fair value for each of the RSUs, PSUs, and NQSOs computed in accordance with FASB ASC Topic 718. The assumptions used in calculating the fair value for each of the RSUs, PSUs and NQSOs are set forth in Note 17 to the audited consolidated financial statements included in the 2024 Form 10-K.

(6) In connection with Mr. Sial's departure from the Company effective December 31, 2023, he was no longer eligible to receive an AIP award for fiscal year 2024.

Additional Narrative Disclosures relating to Summary Compensation Table and the Grants of Plan-Based Awards Table
Executive Offer Letters and Arrangements
Our NEOs are not party to any employment agreements. Each NEO has entered into offer letters at the time of hire with the Company and each of our NEOs' offer letters are attached as exhibits to our 2024 Form 10-K and the entitlements provided in each offer letter are described herein. Each of our NEO's employment is at-will and Fluence or the NEO may terminate the employment arrangement at any time for any reason.
Incentive Compensation Plans applicable to all NEOs
2024 AIP Awards
In early fiscal year 2025, we made cash payments to Messrs. Nebreda, Pasha, Williams, and Zahurancik and Ms. Boll under the AIP for performance during fiscal year 2024. The amount payable to each such NEO is included in the amounts reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for each NEO. A description of the AIP and 2024 AIP Awards is set forth in the CD&A of this Proxy Statement.
Equity Incentive Compensation
The Summary Compensation Table includes amounts relating to RSUs, PSUs, and NQSOs granted under the Company's 2021 Incentive Award Plan to our NEOs. The amounts reported in the “Stock Awards” and "Option Awards" columns of the Summary Compensation Table for each NEO is based upon the aggregate grant date fair value of such awards computed in accordance with FASB ASC Topic 718. For a description of the terms of these LTI awards granted in fiscal year 2024, see the CD&A of this Proxy Statement.
Effect of Termination of Employment or Change-in-Control
The vesting of equity incentive awards outstanding as of September 30, 2024 and the ability of the NEOs to receive payments under those awards as well as the ability of NEOs to receive payouts pursuant to the AIP are affected by the termination of their employment, including certain Qualifying Terminations in connection with a change-in-control. In addition, the 2024 LTI awards contain applicable provisions regarding accelerated vesting due to retirement, death or disability. See “Compensation Discussion and Analysis – Termination and Change-in-Control Benefits” above for more details.These events and the related payments and benefits are described in “Potential Payments Upon Termination or Change-in-Control” of this Proxy Statement.
Severance Arrangements
Each NEO is eligible to participate in the ESP. See “Compensation Discussion and Analysis – Termination and Change-in-Control Benefits” above for a description of the payments that each NEO (other than Mr. Sial) would be entitled to receive in connection with an Involuntary Termination or Good Reason Termination, each, as defined in the ESP.

Outstanding Equity Awards at 2024 Fiscal Year-End

The following table sets forth certain information with respect to all equity awards held by each of our NEOs as of September 30, 2024.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price(1) ($)	Option Expiration Date	Number of Shares or Units of Stock that have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Units that have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Units that Have Not Vested(2) ($)
Julian Nebreda	—	63,657(3)	21.93	12/8/2033	—	—	—	—
	—	—	—	—	78,432(5)	1,781,191	—	—
	—	—	—	—	46,219(6)	1,049,633	—	—
	—	—	—	—	—	—	78,432(7)	1,781,191
Ahmed Pasha	—	26,676(4)	23.85	1/1/2034	—	—	—	—
	—	—	—	—	32,705(8)	742,731	—	—
	—	—	—	—	—	—	32,705(7)	742,731
Peter Williams	—	9,993(3)	21.93	12/8/2033	—	—	—	—
	—	—	—	—	12,312(5)	279,606	—	—
	—	—	—	—	17,176(9)	390,067	—	—
	—	—	—	—	—	—	12,312(7)	279,606
Rebecca Boll	—	7,462(3)	21.93	12/8/2033	—	—	—	—
	313,029	—	2.45	4/2/2031	—	—	—	—
	—	—	—	—	9,193(5)	208,773	—	—
	—	—	—	—	—	—	9,193(7)	208,773
John Zahurancik	—	7,462(3)	21.93	12/8/2033	—	—	—	—
	380,674	—	2.45	4/2/2031	—	—	—	—
	—	—	—	—	9,193(5)	208,773	—	—
	—	—	—	—	—	—	9,1937)	208,773
Manavendra Sial (10)	—	—	—	—	—	—	—	—
(1) The exercise price set forth herein represents the per share Class A common stock exercise price of such stock options.
(2) Represents the fair market value per share of the Company's Class A common stock of $22.71, as of September 30, 2024.
(3) As of September 30, 2024, these stock options were scheduled to vest in three remaining equal installments on each of December 8, 2024, December 8, 2025, and December 8, 2026, subject to continued employment by the respective NEO through such vesting dates.

(4) As of September 30, 2024, these stock options were scheduled to vest in three remaining equal installments on each of January 1, 2025, January 1, 2026, and January 1, 2027, subject to continued employment by Mr. Pasha through such vesting dates.

(5) As of September 30, 2024, these RSUs were scheduled to vest in three remaining equal installments on each of December 8, 2024, December 8, 2025, and December 8, 2026, subject to continued employment by the respective NEO through such vesting dates.

(6) As of September 30, 2024, these RSUs were scheduled to vest on September 1, 2025, subject to continued employment through such vesting date.
(7) As of September 30, 2024, amounts shown represent unearned and unvested PSUs for the 2024-2026 PSU performance cycle at target level of performance that are scheduled to vest on September 30, 2026, subject to continued employment of the respective NEO through such vesting date.

(8) As of September 30, 2024, these RSUs were scheduled to vest in three remaining equal installments on each of January 1, 2025, January 1, 2026, and January 1, 2027, subject to continued employment by Mr. Pasha through such vesting dates.

(9) As of September 30, 2024, these RSUs were scheduled to vest in two remaining equal installments on each of July 17, 2025 and July 17, 2026, subject to continued employment through such vesting dates.

(10) Upon Mr. Sial's departure from the Company effective December 31, 2023, all unvested awards were forfeited.

Option Exercises and Stock Vested

The following table reflects the aggregate number of shares acquired and the dollar amounts realized by each of the NEOs from the exercise of stock options and the vesting of stock awards during the fiscal year ended September 30, 2024.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
Julian Nebreda	—	—	46,219	849,043
Ahmed Pasha	—	—	—	—
Peter Williams	—	—	8,589	146,099
Rebecca Boll	—	—	40,932	689,704
John Zahurancik	25,000	503,750	45,863	772,792
Manavendra Sial	—	—	—	—
(1) Represents an amount equal to (i) the number of shares of our Class A common stock underling the stock option which was exercised, multiplied by (ii) the difference between (x) the closing price per share of our Class A common stock on the trading date prior to the date of exercise (in accordance with the 2020 Unit Option Plan) and the exercise price of the stock options.

(2) Amounts in this column for Messrs. Nebreda and Williams were calculated using the closing price per share of the Company’s Class A common stock on the respective date of vesting; provided, that if the date of vesting was not a trading day, the last trading day before the date of vesting was used for this calculation. Amounts in this column for Ms. Boll and Mr. Zahurancik were calculated using the closing price of the Company’s Class A common stock on the trading date one day prior to the vesting date in accordance with the Phantom Equity Plan and related award agreements.

Potential Payments Upon Termination or Change-in-Control

The Company does not have written employment agreements that provide for severance entitlements with its NEOs. Rather, if terminated on September 30, 2024, each NEO (other than Mr. Sial) would have been entitled to receive certain payments in accordance with the terms of the ESP, the 2024 LTI award agreements, and the AIP plan document. The information below describes and quantifies certain compensation that would become payable if each NEO's employment had terminated on September 30, 2024. Such payments are based on the executive’s compensation as of such date and, if applicable, based on the closing price of our Class A common stock of $22.71 on September 30, 2024, the last trading day of fiscal year 2024. Mr. Sial received no severance payments and benefits in connection with his voluntary termination of employment on December 31, 2023. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different than the estimates presented in the table. Factors that could affect these amounts include the timing of any such event and our stock price at such time.

The table below show the payments and benefits that each NEO (other than Mr. Sial) would have received upon (1) a change in control of the Company, (2) a Qualifying Termination outside of the CIC Period, (3) a Qualifying Termination during the CIC Period, (4) death, (5) disability, or (6) retirement.

Name	Change in Control Without Termination ($)(9)	Qualifying Termination Outside of CIC Period ($)	Qualifying Termination During CIC Period ($)	Death ($)	Disability ($)	Retirement ($)
Julian Nebreda
Cash Severance (1)	—	1,402,500	4,020,500	—	—	—
AIP Bonus Payment (2)	—	1,075,250	1,075,250	1,075,250	1,075,250	1,437,754
Outplacement Services	—	50,000	50,000	—	—	—
Benefits Continuation (3)	—	32,524	32,524	—	—	—
Unvested Equity
RSUs (Accelerated) (4)	—	728,809	2,830,824	2,830,824	2,830,824	886,916
PSUs (Accelerated) (5)	—	—	1,781,191	1,781,191	1,781,191	516,857
NQSOs (Accelerated) (6)	—	—	49,652	49,652	49,652	24,724
Total (7)	—	3,289,083	9,839,941	5,736,917	5,736,917	2,866,251
Ahmed Pasha
Cash Severance (1)	—	530,000	1,391,250	—	—	—
AIP Bonus Payment (2)	—	297,582	297,582	297,582	297,582	397,907
Outplacement Services	—	25,000	25,000	—	—	—
Benefits Continuation (3)	—	21,683	32,524	—	—	—

Unvested Equity
RSUs (Accelerated) (4)	—	—	742,731	742,731	742,731	340,082
PSUs (Accelerated) (5)	—	—	742,731	742,731	742,731	202,914
NQSOs (Accelerated) (6)	—	—	—	—	—	—
Total (7)	—	874,265	3,231,818	1,783,044	1,783,044	940,903
Peter Williams
Cash Severance (1)	—	450,000	1,080,000	—	—	—
AIP Bonus Payment (2)	—	270,000	270,000	270,000	270,000	—
Outplacement Services	—	25,000	25,000	—	—	—
Benefits Continuation (3)	—	21,683	32,524	—	—	—
Unvested Equity
RSUs (Accelerated) (4)	—	196,600	669,673	669,673	669,673	—
PSUs (Accelerated) (5)	—	—	279,606	279,606	279,606	—
NQSOs (Accelerated) (6)	—	—	7,795	7,795	7,795	—
Total (7)	—	963,283	2,364,598	1,227,074	1,227,074	—
Rebecca Boll(8)
Cash Severance (1)	—	420,000	1,008,000	—	—	—
AIP Bonus Payment (2)	—	252,000	252,000	252,000	252,000	—
Outplacement Services	—	25,000	25,000	—	—	—
Benefits Continuation (3)	—	14,732	22,098	—	—	—
Unvested Equity
RSUs (Accelerated) (4)	—	—	208,773	208,773	208,773	—
PSUs (Accelerated) (5)	—	—	208,773	208,773	208,773	—
NQSOs (Accelerated) (6)	—	—	5,820	5,820	5,820	—
Total (7)	—	711,732	1,730,464	675,366	675,366	—
John Zahurancik
Cash Severance (1)	—	420,000	1,008,000	—	—	—
AIP Bonus Payment (2)	—	252,000	252,000	252,000	252,000	—
Outplacement Services	—	25,000	25,000	—	—	—
Benefits Continuation (3)	—	17,430	26,146	—	—	—
Unvested Equity
RSUs (Accelerated) (4)	—	—	208,773	208,773	208,773	—
PSUs (Accelerated) (5)	—	—	208,773	208,773	208,773	—
NQSO (Accelerated) (6)	—	—	5,820	5,820	5,820	—
Total (7)	—	714,430	1,734,512	675,366	675,366	—
(1) Pursuant to the terms of the ESP, in the event of a Qualifying Termination outside of the CIC Period, value represents continued payment of base salary until the 18-month anniversary, in the case of our President and Chief Executive Officer, and the 12-month anniversary, in the case of each other NEO (other than Mr. Sial). In the event of a Qualifying Termination during the CIC Period, value represents a lump sum payment equal to 200% of the sum of base salary and target annual cash bonus, in the case of our President and Chief Executive Officer, and 150% of the sum of base salary and target annual cash bonus, in the case of other NEOs (other than Mr. Sial).

(2) In the event of a Qualifying Termination, the ESP provides for payment of accrued but unpaid cash bonuses for performance periods already completed at the time of termination, and a pro-rated annual cash bonus for the performance period in which termination occurs, based upon the NEO's target annual cash bonus for that year. As detailed above under "Elements of Executive Compensation-Termination and Change-in-Control Benefits", Messrs. Nebreda and Pasha are "retirement-eligible" under the terms of the AIP document and upon termination by retirement, will be eligible to receive their respective actual fiscal year 2024 AIP award. Upon termination due to death or disability, all NEOs will be eligible to receive their respective target fiscal year 2024 AIP award; for fiscal year 2024, Mr. Pasha's AIP award reflects pro-rata amounts at target upon termination due to death or disability.

(3) Value represents the employer's portion of medical and dental benefits in the event of a Qualifying Termination outside of the CIC Period, until the 18-month anniversary, in the case of our President and Chief Executive Officer, and the 12-month anniversary, in the case of each other NEO (other than Mr. Sial), and in the event of a Qualifying Termination during the CIC Period, until the 18-month anniversary, for each of our NEOs (other than Mr. Sial) as set forth in the ESP.

(4) Pursuant to the terms of the ESP and the applicable award agreement, in the event of a Qualifying Termination during a CIC Period, if the unvested RSUs are replaced with an award of the same or greater value and with the same or not less than favorable terms and conditions, the RSUs are subject to double trigger vesting. If the RSUs are not replaced, all unvested RSUs will become fully vested. This table assumes all outstanding RSUs are replaced following a change in control of the Company. Upon a Qualifying Termination outside of a CIC Period, a prorated number of unvested RSUs that are granted at least one year prior to the termination date would become vested. Additionally, upon death or disability, all RSUs part of any NEOs' 2024 LTI award will become fully vested pursuant to the terms of the NEOs' applicable RSU award agreement. As detailed above under "Elements of Executive Compensation-Termination and Change-in-Control Benefits", Messrs. Nebreda and Pasha are "retirement-eligible" under the terms of the award agreements governing the 2024 LTI awards and therefore upon retirement, each would be eligible for a pro rata portion of any outstanding unvested RSUs pursuant to their respective 2024 LTI award. All amounts set forth herein are calculated using the closing stock price of $22.71 per share of the Company Class A common stock on September 30, 2024.

(5) Pursuant to the terms of the ESP and the applicable award agreement, in the event of a Qualifying Termination during a CIC Period, if the unvested PSUs are replaced with an award of the same or greater value and with the same or not less than favorable terms and conditions, the PSUs are subject to double trigger vesting. If the PSUs are not replaced, all unvested PSUs will become fully vested, assuming target performance. This table assumes all outstanding PSUs are replaced following a change in control of the Company. Upon a Qualifying Termination outside of a CIC Period, a prorated number of unvested PSUs that are granted at least one year prior to the termination date would become vested, assuming target performance. Additionally, upon death or disability, all PSUs part of any NEOs' 2024 LTI award will become fully vested pursuant to the terms of the NEOs' applicable PSU award agreement, assuming target performance since performance period has not ended. As detailed above under "Elements of Executive Compensation-Termination and Change-in-Control Benefits", Messrs. Nebreda and Pasha are "retirement-eligible" under the terms of the award agreements governing the 2024 LTI awards and therefore upon retirement, each would eligible for a pro rata portion of any outstanding unvested PSUs pursuant to their respective 2024 LTI award; amounts set forth herein assume target performance. All amounts set forth herein are calculated using the closing stock price of $22.71 per share of the Company Class A common stock on September 30, 2024.

(6) Pursuant to the terms of the ESP and the applicable award agreement, in the event of a Qualifying Termination during a CIC Period, if the unvested and unexercisable NQSOs are replaced with an award of the same or greater value and with the same or not less than favorable terms and conditions, the NQSUs are subject to double trigger vesting. If the NQSUs are not replaced, all unvested and unexercisable NQSOs will become fully vested. This table assumes all outstanding NQSOs are replaced following a change in control of the Company. Upon a Qualifying Termination outside of a CIC Period, a prorated number of unvested and unexercisable NQSOs that are granted at least one year prior to the termination date would become vested. Additionally, upon death or disability, all NQSOs part of any NEOs' 2024 LTI award will become fully vested pursuant to the terms of the NEOs' applicable NQSO award agreement. As detailed above under "Elements of Executive Compensation-Termination and Change-in-Control Benefits", Messrs. Nebreda and Pasha are "retirement-eligible" under the terms of the award agreements governing the 2024 LTI awards and therefore upon retirement, each would be eligible for a pro rata portion of any outstanding unvested NQSOs pursuant to their respective 2024 LTI award.

(7) In connection with any payments made in connection with a change in control of the Company, the NEO may be subject to a reduction in compensation because of the excise tax calculation under the best-net approach pursuant to Section 4999 of the Code, as described above. These tables reflect the potential severance payments and do not reflect a potential reduction in severance compensation.

(8) Ms. Boll's departure from the Company on January 31, 2025 will be a voluntary termination by Ms. Boll and therefore under the terms of the ESP, Ms. Boll will receive no severance payments upon termination from the Company and her outstanding unvested equity awards will be forfeited.

(9) In the event of a change in control of the Company, pursuant to the ESP, if an award is replaced with an award of the same or greater value and with the same or not less than favorable terms and conditions, the award is subject to double-trigger vesting. If the award is not replaced, the award shall vest in full, and for performance-based awards shall vest in full at target performance. The above table assumes all outstanding LTI awards are replaced following a change in control of the Company.

CEO Pay Ratio
In accordance with the rules adopted by the SEC, we are required to disclose the ratio of the median of the annual total compensation of all our employees, other than our CEO, to the annual total compensation of our CEO, which we refer to as the “Pay Ratio.” The Pay Ratio is intended to be a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. The table below reflects the Pay Ratio for fiscal year 2024:
CEO Annual Total Compensation:      $6,607,788
Median Employee Total Annual Compensation:          $138,416
Pay Ratio of CEO to Median Employee Compensation:      48:1
When we identified our median employee in 2024, we undertook the following steps to estimate the median annual compensation of each of our employees and identify a median employee:
First, we determined our employee population as of July 1, 2024. On this date, without taking into account any adjustments, our employee population consisted of 1,546 employees, of which 689 were U.S. employees and 857 were non-U.S. employees. All employees were full-time employees. From this number, we excluded employees based upon the 5 percent De Minimis Exception approved by the SEC. We excluded a total of 0.97% employees, comprising all of the employees from the following countries: Chile (9 employees), Italy (5 employees), and Indonesia (1 employee), totaling 15 employees excluded. The excluded employees represent less than 5 percent of our total employee population.
This resulted in 1,531 employees from 11 countries considered for purposes of determining our median employee.
Second, for this employee population, we selected their fiscal year 2024 base salary as our consistently-applied compensation measure. We converted all foreign currency salaries to U.S. dollar equivalents using the monthly consolidated exchange rates as of July 1, 2024. From this calculation, we determined our representative median employee.
We calculated the fiscal year 2024 annual total compensation for the representative median employee using the same methodology we use for our named executive officers in the Summary Compensation Table in this Proxy Statement. With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our Summary Compensation Table in this Proxy Statement.

Our Pay Ratio has been calculated using selected assumptions, estimates and adjustments as permitted under Item 402(u) of Regulation S-K, and is a reasonable estimate calculated in a manner consistent with the Regulation. Other companies may use different methodologies, assumptions, estimates and adjustment, for median employee compensation and therefore a comparison of our Pay Ratio to that of other companies will be limited in value.
Pay Versus Performance
In accordance with Section 953(a) of the Dodd-Frank Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationships between compensation actually paid to our principal executive officer ("PEO"), our former PEO, and non-PEO NEOs and Company performance for the fiscal years listed below. The Compensation and Human Resources Committee did not consider the pay versus performance disclosure reflected below when making compensation determination for any of the years shown below.
Pay Versus Performance Table

							Value of Initial Fixed $100 Investment Based On:
Fiscal Year	Summary Compensation Table Total for PEO(1)	Summary Compensation Table Total for Former PEO(1)	Compensation Actually Paid to Current PEO(1) (2)(3)	Compensation Actually Paid to Former PEO(1) (2)(3)	Average Summary Compensation Table Total for non-PEO NEOs(1)	Average Compensation Actually Paid to non-PEO NEOs(1) (2)(3)	Total Shareholder Return	Peer Group Total Shareholder Return(4)	Net Income (Loss) ($ millions)	Adjusted EBITDA (5) ($ millions)
(a)	(b)	(b)	(c)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2024	6,607,788	n/a	6,154,106	n/a	1,486,141	469,024	64.89	48.08	30.4	78.1
2023	1,774,772	n/a	3,149,800	n/a	928,321	2,139,189	65.69	56.58	(104.8)	(61.4)
2022	2,550,004	1,943,101	2,073,020	9,707,300	1,428,121	4,525,921	41.69	74.89	(289.2)	(235.3)
(1) Mr. Nebreda became our principal executive officer (PEO) on September 1, 2022 and is our current PEO. Mr. Dubuc, our former PEO, separated from the Company on August 31, 2022. Our non-PEO NEOs included: (a) for fiscal year 2024, Messrs. Pasha, Sial, Williams, and Zahurancik and Ms. Boll; (b) for fiscal year 2023, Messrs. Sial, Vanka, and Williams, and Mses. Boll and Couch; and (c) for fiscal year 2022, Messrs. Fehr and Sial and Ms. Boll.

(2) The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs.

(3) The following amounts were deducted from / added to Summary Compensation Table (SCT) total compensation in accordance with the SEC-mandated adjustments to calculate Compensation Actually Paid (CAP) to our PEOs and average CAP to our non-PEO NEOs. The fair value of equity awards was determined using methodologies and assumptions developed in a manner substantively consistent with those used to determine the grant date fair value of such awards, including calculating equity awards in accordance with FASB ASC Topic 718.

Current PEO SCT Total to CAP Reconciliation

Fiscal Year	2022	2023	2024
SCT Total	$2,550,004	$1,774,772	$6,607,788
- Grant Date Fair Value of Stock Awards Granted in Fiscal Year	-$2,500,004	$0	-$4,300,034
± Fair Value at Fiscal Year-End of Outstanding and Unvested Stock Awards Granted in Fiscal Year	$2,023,020	$0	$4,072,825
± Change in Fair Value of Outstanding and Unvested Stock Awards Granted in Prior Fiscal Years	$0	$776,479	-$12,941
± Fair Value at Vesting of Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$0	$0	$0
± Change in Fair Value as of Vesting Date of Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$0	$598,549	-$213,532
- Fair Value as of Prior Fiscal Year-End of Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$0	$0	$0
Compensation Actually Paid	$2,073,020	$3,149,800	$6,154,106

Former PEO SCT Total to CAP Reconciliation

Fiscal Year	2022	2023	2024
SCT Total	$1,943,101	n/a	n/a
- Grant Date Fair Value of Stock Awards Granted in Fiscal Year	$0	n/a	n/a
± Fair Value at Fiscal Year-End of Outstanding and Unvested Stock Awards Granted in Fiscal Year	$0	n/a	n/a
± Change in Fair Value of Outstanding and Unvested Stock Awards Granted in Prior Fiscal Years	$0	n/a	n/a
± Fair Value at Vesting of Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$0	n/a	n/a
± Change in Fair Value as of Vesting Date of Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$8,681,032	n/a	n/a
- Fair Value as of Prior Fiscal Year-End of Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	-$916,833	n/a	n/a
Compensation Actually Paid	$9,707,300	n/a	n/a

Non-PEO NEO Average SCT Total to Average CAP Reconciliation

Fiscal Year	2022	2023	2024
Average SCT Total	$1,428,121	$928,321	$1,486,141
- Grant Date Fair Value of Stock Awards Granted in Fiscal Year	-$866,669	-$150,004	-$726,614
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Stock Awards Granted in Fiscal Year	$659,609	$118,467	$660,240
± Change in Fair Value of Outstanding and Unvested Stock Awards Granted in Prior Fiscal Years	$2,369,873	$476,025	-$962

+ Fair Value at Vesting of Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$0	$0	$0
± Change in Fair Value as of Vesting Date of Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$934,987	$861,825	-$534,034
- Fair Value as of Prior Fiscal Year-End of Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$0	-$95,446	-$415,747
Average Compensation Actually Paid	$4,525,921	$2,139,189	$469,024

(4) The Peer Group for which Total Shareholder Return is the NASDAQ Clean Edge Green Energy Index Fund. Historical stock performance is not necessarily indicative of future stock performance.

(5) Adjusted EBITDA is a non-GAAP financial measure and is calculated using net income (loss), adjusted for (i) interest (income) expense, net, (ii) income taxes, (iii) depreciation and amortization, (iv) stock-based compensation, (v) other income or expenses and (vi) non-recurring income or expenses. For more details on how we define and calculate Adjusted EBITDA from the Company's audited consolidated financial statements as well as a reconciliation to net income (loss), its most directly comparable GAAP financial measure, please refer to pages 66-67 in our 2024 Form 10-K for fiscal year 2024, and pages 60-61 in our Annual Report on Form 10-K for fiscal year ended September 30, 2023 filed with the SEC on November 29, 2023 (the "2023 Form 10-K").

CHARTS OF CAP VERSUS PERFORMANCE METRICS

The chart below illustrates the relationship between the current PEO, former PEO, and average Non-PEO CAP amounts and the Company’s and NASDAQ Clean Edge Green Energy Index Fund TSR during fiscal years 2022 through 2024. The CAP calculations prescribed by Item 402(v) encompass valuations of equity awards before our IPO while the TSR calculations assume a $100 investment beginning on our IPO date, which creates a disconnect in the time periods being compared for CAP and TSR in fiscal year 2022.

The charts below illustrate the relationship between the current PEO, former PEO, and Non-PEO CAP amounts and the Company’s Net Income (Loss) and Adjusted EBITDA during fiscal years 2022 through 2024.

**Adjusted EBITDA is a non-GAAP financial metric. Please refer to pages 66-67 in our 2024 Form 10-K and pages 60-61 in our 2023 Form 10-K for more details on non-GAAP financial metrics and reconciliation to net income (loss), its most directly comparable GAAP financial metric, for fiscal years 2024, 2023, and 2022, respectively.

TABULAR LIST OF MOST IMPORTANT PERFORMANCE MEASURES

The three items listed below represent the most important financial performance metrics we used to determine CAP for fiscal year 2024 as further described above in the "Compensation Discussion and Analysis" discussion. These performance metrics may not have been the most important financial performance measures for fiscal year 2023 or 2022 and we may determine different financial performance metrics to be the most important financial performance metrics in future years. The measures in this table are not ranked.

Most Important Financial Performance Measures
• Adjusted EBITDA • Revenue • Order Intake Margin EAC

EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes the number of securities underlying outstanding options, stock awards, warrants, and rights granted to employees and directors, as well as the number of securities remaining available for future issuance, under our equity compensation plans as of September 30, 2024.

Plan Category (1)	Number of securities to be issued upon exercise of outstanding options, warrants and rights (2)	Weighted average exercise price of outstanding options, warrants and rights (3)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	5,438,987	$3.55	5,207,625(4)
Equity compensation not approved by security holders	—	—	—
Total	5,438,987	$3.55	5,207,625
(1) Equity compensation plans approved by stockholders reflects our 2021 Incentive Plan and our 2020 Unit Option Plan. For more information regarding these plans, see Note 17 to our consolidated audited financial statements included in our 2024 Form 10-K and the copy of the plans that are attached thereto.

(2) Consists of 3,100,158 shares issuable upon the exercise of outstanding options under our 2020 Unit Option Plan, 187,379 shares issuable upon the vesting and exercise of outstanding options under our 2021 Incentive Plan, 1,760,418 shares issuable upon the vesting and settlement of RSU awards representing the right to acquire shares of our Class A common stock under our 2021 Incentive Plan, and 391,032 shares issuable upon the vesting and settlement of PSU awards, assuming achievement of target performance, representing the right to acquire shares of our Class A common stock under our 2021 Incentive Plan.

(3) Does not include outstanding RSUs or PSUs awards which do not have an exercise price. As of September 30, 2024, the weighted average exercise price per share of Class A common stock of outstanding stock options issued pursuant to the 2021 Incentive Plan was $21.70 and the weighted average exercise price per share of Class A common stock of outstanding stock options issued pursuant to the 2020 Unit Option Plan was $2.45.

(4) There remain 5,207,625 securities available for future issuance under our 2021 Incentive Plan. No additional securities will be issued under the 2020 Unit Option Plan.

STOCK OWNERSHIP

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth information relating to the beneficial ownership of our common stock as of the Record Date by:
•each person, or group of affiliated persons, known by us to beneficially own more than 5% of our Class A common stock, our Class B-1 common stock, or Class B-2 common stock;
•each of our current directors;
•each of our named executive officers for fiscal year 2024; and
•all directors and executive officers as a group.
The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of common stock subject to options, or other rights, including the redemption right described above with respect to each common unit, held by such person that are currently exercisable or will become exercisable within 60 days of the January 17, 2025 Record Date, if any, are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.
The percentage of shares beneficially owned is computed on the basis of 130,039,205 shares of our Class A common stock and 51,499,195 shares of our Class B-1 common stock outstanding as of the Record Date. No shares of Class B-2 common stock were outstanding as of the Record Date. Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

Unless otherwise indicated below, the address for each beneficial owner listed is c/o Fluence Energy, Inc., 4601 Fairfax Drive, Suite 600, Arlington, Virginia 22203.

	Class A(1)		Class B-1
Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned	Number of Shares Beneficially Owned	Percentage Beneficially Owned	Percentage of Combined Voting Power(2)
Holders of More than 5%:
AES Grid Stability, LLC (3)	—	—	51,499,195	100%	66.4%
Siemens AG (4)	51,499,195	39.6%	—	—	13.3%
Qatar Holding LLC (5)	14,668,275	11.3%	—	—	3.8%
Named Executive Officers and Directors:
Cynthia Arnold	31,861	*	—	—	*
Rebecca Boll(6)	399,291	*	—	—	*
Herman Bulls	75,861	*	—	—	*
Emma Falck	—	*	—	—	*
Ricardo Falu	—	*	—	—	*
Elizabeth Fessenden	21,861	*	—	—	*
Harald von Heynitz	22,861	*	—	—	*
Barbara Humpton	4,000	*	—	—	*
Axel Meier	—	*	—	—	*
Tish Mendoza	—	*	—	—	*
Julian Nebreda(7)	118,174	*	—	—	*
Ahmed Pasha(8)	18,095	*	—	—	*
Chris Shelton	5,000	*	—	—	*
Manavendra Sial(9)	22,853	*	—	—	*
Simon James Smith	—	*	—	—	*
Peter Williams(10)	10,815	*	—	—	*
John Zahurancik(11)	480,849	*	—	—	*

All executive officers and directors as a group (16 persons)(12)	1,188,668	*	—	—	*

*	Represents less than 1%.

(1)	Each LLC Interest is redeemable from time to time at each holder’s option for, at our election (determined solely by our independent directors (within the meaning of the rules of the Nasdaq) who are disinterested), newly-issued shares of our Class A common stock on a one-for-one basis or a cash payment equal to a volume weighted average market price of one share of Class A common stock for each LLC Interest so redeemed, in each case, in accordance with the terms of the Fluence Energy LLC Agreement (as defined below); provided that, at our election (determined solely by our independent directors (within the meaning of the rules of the Nasdaq) who are disinterested), we may effect a direct exchange by Fluence Energy, Inc. of such Class A common stock or such cash, as applicable, for such LLC Interests. AES Grid Stability may, subject to certain exceptions, exercise such redemption right for as long as its LLC Interests remain outstanding. When AES Grid Stability redeems an LLC Interest, a corresponding share of Class B-1 or Class B-2 common stock, as applicable, held by AES Grid Stability will be cancelled.
(2)	Represents the percentage of voting power of our Class A common stock and Class B-1 common stock voting as a single class. Each share of Class A common stock entitles the registered holder to one vote per share, and each share of Class B-1 common stock entitles the registered holder thereof to five votes per share on all matters presented to stockholders for a vote generally, including the election of directors. The Class A common stock and Class B-1 common stock will vote as a single class on all matters except as required by law or our Certificate of Incorporation.
(3)	Represents an equal number of shares of Class A common stock issuable on a one-for-one basis upon redemption of LLC Interests, of which AES Grid Stability, LLC is the record holder. The AES Corporation is the indirect parent of AES Grid Stability, LLC and may be deemed to share beneficial ownership of the shares held of record by AES Grid Stability, LLC. The business address of each of The AES Corporation and AES Grid Stability, LLC is 4300 Wilson Blvd, 11th Floor, Arlington, Virginia, 22201.
(4)	Includes 39,738,064 shares of Class A common stock held of record by Siemens AG and 11,761,131 shares of Class A common stock held of record by SPT Invest Management Sarl ("SPT Invest"). Siemens AG is an affiliate of SPT Invest and may be deemed to share beneficial ownership of the shares held of record by SPT Invest. SPT Invest is a wholly owned subsidiary of Siemens Pension-Trust e.V. (“Siemens e.V.”) and Siemens e.V. may be deemed to share beneficial ownership of the shares of Class A Common Stock held of record by SPT Invest. The business address of SPT Invest is 21 Rue Edmond Reuter, Contern Luxembourg 5326. The business address of Siemens e.V. is Wittelsbacher Platz 2, 80333 Munich, Germany. The business address of Siemens AG is Werner-von-Siemens-Strasse 1, 80333 Munich, Germany.
(5)	Qatar Holding LLC is a limited liability company formed pursuant to the regulations of the Qatar Financial Centre and is a wholly-owned subsidiary of Qatar Investment Authority ("QIA"). QIA is the sole member of Qatar Holding LLC. Qatar Holding LLC directly holds 14,668,275 shares of Class A common stock of the Company. Each of QIA and Qatar Holding LLC may be deemed to beneficially own the shares of Class A common stock of the Company beneficially owned by them directly or indirectly controlled by it, but each disclaims beneficial ownership of such securities, except to the extent of such holder's pecuniary interest therein. The business address of Qatar Holding LLC and QIA is Ooredoo Tower (Building 14), Al Dafna Street (Street 801), Al Dafna (Zone 61), Doha, State of Qatar.
(6)	Consists of (i) 83,774 shares of Class A common stock and (ii) 315,517 shares of Class A common stock subject to options that are exercisable within 60 days of the Record Date. As previously disclosed, Ms. Boll's departure from the Company is effective January 31, 2025.
(7)	Consists of (i) 96,955 shares of Class A common stock and (ii) 21,219 shares of Class A common stock subject to options that are exercisable within 60 days of the Record Date.
(8)	Consists of (i) 9,203 shares of Class A common stock and (ii) 8,892 shares of Class A common stock subject to options that are exercisable within 60 days of the Record Date.
(9)	Based on information known to the Company at the time of Mr. Sial's departure from the Company on December 31, 2023, including Mr. Sial's Form 4, dated September 19, 2023, filed prior to his departure from the Company.
(10)	Consists of (i) 7,484 shares of Class A common stock and (ii) 3,331 shares of Class A common stock subject to options that are exercisable within 60 days of the Record Date.
(11)	Consists of (i) 97,687 shares of Class A common stock and (ii) 383,162 shares of Class A common stock subject to options that are exercisable within 60 days of the Record Date.
(12)
This group of directors and executive officers includes only those currently serving as directors and executive officers as of the date of this Proxy Statement and does not therefore include Mr. Sial. This amount consists of (i) 456,547 shares of Class A common stock and (ii) 732,121 shares of Class A common stock subject to options that are exercisable within 60 days of the Record Date.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our executive officers and directors, our principal accounting officer, and persons who beneficially own more than 10% of our common stock to file with the SEC reports of their ownership and changes in their ownership of our common stock. To our knowledge, based solely on review of the copies of such reports and amendments to such reports with respect to the fiscal year ended September 30, 2024 filed with the SEC and on written representations by our directors and executive officers, all required Section 16 reports under the Exchange Act for our directors, executive officers, principal accounting officer, and beneficial owners of greater than 10% of our common stock were filed on a timely basis during the fiscal year ended September 30, 2024, except that one Form 3 report that was timely filed on December 8, 2023 for John Zahurancik in connection with his appointment as a Section 16 officer over-reported the number of our Class A common stock Mr. Zahurancik held at the time of his appointment due to an administrative error. The Form 3/A was filed on December 19, 2023 to correct the aggregate stock holdings of Mr. Zahurancik at the time of appointment.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures on Transactions with Related Persons
Our Board recognizes that transactions with related persons present a heightened risk of conflicts of interests and/or improper valuation (or the perception thereof). Our Board has adopted a written policy on transactions with related persons, which requires that our Audit Committee review and approve or ratify “related person transactions” (as defined in the policy) that are required to be disclosed pursuant to Item 404(a) of Regulation S-K. Item 404(a) of Regulation S-K requires disclosure, subject to certain exceptions, of transactions in which we were or are to be a participant and the amount involved exceeds $120,000 in any fiscal year and in which any “related person” as defined under Item 404(a) of Regulation S-K had or will have a direct or indirect material interest. In reviewing and approving any such transactions, our Audit Committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction and the extent of the related person’s interest in the transaction and will take into account the conflicts of interest and corporate opportunity provisions of our Code of Conduct. No director may participate in approval of a related person transaction for which he or she is a related person or otherwise has an interest. All of the transactions described in this section that occurred or were entered into prior to the time of, or in connection with, our IPO occurred prior to the adoption of this policy. Each of the “related person transactions” described herein entered into following the adoption of our related person transaction policy at the time of the IPO was approved in accordance with such policy.
The following are certain transactions, arrangements, and relationships with our directors, executive officers, and stockholders owning 5% or more of our outstanding Class A common stock or our Class B-1 common stock. The following are summaries of certain provisions of our related party agreements and are qualified in their entirety by reference to all of the provisions of such agreements. Compensation, termination, change in control, and other arrangements for our directors and named executive officers are described under "Compensation of Directors" and “Executive Compensation," respectively.
Sales, Procurement, and Consulting Contracts with Related Parties
In the ordinary course of our business, we sign back-to-back battery-based energy storage product and related service contracts with AES and Siemens, their affiliates, subsidiaries, and entities in which they have significant influence (collectively, the "AES and Siemens Affiliates"), in connection with execution by AES and Siemens Affiliates of contracts with their external customers. We also sign direct contracts with AES and Siemens Affiliates for our products, services, and digital offerings. In addition, Siemens Affiliates supply us goods and services that are used when delivering and maintaining energy storage projects for our customers and occasionally used for our research and development efforts. In the ordinary course of business, Siemens Affiliates and Fluence enter into master consortium agreements from time-to-time to deliver battery-based energy storage products and related service contracts to external customers. When performing our obligations pursuant to such contracts detailed above, we may, from time to time, enter into related change orders, settlements with such AES and Siemens Affiliates, and other related arrangements to such underlying contracts. See below tables for revenue from and expenses related to transactions with AES and Siemens Affiliates in fiscal year 2024.
The Company also provides consulting services to AES whereby Fluence will advise and in some cases provide support to AES on procurement, logistics, design, safety, and commissioning of projects. Revenue from consulting services is classified as “Revenue from sale of energy storage products and solutions” in the Company’s Disaggregation of revenue table in “Note 3 - Revenue from Contracts with Customers” in the Company's audited consolidated financial statements in its 2024 Form 10-K. Revenue from the consulting services is primarily recognized ratably over time based on a project specific period of performance in which we expect the performance obligation to be fulfilled. For the fiscal years ended September 30, 2024 and 2023, we have recognized $8.0 million and $12.3 million, respectively, in revenue from consulting services with related parties. Revenue from contracts with affiliates is included in “Revenue from related parties” on the Company’s consolidated statements of operations in our financial statements included in our 2024 Form 10-K.
Administrative and Service Agreements
From time to time, Fluence may enter into administrative and service agreements with AES and Siemens Affiliates. For the fiscal year ended September 30, 2024, the Company received a limited scope of consulting services from Siemens Advanta, a subsidiary of Siemens AG, totaling approximately $5,760,484 in aggregate for fiscal year 2024 and limited treasury services related to executing trades for derivative contracts from AES.
Effective January 1, 2023, Siemens AG seconded an employee to Fluence through March 31, 2023. Effective April 1, 2023, the secondment for such employee was transferred to Siemens Industry and the secondment arrangement with

Fluence continued uninterrupted. The secondment arrangement was terminated effective December 31, 2024. During the term of the secondment, Fluence had the authority to supervise the employee in all respects during the period of secondment and reimbursed Siemens or Siemens Industry, as applicable, for the employee’s salary, employer required taxes, applicable bonuses, benefits, and services attendant to the employee’s relocation. During fiscal year 2024, the costs that were paid to Siemens Industry relating to this secondment arrangement were approximately $1,028,214.
Additionally, since the time of the IPO, AES Affiliates have provided a limited number of office space and other property rental arrangements, which continued through fiscal year 2024. We continue to lease our deployment center from AES Alamitos Energy, LLC and also pay related utilities affiliated with the deployment center located in Long Beach, California. In fiscal year 2024, we paid approximately $226,523 to AES Alamitos Energy, LLC in connection with the use of the deployment center.
AES and Siemens Affiliates Total Revenue and Expenses for Fiscal Year 2024
The following tables present the transactions that are included the Company’s consolidated statements of operations and comprehensive loss for the periods indicated in our audited consolidated financial statements included in our 2024 Form 10-K from AES and Siemens Affiliates.

AES Affiliates

in thousands	Fiscal Year Ended September 30,
September 30, 2024
Revenue	$1,082,329
Cost of goods and services	1,764
Research and development	—
Sales and marketing	—
General and administrative	107
Other (income) expense, net(a)	(571)
(a) Represents factoring income from a subsidiary of AES related to receivables sold under the Master Receivable Purchase Agreement (“MRPA”). This is offset by $1.5 million of expense due to estimated payments due to related parties under the Tax Receivable Agreement to be realized as of September 30, 2024.

Siemens Affiliates

in thousands	Fiscal Year Ended September 30,
September 30, 2024
Revenue	$527
Cost of goods and services	48,887
Research and development	58
Sales and marketing	123
General and administrative	4,871
Receivables and Payables
The following table presents receivables from related parties and payables to related parties on the Company’s consolidated balance sheets:

AES Affiliates

in thousands	September 30,
2024
Total receivables from related parties	$362,213
Total advances to suppliers with related parties	$—
Total payables and deferred revenue with related parties	$37,354
Siemens Affiliates

in thousands	September 30,
2024
Total receivables from related parties	$310
Total advances to suppliers with related parties	$32,074
Total payables and deferred revenue with related parties	$3,840
Tax Receivable Agreement
Fluence Energy, Inc. entered a Tax Receivable Agreement with Fluence Energy, LLC, AES Grid Stability, and Siemens Industry (which together with AES Grid Stability, are referred to herein as the "Founders") on October 27, 2021 (the "Tax Receivable Agreement"), which obligates Fluence Energy, Inc. to make payments to the Founders of 85% of the amount of tax benefits that Fluence Energy, Inc. actually realizes (or in some circumstances is deemed to realize) as a result of (1) increases in our proportionate share of the tax basis of the assets of Fluence Energy, LLC and its subsidiaries resulting from future redemptions or exchanges (or deemed exchanges in certain circumstances) of LLC Interests by the Founders for Class A common stock or cash from the sale of newly issued shares of Class A common stock and certain distributions by Fluence Energy, LLC; and (2) certain additional tax benefits arising from payments made under the Tax Receivable Agreement.
The amounts payable under the Tax Receivable Agreement are contingent upon (i) sufficient taxable income to fully utilize the tax benefits; (ii) Fluence Energy, LLC is able to fully depreciate or amortize its assets; and (iii) no material changes in applicable tax law. Fluence Energy, LLC has in effect an election under Section 754 of the Code effective for each taxable year in which a redemption or exchange (including deemed exchange) of LLC Interests for Class A common stock or cash occurs or when Fluence Energy, LLC makes (or is deemed to make) certain distributions. The payments under the Tax Receivable Agreement are not conditioned upon continued ownership of Fluence Energy, LLC by one or more of the Founders. If a Founder transfers LLC Interests but does not assign to the transferee of such units its rights under the Tax Receivable Agreement, such Founder generally will continue to be entitled to receive payments under the Tax Receivable Agreement arising in respect of a subsequent redemption or exchange of such LLC Interests. In general, the Founders’ rights under the Tax Receivable Agreement may not be assigned, sold, pledged or otherwise alienated or transferred to any person, other than certain permitted transferees, without our prior written consent (not to be unreasonably withheld) and such person’s becoming a party to the Tax Receivable Agreement and agreeing to succeed to the applicable Founder’s interest therein.
As of September 30, 2024, we estimate $1.5 million of payments to Siemens and AES in aggregate under the Tax Receivable Agreement to be realized. The payments will be finalized upon the filing of the Fluence Energy, Inc. U.S. income tax return during the year ending September 30, 2025. With the exception of the $1.5 million payments, we determined it is not probable that additional payments under the Tax Receivable Agreement would be made, given there was no expectation of future sufficient taxable income over the term of the agreement to utilize deductions in the future.
Fluence Energy, LLC Agreement
On October 27, 2021, Fluence Energy, Inc., AES Grid Stability, and Siemens Industry entered into the third amended and restated limited liability agreement of Fluence Energy, LLC (the "Fluence Energy LLC Agreement"), under which we are a member and the sole manager of Fluence Energy, LLC. As the sole manager, we control all the day-to-day business affairs and decision-making of Fluence Energy, LLC without the approval of any other member. We, through our officers and directors, are responsible for all operational and administrative decisions of Fluence Energy, LLC and daily management of Fluence Energy, LLC’s business. Pursuant to the terms of the Fluence Energy LLC Agreement, we cannot be removed or replaced as the sole manager of Fluence Energy, LLC except by our resignation, which may be given at any time by written notice to the members.
Distributions. The Fluence Energy LLC Agreement requires “tax distributions” to be made by Fluence Energy, LLC to its members, except to the extent Fluence Energy, LLC does not have available cash for such distributions or such distributions are otherwise prohibited by law or any of our future debt agreements. Tax distributions are to be made on a quarterly basis, to each member of Fluence Energy, LLC, including us, based on such member’s allocable share of the taxable income of Fluence Energy, LLC and an assumed tax rate that will be determined by us, as described below. For this purpose, Fluence Energy, Inc.’s allocable share of Fluence Energy, LLC’s taxable income shall be determined without regard to any Basis Adjustments (as defined in the Tax Receivable Agreement). The Fluence Energy LLC Agreement also allows for cash distributions to be made by Fluence Energy, LLC (subject to our sole discretion as the sole manager of Fluence Energy, LLC) to its members on a pro rata basis out of “distributable cash,” as that term is defined in the Fluence Energy LLC Agreement. We expect Fluence Energy, LLC may make distributions out of distributable cash periodically and as necessary to enable us to cover our operating expenses and other obligations, including our tax liabilities and obligations under the Tax Receivable Agreement, except to the extent Fluence Energy, LLC is insolvent or are otherwise prohibited by law or any of our future debt agreements.
Maintenance of One-to-one Ratio between Shares of Class A Common Stock and LLC Interests Owned by the Company, and One-to-one Ratio between Shares of Class B-1 and Class B-2 Common Stock and LLC Interests Owned by the Founders. Except as otherwise determined by us, the Fluence Energy LLC Agreement requires that Fluence Energy, LLC at all times maintains (a) a one-to-one ratio between the number of shares of Class A common stock issued and outstanding and the number of LLC Interests owned by us and (b) a one-to-one ratio between the aggregate number of shares of Class B-1 and Class B-2 common stock issued and outstanding and the number of LLC Interests owned by the Founders and their permitted transferees, collectively.
Issuance of LLC Interests upon Exercise of Options or Issuance of Other Equity Compensation. Upon the exercise of options issued by us (as opposed to options issued by Fluence Energy, LLC), or the issuance of other types of equity compensation by us (such as the issuance of restricted or non-restricted stock, payment of bonuses in stock or settlement of stock appreciation rights in stock), we will have the right to acquire from Fluence Energy, LLC a number of LLC Interests equal to the number of our shares of Class A common stock being issued in connection with the exercise of such options or issuance of other types of equity compensation. When we issue shares of Class A common stock in settlement of stock options granted to persons that are not officers or employees of Fluence Energy, LLC or its subsidiaries, we will make, or be deemed to make, a capital contribution in Fluence Energy, LLC equal to the aggregate value of such shares of Class A common stock and Fluence Energy, LLC will issue to us a number of LLC Interests equal to the number of shares we issued. When we issue shares of Class A common stock in settlement of stock options granted to persons that are officers or employees of Fluence Energy, LLC or its subsidiaries, then we will be deemed to have sold directly to the person exercising such award a portion of the value of each share of Class A common stock equal to the exercise price per share, and we will be deemed to have sold directly to Fluence Energy, LLC (or the applicable subsidiary of Fluence Energy, LLC) the difference between the exercise price and market price per share for each such share of Class A common stock. In cases where we grant other types of equity compensation to employees of Fluence Energy, LLC or its subsidiaries, on each applicable vesting date we will be deemed to have sold to Fluence Energy, LLC (or such subsidiary) the number of vested shares at a price equal to the market price per share, Fluence Energy, LLC (or such subsidiary) will deliver the shares to the applicable person, and we will be deemed to have made a capital contribution in Fluence Energy, LLC equal to the purchase price for such shares in exchange for an equal number of LLC Interests.
Common Unit Redemption Right. The Fluence Energy LLC Agreement provides a redemption right to the Founders which will entitle them to have their LLC Interests redeemed for, at our election (determined solely by our independent directors (within the meaning of the rules of the Nasdaq) who are disinterested), newly-issued shares of our Class A common stock on a one-for-one basis or a cash payment from the sale of newly issued shares of Class A common stock equal to a volume weighted average market price of one share of Class A common stock for each LLC interest so redeemed, in each case in accordance with the terms of the Fluence Energy LLC Agreement; provided that, at our election (determined solely by our independent directors (within the meaning of the rules of the Nasdaq) who are disinterested), we may effect a direct exchange by Fluence Energy, Inc. of such Class A common stock or such cash, as applicable, for such LLC Interests. Such Founders may exercise such redemption right, subject to certain exceptions, for as long as their LLC Interests remain outstanding. In connection with the exercise of the redemption or exchange of LLC Interests (1) such Founders will be required to surrender a number of shares of our Class B-1 common stock or Class B-2 common stock, as the case may be, registered in the name of such redeeming or exchanging Founder, which will automatically be transferred to the Company and will be canceled for no consideration on a one-for-one basis with the number of LLC Interests so redeemed or exchanged and (2) except in the case of a direct exchange as described above, the redeeming Founders will surrender LLC Interests to Fluence Energy, LLC for cancellation. In the event of cash settlement, Fluence Energy, Inc. would issue new shares of Class A common stock and use the proceeds from the sale of these newly-issued shares of Class A common stock to fully fund the cash settlement, which, in effect, limits the amount of the cash payment to the redeeming member.
The Fluence Energy LLC Agreement requires that in the case of a redemption by a Founder, we contribute cash or shares of our Class A common stock, as applicable, to Fluence Energy, LLC in exchange for an amount of newly-issued LLC Interests that will be issued to us equal to the number of LLC Interests redeemed from the Founder. Fluence Energy, LLC will then distribute the cash or shares of our Class A common stock, as applicable, to such Founder to complete the redemption. Alternatively, we may, at our option, effect a direct exchange by Fluence Energy, Inc. of cash or our Class A common stock, as applicable, for such LLC Interests in lieu of such a redemption.
Change of Control Redemption. In the event of certain types of change of control described in the Fluence Energy, LLC Agreement, we will have the right, in our sole discretion, to require each member to effect a redemption of all or a portion of such member's and all other member’s LLC Interests (including common units or any other type, class or series of interests in Fluence Energy, LLC) together with an equal number of shares of Class B common stock; provided, however, that neither AES Grid Stability nor Siemens Industry will be required to effect such a redemption if such member holds at least 15% of the aggregate LLC Interests issued and outstanding. In connection with such redemption, such LLC Interests and such shares of Class B common stock will be exchanged for shares of Class A common stock (or an economically equivalent amount of cash and securities of a successor entity that would be received by holders of shares of Class A common stock).
Stockholders Agreement
Currently, pursuant to the Stockholders Agreement, each of the AES Related Parties and the Siemens Related Parties (each as defined in the Stockholders Agreement) has the right to nominate three (3) of our directors, which shall be reduced to two (2) directors for as long as each of the AES Related Parties and the Siemens Related Parties directly or indirectly, beneficially own less than 20% but 10% or more of our Class A common stock (assuming that all outstanding LLC Interests (other than LLC Interests held by us) are redeemed for newly issued shares of our Class A common stock on a one-for-one basis), and which shall further be reduced to one (1) director for as long as they directly or indirectly, beneficially own less than 10% but 5% or more of our Class A common stock (assuming that all outstanding LLC Interests (other than LLC Interests held by us) are redeemed for newly issued shares of our Class A common stock on a one-for-one basis), and which shall further be reduced to no directors if they directly or indirectly, beneficially own less than 5% of our Class A common stock (assuming that all outstanding LLC Interests (other than LLC Interests held by us) are redeemed for newly issued shares of our Class A common stock on a one-for-one basis). In addition, the QIA Related Parties (as defined in the Stockholders Agreement) have the right to nominate one (1) of our directors if they directly or indirectly, beneficially own, in the aggregate, at least 5% of our Class A common stock (assuming that all outstanding LLC Interests (other than LLC Interests held by us) are redeemed for newly issued shares of our Class A common stock on a one-for-one basis).
Each of the Continuing Equity Owners have also agreed to vote, or cause to vote, all of their outstanding shares of our Common Stock at any annual or special meeting of stockholders in which directors are elected, so as to cause the election of the directors nominated by the other Continuing Equity Owners. Additionally, pursuant to the Stockholders Agreement, we agreed to take all commercially reasonable actions to cause (1) the Board to be comprised of at least nine directors or such other number of directors as our Board may determine; (2) the individuals nominated in accordance with the terms of the Stockholders Agreement to be included in the slate of nominees to be elected to the Board at the next annual or special meeting of our stockholders at which directors are to be elected and at each annual meeting of our stockholders thereafter at which a director’s term expires; and (3) the individuals nominated in accordance with the terms of the Stockholders Agreement to fill the applicable vacancies on the Board. The Stockholders Agreement allows for the Board to reject the nomination, appointment or election of a particular director if such nomination, appointment or election would constitute a breach of the Board's fiduciary duties to our stockholders or does not otherwise comply with any requirements of our Certificate of Incorporation or our Bylaws or the charter for, or related guidelines of, the Nominating and Corporate Governance Committee. The directors appointed by AES Grid Stability and Siemens Related Parties, each, shall review and have the right to approve the Company’s annual business plan and annual capital expenditure and operating budget prior to the implementation of such annual business plan and annual capital expenditure and operating budget by the Company.
In addition, the Stockholders Agreement provides that the Company shall not take, and shall cause Fluence Energy, LLC (and its subsidiaries) not to take, any of the following actions (whether by merger, consolidation or otherwise) without the prior written approval of (i) the AES Related Parties as long as they beneficially own, directly or indirectly, in the aggregate 10% or more of all issued and outstanding shares of Class A common stock (assuming that all outstanding LLC Interests in Fluence Energy, LLC (other than LLC Interests held by us) are redeemed for newly issued shares of our Class A common stock on a one-for-one basis) and (ii) the Siemens Related Parties for as long as they beneficially own, directly or indirectly, in the aggregate 10% or more of all issued and outstanding shares of Class A common stock (assuming that all outstanding LLC Interests in Fluence Energy, LLC (other than LLC Interests held by us) are redeemed for newly issued shares of our Class A common stock on a one-for-one basis):
•any buyback, purchase, repurchase, redemption, or other acquisition by the Company or Fluence Energy, LLC of any of the securities of the Company, Fluence Energy, LLC or any of their respective subsidiaries, other than repurchases made pursuant to any duly adopted incentive plan, or in connection with any redemption or exchange of common units as set forth in the Fluence Energy LLC Agreement; or
•the creation of a new class or series of capital stock or equity securities of the Company, Fluence Energy, LLC or any of their respective subsidiaries, provided that this provision will not prohibit Fluence Energy LLC from causing any of its direct or indirect wholly-owned subsidiaries from revising the capitalization of such direct or indirect wholly-owned subsidiaries in the ordinary course of business and that such new class or series of equity securities is held by Fluence Energy LLC or its wholly-owned subsidiaries; or
•any issuance of additional shares of Class A common stock, Class B-1 common stock, Class B-2 common stock, preferred stock, or other equity securities of the Company, Fluence Energy, LLC or any of their respective subsidiaries, other than (1) any issuance of additional shares of Class A common stock or other equity securities of the Company or its subsidiaries (i) under any duly adopted stock option or other equity compensation plan of the Company or any of its subsidiaries or (ii) in connection with any redemption of common units as set forth in the Fluence Energy LLC Agreement; or (2) any issuance of equity securities by the direct or indirect wholly-owned subsidiaries of Fluence Energy, LLC to Fluence Energy, LLC or to other wholly-owned subsidiaries of Fluence Energy, LLC.
In addition, the Stockholders Agreement provides that the Company shall not take, and shall cause Fluence Energy, LLC (and its subsidiaries) not to take, certain actions (whether by merger, consolidation or otherwise) without the prior written approval of (i) the AES Related Parties as long as they beneficially own, directly or indirectly, in the aggregate 5% or more of all issued and outstanding shares of Class A common stock (assuming that all outstanding LLC Interests (other than LLC Interests held by us) are redeemed for newly issued shares of our Class A common stock on a one-for-one basis), and (ii) the Siemens Related Parties for as long as they beneficially own, directly or indirectly, in the aggregate of 5% or more of all issued and outstanding shares of Class A common stock (assuming that all outstanding LLC Interests (other than LLC Interests held by us) are redeemed for newly issued shares of our Class A common stock on a one-for-one basis):
•the appointment of the Company Representative under (and as defined in) the Fluence Energy LLC Agreement, the making of any tax election outside the ordinary course of business, or any change or revocation of any material tax election, or any election to classify Fluence Energy, LLC or any Subsidiary (as defined in the Stockholders Agreement) thereof as a corporation for federal income tax purposes; or
•the (i) resignation, replacement or removal of the Company as the sole manager of Fluence Energy, LLC or (ii) appointment of any additional Person (as defined in the Stockholders Agreement) as a manager of Fluence Energy, LLC.
In addition, the Stockholders Agreement provides that the Company shall not take, and shall cause Fluence Energy, LLC (and its subsidiaries) not to take, certain actions (whether by merger, consolidation or otherwise) without the prior written approval of (i) the AES Related Parties as long as they beneficially own, directly or indirectly, in the aggregate 5% or more of all issued and outstanding shares of Class A common stock (assuming that all outstanding LLC Interests (other than LLC Interests held by us) are redeemed for newly issued shares of our Class A common stock on a one-for-one basis), (ii) the Siemens Related Parties for as long as they beneficially own, directly or indirectly, in the aggregate of 5% or more of all issued and outstanding shares of Class A common stock (assuming that all outstanding LLC Interests (other than LLC Interests held by us) are redeemed for newly issued shares of our Class A common stock on a one-for-one basis) and (iii) QIA Related Parties for as long as they beneficially own, directly or indirectly, in the aggregate 5% or more of all issued and outstanding shares of Class A common stock (assuming that all outstanding LLC Interests (other than LLC Interests held by us) are redeemed for newly issued shares of our Class A common stock on a one-for-one basis):
•any increase or decrease of the size of the Board;
•the reorganization, recapitalization, voluntary bankruptcy, liquidation, dissolution, or winding-up of the Company, Fluence Energy, LLC, or any of their respective subsidiaries; or
•any amendment or modification of the Stockholders Agreement or the organizational documents of the Company, Fluence Energy, LLC or any of its subsidiaries that would adversely modify the rights, preferences or privileges of any of AES Grid Stability, Siemens Industry, or QIA in a materially disproportionate manner to the non-affected stockholders among AES Grid Stability, Siemens Industry, or QIA.
In addition, the Stockholders Agreement provides QIA with certain “tag along” rights to participate in certain sales of shares and LLC Interests by AES Related Parties and Siemens Related Parties and provides AES Related Parties and Siemens Related Parties with certain drag-along rights in respect of QIA's holdings of Class A common stock.
The Stockholders Agreement will terminate upon the earliest to occur of (i) the Continuing Equity Owners ceasing to beneficially own, directly or indirectly, any shares of Class A common stock (assuming that all outstanding LLC Interests (other than LLC Interests held by us) are redeemed for newly issued shares of our Class A common stock on a one-for-

one basis), (ii) the Continuing Equity Owners ceasing to have any director designation rights under the Stockholders Agreement, and (iii) as unanimously agreed between us and the Continuing Equity Owners. In addition, the Stockholders Agreement will terminate (i) as to each of AES Related Parties and Siemens Related Parties upon the AES or Siemens Related Parties, respectively, ceasing to beneficially own, directly or indirectly, any Class A common stock (assuming that all outstanding LLC Interests (other than LLC Interests held by us) are redeemed for newly issued shares of our Class A common stock on a one-for-one basis) and (ii) solely as to QIA Related Parties, at its sole discretion, upon (A) (x) the Board no longer having a QIA director and (y) QIA Related Parties owning, directly or indirectly, less than 5% of all issued and outstanding shares of Class A common stock (assuming that all outstanding LLC Interests (other than LLC Interests held by us) are redeemed for newly issued shares of our Class A common stock on a one-for-one basis) or (B) following a transfer by either the AES Related Parties or Siemens Related Parties of common stock or LLC Interests and the right to designate a director to an unaffiliated third party, in the event QIA Related Parties determine that they would not be able to vote for a director candidate nominated by such third party transferee.
Registration Rights Agreement
On November 1, 2021, we entered into a Registration Rights Agreement with the Continuing Equity Owners. The Registration Rights Agreement provides certain of the Continuing Equity Owners with “demand” registration rights whereby they can require us to register under the Securities Act the offer and sale of shares of Class A common stock issuable to them, at our election (determined solely by our independent directors (within the meaning of the rules of the Nasdaq) who are disinterested), upon redemption or exchange of their LLC Interests. We have agreed to pay certain fees and expenses of the Continuing Equity Holders in connection with the exercise of their registration rights. The Registration Rights Agreement also provides for customary “piggyback” registration rights for all parties to the agreement.
Intellectual Property & Research and Development Agreements
On April 6, 2021, we entered into a patent assignment agreement with Siemens pursuant to which Siemens assigned, sold, and transferred to us the entire right, title, and interest in the United States and all foreign countries, in and to any and all inventions and improvements disclosed in certain identified patent applications, pending patent applications, and granted letter patents.
On June 9, 2021, we entered into amended and restated intellectual property license agreements with each of Siemens and Siemens Industry pursuant to which Siemens entities granted the Company worldwide, non-exclusive, non-transferable, perpetual, royalty-free licenses to conduct certain non-exclusive activities for certain permitted business purposes and to engage in permitted sublicensing thereunder, subject to various exceptions. Similarly, we granted Siemens and Siemens Industry perpetual, non-exclusive, worldwide, non-transferable (subject to certain exceptions under the respective agreements), and sublicenseable rights to do any acts within the current and future fields of the respective businesses of the Siemens group, which are not activities which are exclusive to us and which would otherwise infringe any of the contributed intellectual property, respectively, under fair, reasonable and non-discriminatory royalty terms. No party is permitted to assign their rights or obligations without the consent of the other party thereto.
On September 9, 2021, we entered into an intellectual property assignment agreement with AES (the “Patent Transfer Agreement”), whereby AES assigned certain intellectual property to Fluence that we had previously utilized through a license from AES. In connection with the Patent Transfer Agreement, we entered into a license-back agreement with AES, whereby we granted AES with a worldwide, exclusive (except with respect to the Company), perpetual, irrevocable, sublicensable, non-transferable (except in certain situations), royalty-free, fully paid up license under the 'licensed patents' to develop, improve, make, have made, sell, offer for sale, distribute, import and use 'licensed products' and 'licensed processes', and otherwise commercially exploit the 'licensed patents' in non-exclusive field of business.
On October 27, 2021, we amended our existing Company Name Affix and Trademark License Agreements with each of AES and Siemens. Pursuant to these amended agreements, we are granted the right to use the AES and Siemens marks in the Fluence “name affix”. Pursuant to the Siemens agreement, we are licensed the mark “Siestorage” and pursuant to the AES agreement, we are licensed the use of “AES Energy Storage”. These agreements are terminable upon 90 days written notice by Siemens or AES, respectively; neither agreement has been terminated by Siemens or AES as of January 17, 2025.
From time to time, we have and we may continue to enter into research and development agreements with our related parties, pursuant to which we may collaborate on evaluating and developing energy storage solutions.
Credit Support and Reimbursement Agreement
On June 9, 2021, we entered into the Amended and Restated Credit Support and Reimbursement Agreement with AES and Siemens Industry (the "Credit Support and Reimbursement Agreement") whereby they may, from time to time, agree to furnish credit support to us in the form of direct issuances of credit support to our lenders or other beneficiaries or through their lenders’ provision of letters of credit to backstop our own facilities or obligations. Pursuant to the Credit Support and Reimbursement Agreement, if AES or Siemens Industry agrees to provide a particular credit support (which they are permitted to grant or deny in their sole discretion), they are entitled to receipt of a credit support fee and reimbursement for all amounts paid to our lenders or other counterparties, payable upon demand. The Credit Support and Reimbursement Agreement initially expires on June 9, 2025, and will automatically and indefinitely continue after such date, provided that thereafter either AES or Siemens Industry will be permitted to terminate the agreement effective at any time on or after the initial expiration date by providing not less than six months prior notice. Any credit support under the Credit Support and Reimbursement Agreement will remain in effect after any such termination until such credit support has been replaced by the Company.
In fiscal year 2024, AES and Siemens Corporation provided certain guarantees pursuant to the Credit Support and Reimbursement Agreement in connection with the supply chain financing program detailed below, in exchange for which Fluence paid performance guarantee fees of an aggregate of approximately $297,827 to AES and Siemens Industry. Such fees are included in “Costs of goods and services” on Fluence’s consolidated statements of operations in the Company's audited financial statements in our 2024 Form 10-K.
Equipment and Services Purchase Agreement
On October 27, 2021, we entered into an Amended and Restated Equipment and Services Purchase Agreement with Siemens Industry pursuant to which Siemens Industry agreed to supply electrical balance of plant equipment and related services to us under preferred purchasing conditions. In the ordinary course of business, we have entered into adoption agreements with other Siemens entities generally adopting the preferred purchasing conditions set forth in this master agreement.
Storage Core Frame Purchase Agreements
On October 27, 2021, we entered into amended and restated storage core frame purchase agreements with each of AES Grid Stability and Siemens Industry, pursuant to which AES Grid Stability and Siemens Industry, purchase energy storage equipment and related services from us under preferred purchasing conditions, including most-favored-nation pricing, either for use in their own electrical transmission and distribution projects or for resale to their own end-customers. The term of these agreements commenced upon the consummation of the IPO and shall continue until the earlier of the (x) seven year anniversary thereof and (y) the date on which AES Grid Stability or Siemens Industry or their respective affiliates, as applicable, hold shares representing less than 10% of the then outstanding voting power. If AES Grid Stability and Siemens Industry hold at least 20% of the then-outstanding voting power, they each shall cause their business units to purchase certain of our product offerings exclusively from us. If AES Grid Stability and Siemens Industry hold at least 10% of the then-outstanding voting power, neither it or its affiliates will directly or indirectly engage in any of the defined exclusive activities set forth in the agreement, subject to us maintaining certain sales volume requirements. Upon transfer of title with respect to any equipment purchased thereunder, we will grant such affiliate a non-exclusive, transferable, fully paid-up with no further royalty obligations, worldwide license in and to all intellectual property owed or licensed by us which are necessary for their use and enjoyment of such equipment.
Amended and Restated Master Sales Cooperation Agreement
Siemens Industry and Fluence Energy, LLC are party to an amended and restated master sales cooperation agreement to ensure meeting customer demands, timely delivery of high-quality battery energy storage solutions, and related service and effective order planning and processing. The agreement had an initial term ending on December 31, 2022 and automatically extends by consecutive one-year intervals unless terminated by a party upon three months prior written notice to the other party. There has been no written notice of termination provided to date.
Amended and Restated Master Cooperation Agreement
Fluence Energy, LLC and AES are party to an amended and restated master cooperation agreement that provides for the parties to use commercially reasonable efforts to maximize opportunities to use battery energy storage solutions on a global basis across AES and its affiliates. The agreement provides for the cooperation of the parties on joint business planning, marketing, and training efforts related to the development and sale of battery energy storage solutions. The agreement will continue in effect through October 27, 2025 and automatically extends by consecutive one-year intervals unless terminated by a party upon six months prior written notice to the other party.
Supply Chain Financing
The Company has provided certain of our suppliers with access to a supply chain financing program through a third-party financing institution (“SCF Bank”). This program allows the Company to seek extended payment terms up to 120 days with our suppliers and allows our suppliers to monetize their receivables prior to the payment due date, subject to a discount. The Company does not pledge any assets as collateral under the program. Our suppliers’ ability to continue using such agreements is primarily dependent upon the strength of our financial condition and guarantees issued by AES and Siemens. As of September 30, 2024, AES and Siemens Corporation, a subsidiary of Siemens, issued guarantees of $50.0 million each, for a total of $100.0 million, to SCF Bank on our behalf. These guarantees are provided pursuant to the Credit Support and Reimbursement Agreement above, and the Company pays fees to AES and Siemens Industry connection with the issuance of these guarantees as set forth therein.
Indemnification Agreements
We have entered into indemnification agreements with each of our current directors and executive officers. Our Certificate of Incorporation and our Bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by applicable law.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS
Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at the 2026 Annual Meeting pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Corporate Secretary at our offices at 4601 Fairfax Drive, Suite 600 Arlington, Virginia 22203, in writing not later than September 26, 2025. We suggest that proponents submit their Rule 14a-8 proposals by certified mail, return receipt requested, addressed to our Chief Legal and Compliance Officer and Secretary.
Stockholders intending to present a proposal at our 2026 Annual Meeting, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Bylaws. Our Bylaws require, among other things, that our Corporate Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting of stockholders. Therefore, we must receive notice of such a proposal or nomination for the 2026 Annual Meeting no earlier than the close of business on November 17, 2025 and no later than the close of business on December 17, 2025. The notice must contain the information required by our Bylaws. In the event that the date of the 2026 Annual Meeting is more than 30 days before or more than 60 days after March 17, 2026, then our Secretary must receive such written notice not later than the close of business of the 90th day prior to the 2026 Annual Meeting or, if later, the 10th day following the day on which public disclosure of the date of such meeting is first made by us. SEC rules permit management to vote proxies in its discretion in certain cases if the stockholder does not comply with this deadline and, in certain other cases notwithstanding the stockholder’s compliance with this deadline. In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19(b) under the Exchange Act.
We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.
OTHER MATTERS
Our Board is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is intended that holders of the proxies named on the Company’s proxy card will vote thereon in their discretion.
SOLICITATION OF PROXIES
The accompanying proxy is solicited by and on behalf of our Board, whose Notice of Annual Meeting of Stockholders is attached to this Proxy Statement, and the entire cost of our solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail, and facsimile by our directors, officers, and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians, and other fiduciaries forward soliciting materials to the beneficial owners of shares held by the brokers, nominees, custodians, and other fiduciaries. We will reimburse these persons for their reasonable expenses in connection with these activities.
Certain information contained in this Proxy Statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.
In connection with our solicitation of proxies for our 2026 Annual Meeting, we intend to file a proxy statement and WHITE proxy card with the SEC. Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed with the SEC without charge from the SEC’s website at: www.sec.gov.
HOUSEHOLDING
SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies and helps the environment by conserving natural resources. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can also request prompt delivery of a copy of this Proxy Statement and the Annual Report by contacting Broadridge Financial Solutions, Inc. at (866) 540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.
2024 ANNUAL REPORT
Our 2024 Annual Report, including our 2024 Form 10-K, is being mailed with this Proxy Statement to those stockholders that receive this Proxy Statement in the mail. Stockholders that receive the Notice and Access Card can access our 2024 Annual Report, including our 2024 Form 10-K, at www.proxyvote.com.
Our Annual Report on Form 10-K for the fiscal year ended September 30, 2024 has also been filed with the SEC on November 29, 2024. It is available free of charge at the SEC’s website at www.sec.gov. Upon written request by a stockholder, we will mail without charge a copy of our 2024 Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits. Exhibits to the 2024 Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit(s). All requests should be directed to the Corporate Secretary, Fluence Energy, Inc., 4601 Fairfax Drive, Suite 600, Arlington, Virginia, 22203.
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This Proxy Statement contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Exchange Act. Forward-looking statements are statements about future events and are based on our current expectations. These forward-looking statements may be identified by the words “believe,” “expect,” “hope,” “target,” “anticipate,” “intend,” “plan,” “seek,” “estimate,” “potential,” “project,” “scheduled,” "commits", “forecast,” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” or “may.” Any statement that reflects expectations, assumptions or projections about the future, other than statements of historical fact, is a forward-looking statement. Where we express an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, our forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from future results expressed, projected, or implied by those forward-looking statements. Important factors that could cause actual results and events to differ from those described in such forward-looking statements can be found in the risk factors and forward-looking statements cautionary language contained in our 2024 Form 10-K, our quarterly reports on Form 10-Q, and in other filings made with the SEC. Although we have attempted to identify those material factors that could cause actual results or events to differ from those described in such forward-looking statements, there may be other factors that could cause actual results or events to differ from those anticipated, estimated, or intended. Many of these factors are beyond our ability to control or predict. Given these uncertainties, investors are cautioned not to place undue reliance on our forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

INCORPORATION BY REFERENCE
The Audit Committee Report shall not be deemed soliciting material or filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by us under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate such information by reference. In addition, this document includes references to our website; however, the information contained on our website, or any other website, is not incorporated by reference into or otherwise made a part of this Proxy Statement.
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ONLINE, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE, AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.

By Order of the Board of Directors

Vincent W. Mathis
Senior Vice President, Chief Legal and Compliance Officer, and Secretary
January 24, 2025

FLUENCE
A Siemens and AES Company

FLUENCE ENERGY, INC.
4601 FAIRFAX DRIVE, SUITE 600
ARLINGTON, VA 22203

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on March 16, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/FLNC2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on March 16, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V60315-P22634

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FLUENCE ENERGY, INC.

The Board of Directors recommends you vote FOR the following:

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

NOMINEES:

01) Cynthia Arnold
02) Herman Bulls
03) Ricardo Falu
04) Elizabeth Fessenden
05) Harald von Heynitz
06) Barbara Humpton
07) Peter Chi-Shun Luk
08) Axel Meier
09) Letitia ("Tish") Mendoza
10) Julian Nebreda
11) John Christopher ("Chris") Shelton
12) Simon James Smith

The Board of Directors recommends you vote FOR the following proposals:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

V60316-P22634

Fluence Energy, Inc.
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MARCH 17, 2025
10:00 a.m. Eastern Time
This proxy is solicited on behalf of the Board of Directors

The undersigned stockholder(s) hereby appoints(s) Julian Nebreda, Ahmed Pasha and Vincent W. Mathis or any of them, as proxies, with power of substitution to each, to represent and to vote as designated on the reverse side of this proxy card, all the shares of common stock of Fluence Energy, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/FLNC2025. For instructions on how to attend and vote these shares at the Annual Meeting, see the information in the accompanying Proxy Statement in the section titled "Questions and Answers About the Annual Meeting, Proxy Materials, and Voting - How can I attend and vote at the Annual Meeting?"

Such proxies are authorized to vote in their discretion (x) for the election of any person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (y) on any matter that the Board of Directors did not know would be presented at the Annual Meeting by a reasonable time before the proxy solicitation was made, and (z) on such other business as may properly be brought before the meeting or any adjournment, continuation, or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations as indicated on the reverse side.

Continued and to be signed on reverse side